UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PPL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PPL Corporation

Notice of Annual Meeting May 16, 2012 and Proxy Statement

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Notice of Annual Meeting of Shareowners

Time and Date	10:00 a.m., Eastern Daylight Time, on Wednesday, May 16, 2012.

Place	Zoellner Arts Center 420 East Packer Ave. Bethlehem, Pennsylvania

Items of Business

• To elect eleven directors, as listed in this Proxy Statement, for a term of one year.

• To approve the PPL Corporation 2012 Stock Incentive Plan.

• To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2012.

• To conduct an advisory vote to approve named executive officer compensation.

• To consider one shareowner proposal, if properly presented.

• To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date	You can vote if you were a shareowner of record on February 29, 2012.

Proxy Voting	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the headings “General Information — How do I vote as a shareowner of record?” and “— How do I vote as a beneficial owner?”

By Order of the Board of Directors,

Robert J. Grey Senior Vice President, General Counsel and Secretary

April 3, 2012

Important Notice Regarding the Availability of Proxy

Materials for the Shareowner Meeting to Be Held on May 16, 2012:

This Proxy Statement and the Annual Report to Shareowners are available at

http://www.pplweb.com/PPLCorpProxy

(i)

(ii)

PPL CORPORATION

Two North Ninth Street

Allentown, Pennsylvania 18101

Proxy Statement

Annual Meeting of Shareowners

May 16, 2012

10:00 a.m. (Eastern Daylight Time)

We are providing these proxy materials in connection with the solicitation by the Board of Directors of PPL Corporation of proxies to be voted at the company’s Annual Meeting of Shareowners to be held on May 16, 2012, and at any adjournment or postponement of the Annual Meeting. Directors, officers and other company employees may also solicit proxies by telephone or otherwise. Brokers, banks and other holders of record will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. We first released this proxy statement and the accompanying proxy materials to shareowners on or about April 3, 2012.

GENERAL INFORMATION

On what matters am I voting?

There are five proposals scheduled to be voted on at the meeting:

•	the election of eleven directors for a term of one year, as listed in this proxy statement;

•	the approval of the PPL Corporation 2012 Stock Incentive Plan;

•	the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2012;

•	an advisory vote to approve named executive officer compensation; and

•	the consideration of one shareowner proposal, if properly presented to the meeting.

Who can vote?

Holders of PPL Corporation common stock as of the close of business on the record date, February 29, 2012, may vote at the Annual Meeting, either in person or by proxy. Each share of PPL Corporation common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareowner of record and as a beneficial owner?

If your shares are registered directly in your name with PPL Corporation’s transfer agent, Wells Fargo Bank, N.A., you are considered, with respect to those shares, the “shareowner of record.” The Notice of Annual Meeting, Proxy Statement, 2011 Annual Report, proxy card and accompanying documents have been sent directly to you by PPL Corporation.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name,” and the “shareholder of record” of your shares is your broker, bank or other holder of record. The Notice of Annual Meeting, Proxy Statement, 2011 Annual Report, proxy card and accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record to vote your shares by using the voting instruction card included in their mailing or by following their instructions for voting by telephone or on the Internet, if offered. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares. Please understand that, if you are a beneficial owner the company does not know that you are a shareowner, or how many shares you own.

How do I vote as a shareowner of record?

If you are a shareowner of record, or registered holder, you can vote by mail, by telephone, on the Internet or in person at the Annual Meeting.

•	By mail

Be sure to complete, sign and date the proxy card and return it in the postage-paid envelope we have provided. If you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

If the postage-paid envelope is missing, please mail your completed proxy card to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

•	By telephone or on the Internet

The telephone and Internet voting procedures we have established are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

By telephone: You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

On the Internet: Please access the website indicated on your proxy card and be sure to have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities for shareowners of record will be available 24 hours a day and will close at 11:59 p.m., Central Daylight Time, on May 15, 2012.

•	In person at the Annual Meeting

You may come to the Annual Meeting and cast your vote there, either by proxy or by ballot. Please bring your admission ticket with you to the Annual Meeting.

If you mail to us your properly completed and signed proxy card, or vote by telephone or on the Internet, your shares of PPL Corporation common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees listed for director;

•	FOR the approval of the PPL Corporation 2012 Stock Incentive Plan;

•	FOR the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2012;

•	FOR the advisory vote to approve named executive officer compensation; and

•	AGAINST the shareowner proposal.

We do not expect that any other matters will be brought before the Annual Meeting. By giving your proxy, however, you appoint the persons named as proxies as your representatives at the meeting. If an issue comes up for vote at the Annual Meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

How do I vote as a beneficial owner?

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive from them. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please see the attendance requirements discussed under “Who can attend the Annual Meeting?”

As a participant in the PPL Corporation Employee Stock Ownership Plan, how do I vote shares held in my plan account?

If you are a participant in our Employee Stock Ownership Plan, you have the right to provide voting directions to the plan trustee, Fidelity Investments, by submitting your ballot card for those shares of our common stock that are held by the plan and allocated to your account. Plan participant ballots are treated confidentially. Full and fractional shares credited to your account under the plan as of February 29, 2012 will be voted by the trustee in accordance with your instructions. Participants may not vote in person at the Annual Meeting. Similar to the process for shareowners of PPL Corporation common stock, you may vote by mail, telephone or on the Internet. To allow sufficient time for voting by the trustee of the plan, your ballot must be returned by the close of business on May 11, 2012 if by mail and, if voting by telephone or on the Internet, by 11:59 p.m., Central Daylight Time, on May 11, 2012. Please follow the ballot instructions specific to the participants in the Employee Stock Ownership Plan.

If you do not return your ballot, or return it unsigned, or do not vote by phone or on the Internet, the plan provides that the trustee will vote your shares in the same percentage as shares held by participants for which the trustee has received timely voting instructions. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974.

May I change or revoke my vote?

Any shareowner giving a proxy has the right to revoke it at any time before it is voted by:

•	giving notice in writing to our Corporate Secretary, provided such statement is received not later than the close of business on May 15, 2012;

•	providing a later-dated vote using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares in your own name or as the beneficial owner in the name of a broker, bank or other holder of record. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms, banks or other holders of record generally have the authority to vote customers’ unvoted shares on certain routine matters. For example, if your shares are held in the name of a brokerage firm, bank or other holder of record, such firm can vote your shares for the ratification of the appointment of Ernst & Young LLP, as this matter is considered routine under the applicable rules. The company urges you to instruct your broker, bank or other holder of record on how to vote your shares.

Who can attend the Annual Meeting?

If you are a shareowner of record, your admission ticket is enclosed with your proxy card. If you hold shares through the Employee Stock Ownership Plan, your admission ticket is the letter enclosed with your ballot card. You will need to bring your admission ticket, along with picture identification, to the meeting. If you own shares as a beneficial owner (in street name), please bring to the meeting proof of your PPL common stock ownership, such as your most recent brokerage statement, or an ownership confirmation letter from your broker, or a portion of your PPL voting instruction card sent to you by your broker, along with picture identification. PPL will use your brokerage document to verify your ownership of PPL common stock and admit you to the meeting.

What constitutes a quorum?

As of the record date, there were 579,283,630 shares of common stock outstanding, and each share of common stock is entitled to one vote. No shares of preferred stock of the company were outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be present, in person or by proxy, in order to constitute a quorum. If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions, “broker non-votes” and votes withheld from director nominees will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record who holds shares for another person has not received voting instructions from the beneficial owner of the shares and, under New York Stock Exchange, or NYSE, listing standards, does not have discretionary authority to vote on a proposal.

What vote is needed for these proposals to be adopted?

•	Election of Directors (Proposal 1)

The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected. Authority to vote for any individual nominee can be withheld by writing the number, which is beside that person’s name in the list of nominees, in the box provided to the right of such list on the accompanying proxy or by following the instructions if voting by telephone or on the Internet.

In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation following the final tabulation of shareowner votes. Your Board of Directors will decide whether to accept the resignation within 90 days following the final vote tabulation, through a process managed by the Compensation, Governance and Nominating Committee, excluding any director in question. Thereafter, your Board of Directors promptly will disclose its decision whether to accept the director’s resignation (and the reasons for rejecting the resignation, if applicable) in a Form 8-K filed with the Securities and Exchange Commission.

•	All Other Proposals

Each other matter to be submitted to shareowners requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareowners voting as a single class.

Proposal 1 (election of directors) is not considered a routine matter as to which a broker, bank or other holder of record may vote in their discretion on behalf of clients who have not furnished voting instructions with respect to an uncontested director election. Because the company has a plurality voting standard for the election of directors, broker non-votes and abstentions will not affect the outcome of the vote on this proposal.

Proposals 2, 4 and 5 are “non-routine” matters under NYSE rules, and brokerage firms, banks or other holders of record are prohibited from voting on each of these proposals without receiving instructions from the beneficial owners of the shares. Broker non-votes will not be considered as votes cast and will have no effect on the outcome of the vote. Abstentions will likewise not be treated as votes cast for purposes of these proposals and will have no effect on the outcome of the vote.

Proposal 3 (ratification of auditors) is considered to be a “routine” matter under NYSE rules, and brokers, banks or other holders of record may vote in their discretion on behalf of clients who have not furnished voting instructions. Abstentions will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

Who conducts the proxy solicitation and how much will it cost?

PPL Corporation will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to the solicitation by mail, a number of regular employees may solicit proxies in person, over the Internet, by telephone or by facsimile. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting, and we expect that the remuneration to Innisfree for its services will not exceed $15,000, plus reimbursement for out-of-pocket expenses. Brokers, dealers, banks and other holders of record who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares, and we will reimburse them for their expenses.

Who can assist me if I have questions about the annual meeting or need help voting my shares?

Your vote is important! If you need any help voting your shares or have questions about the annual meeting, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareowners may call toll-free at 877-825-8730

Banks and Brokers may call collect at 212-750-5833

How does the company keep voter information confidential?

To preserve voter confidentiality, we voluntarily limit access to shareowner voting records to certain designated employees of PPL Services Corporation. These employees sign a confidentiality agreement that prohibits them from disclosing the manner in which a shareowner has voted to any employee of PPL affiliates or to any other person (except to the Judges of Election or the person in whose name the shares are registered), unless otherwise required by law.

What is householding, and how does it affect me?

Beneficial owners of common stock in street name may receive a notice from their broker, bank or other holder of record stating that only one proxy statement and/or other shareowner communications and notices will be delivered to multiple security holders sharing an address. This practice, known as “householding,” will reduce PPL’s printing, shipping and postage costs. Beneficial owners who participate in householding will continue to receive separate proxy forms.

If any beneficial owner wants to revoke consent to this practice and wishes to receive his or her own documents and other communications, however, then he or she must contact the broker, bank or other holder of record with a notice of revocation. Any shareowner may obtain a copy of such documents now or in the future from PPL promptly upon request to the address and phone number for PPL listed on the back cover page of this proxy statement. If beneficial owners sharing an address wish to receive single copies of such materials in the future, they should contact their broker, banker or other holder of record.

When are the 2013 shareowner proposals due?

To be included in the proxy material for the 2013 Annual Meeting, any proposal intended to be presented at that Annual Meeting by a shareowner must be received by the Secretary of the company in writing no later than December 4, 2012:

Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

To be properly brought before the Annual Meeting, any other proposal must be received no later than 75 days in advance of the date of the 2013 Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Eleven members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareowners. Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

The Board of Directors has no reason to believe that any of the nominees will become unavailable for election, but, if any nominee should become unavailable prior to the Annual Meeting, the accompanying proxy will be voted for the election of such other person as the Board of Directors may recommend in place of that nominee.

The proxies appointed by the Board of Directors intend to vote the proxy for the election of each of these nominees, unless you indicate otherwise on the proxy or ballot card.

The following pages contain biographical information about the nominees. See also “Director Nomination Process” on page 16 regarding information concerning the particular experience, qualifications, attributes and/or skills that led the Compensation, Governance and Nominating Committee and the Board to determine that each nominee should serve as a director. In addition, a majority of our directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Directors:

FREDERICK M. BERNTHAL, 69, is the retired President of Universities Research Association (“URA”), a position he held from 1994 until March 2011. Located in Washington, D.C., URA is a consortium of 87 research universities engaged in the construction and operation of major research facilities on behalf of the U.S. Department of Energy and the National Science Foundation. Dr. Bernthal served from 1990 to 1994 as Deputy Director of the National Science Foundation, from 1988 to 1990 as Assistant Secretary of State for Oceans, Environment and Science, and from 1983 to 1988 as a member of the U.S. Nuclear Regulatory Commission. He received a Bachelor of Science degree in chemistry from Valparaiso University and a Ph.D. in nuclear chemistry from the University of California at Berkeley. Dr. Bernthal is chair of the Nuclear Oversight Committee and a member of the Audit and Executive Committees. He has been a director since 1997.

JOHN W. CONWAY, 66, is Chairman of the Board, President and Chief Executive Officer of Crown Holdings, Inc. of Philadelphia, Pennsylvania, a position he has held since 2001. Prior to that time, he served as President and Chief Operating Officer. Crown is an international manufacturer of packaging products for consumer goods. Mr. Conway joined Crown in 1991 as a result of its acquisition of Continental Can International Corporation. Prior to 1991, he served as President of Continental Can and in various other management positions. Mr. Conway is the past Chairman of the Can Manufacturers Institute. He received his B.A. in Economics from the University of Virginia and his law degree from Columbia Law School. He is a member of the Executive and Finance Committees. He also serves as the lead director and presiding director who chairs executive sessions of the independent directors. He has been a director since 2000.

STEVEN G. ELLIOTT, 65, is the retired senior vice chairman of The Bank of New York Mellon Corporation, an investment management and investment servicing company. He served in that position from 1998 until his retirement in December 2010. He joined Mellon in 1987 as executive vice president and head of the finance department. He was named chief financial officer in 1990, vice chairman in 1992 and senior vice chairman in 1998. Before joining Mellon, he had held senior officer positions at First Commerce Corporation, New Orleans; Crocker National Bank, San Francisco; Continental Illinois National Bank, Chicago; and First Interstate Bank of California. He served as a director of Mellon Financial Corporation from 2001 until the July 2007 merger and then as a director of BNY Mellon through July 2008. He also serves as a director of Huntington Bancshares Incorporated and AllianceBernstein Corporation. Mr. Elliott earned a bachelor’s degree in finance from the University of Houston and a master’s degree in business administration from Northwestern University’s Kellogg School of Management. He is a certified public accountant. He also serves on the board of the Pittsburgh Cultural Trust. He is chair of the Audit Committee and a member of the Finance Committee and has been a director since January 2011.

LOUISE K. GOESER, 58, is President and Chief Executive Officer of Grupo Siemens S.A. de C.V. and is responsible for Siemens Mesoamérica. Siemens Mesoamérica is the Mexican, Central American and Caribbean unit of multinational Siemens AG, a global engineering company operating in the industry, energy and healthcare sectors. Before accepting this position in March 2009, Ms. Goeser served as President and Chief Executive Officer of Ford of Mexico from January 2005 until November 2008. Ford of Mexico manufactures cars, trucks and related parts and accessories. Prior to this position, she served as Vice President, Global Quality for Ford Motor Company, a position she had held since 1999. In that position, she was responsible for ensuring superior quality in the design, manufacture, sale and service of all Ford cars, trucks and components worldwide. Prior to 1999, she served as Vice President for Quality at Whirlpool Corporation, and served in various leadership positions with Westinghouse Electric Corporation. Ms. Goeser received a bachelor’s degree in mathematics from Pennsylvania State University and a master’s degree in business administration from the University of Pittsburgh. She also serves as a director of MSC Industrial Direct Co., Inc. and of HSBC Mexico. She is a member of the Compensation, Governance and Nominating Committee and has been a director since 2003.

STUART E. GRAHAM, 66, retired in April 2008 as President and Chief Executive Officer of Sweden-based Skanska AB, an international project development and construction company. He continued to serve as chairman of Skanska USA Inc., a U.S. subsidiary, until May of 2011.
Mr. Graham was named President and CEO of Skanska AB and was elected to its board of directors in 2002. From 2000 to 2002, Mr. Graham served as executive vice president and as a member of the senior executive team of Skanska AB. Mr. Graham’s career includes more than four decades of experience in the infrastructure and construction industry, including executive management responsibilities for Skanska’s business units in the United States, the United Kingdom, Hong Kong and South America. He is past chairman of the Engineering and Construction Governors Council of the World Economic Forum and founded the Engineering and Construction Risk Institute. He also serves as a member of the board of directors of Harsco Corporation, Industrivärden AB and Skanska AB, and formerly served on the Board of Securitas AB. Mr. Graham graduated from Holy Cross College with a B.S. in economics. He is a member of the Compensation, Governance and Nominating Committee, the Executive Committee and the Nuclear Oversight Committee. He has been a director since 2008.

STUART HEYDT, 72, retired in 2000 as Chief Executive Officer of the Geisinger Health System, a nonprofit healthcare provider, a position he held since 1991. He is past president and a Distinguished Fellow of the American College of Physician Executives. Dr. Heydt attended Dartmouth College and received an M.D. from the University of Nebraska. He is a member of the Audit, Compensation, Governance and Nominating, Executive and Nuclear Oversight Committees. Dr. Heydt has been a director since 1991.

RAJA RAJAMANNAR, 50, is Executive Vice President, Senior Business, and Chief Transformation Officer of WellPoint, Inc., one of the nation’s largest health benefits companies. Prior to joining WellPoint in March of 2012, he served as Senior Vice President & Chief Innovation and Marketing Officer for Humana Inc., a health care company that offers a wide range of insurance products and health and wellness services. He held that position from April 2009 until March 2012. Prior to joining Humana, Mr. Rajamannar had 24 years of global business management experience, including 15 years with Citigroup, the New York-based banking conglomerate. Mr. Rajamannar served as Executive Vice President and Chief Marketing Officer of the Global Cards division of Citigroup from 2006 to 2008, managing the bank’s value, cash and rewards businesses, as well as the automotive and telecommunications sectors. He also headed the new product development and new payment technologies groups. From 2004 to 2006, he was Chairman and Chief Executive Officer of Diners Club North America. From 1994 to 2004, he served in other senior marketing and sales positions at Citigroup in London and Dubai. Prior to joining Citigroup in 1994, Mr. Rajamannar held marketing and sales positions at Unilever in India from 1988 to 1994, and was a senior product manager at Asian Paints Limited in India. Mr. Rajamannar earned a bachelor of technology degree in chemical engineering from Osmania University in Hyderabad, India, and a master’s degree in business administration from the Indian Institute of Management in Bangalore, India. He is a member of the Audit and Finance Committees. Mr. Rajamannar has been a director since July 2011.

CRAIG A. ROGERSON, 55, is Chairman, President and Chief Executive Officer of Chemtura Corporation, a position he has held since December 2008. Chemtura, located in Middlebury, Connecticut, is a global manufacturer and marketer of specialty chemicals, crop protection and pool, spa and home care products. Mr. Rogerson served as President, Chief Executive Officer and director of Hercules Incorporated from December 2003 until its acquisition by Ashland, Incorporated in November 2008. Located in Wilmington, Delaware, Hercules was a global manufacturer and marketer of specialty chemicals and related services for a broad range of business, consumer and industrial applications. Mr. Rogerson joined Hercules in 1979 and served in a number of management positions before leaving the company to serve as President and Chief Executive Officer of Wacker Silicones Corporation in 1997. In May 2000, Mr. Rogerson rejoined Hercules and was named President of its BetzDearborn Division in August 2000. Prior to being named CEO of Hercules in December 2003, Mr. Rogerson held a variety of senior management positions with the company, including president of the FiberVisions and Pinova Divisions, Vice President of Global Procurement and Chief Operating Officer. Mr. Rogerson serves on the boards of the American Chemistry Council and the Society of Chemical Industry. He holds a chemical engineering degree from Michigan State University. He is chair of the Compensation, Governance and Nominating Committee, and is also a member of the Executive and Nuclear Oversight Committees. He has been a director since 2005.

WILLIAM H. SPENCE, 55, is Chairman, President and Chief Executive Officer of PPL Corporation. Prior to his current appointment as Chairman in April 2012, Mr. Spence was named Chief Executive Officer and appointed to the board of directors of PPL Corporation in November 2011, was named President and Chief Operating Officer in July 2011, and served as Executive Vice President and Chief Operating Officer since June of 2006. Prior to joining PPL in June 2006, Mr. Spence had 19 years of service with Pepco Holdings, Inc. and its heritage companies, Delmarva Power and Conectiv. He served as Senior Vice President of Pepco Holdings from August 2002 and as Senior Vice President of Conectiv Holdings since September 2000. He joined Delmarva Power in 1987 in that company’s regulated gas business, where he held various management positions before being named Vice President of Trading in 1996. Mr. Spence also serves on the boards of several wholly owned subsidiaries of PPL Corporation. Mr. Spence earned a bachelor’s degree in petroleum and natural gas engineering from Penn State University and a master’s degree in business administration from Bentley College. He is chair of the Executive Committee and chair of the Corporate Leadership Council, an internal committee comprised of the senior officers of PPL Corporation. Mr. Spence has been a director since November 2011.

NATICA VON ALTHANN, 61, is currently a founding partner of C&A Advisors, a consulting firm in the financial services and risk management areas. She retired in June 2008 as the Senior Credit Risk Management Executive for Bank of America, and Chief Credit Officer of U.S. Trust, an investment management company. Prior to being appointed to the Bank of America position in 2007 after U.S. Trust was acquired by Bank of America, Ms. von Althann served as Chief Credit Officer of U.S. Trust since 2003. Prior to joining U.S. Trust in 2003, Ms. von Althann served as managing director at IQ Venture Partners, an investment banking boutique. Previously, she spent 26 years at Citigroup, including in a number of senior management roles. During her time at Citigroup, among other positions, she served as managing director and co-head of Citicorp’s U.S. Telecommunications-Technology group, managing director and global industry head of the Retail and Apparel group and division executive and market region head for Latin America in the Citigroup private banking group. Ms. von Althann earned a bachelor’s degree in political science from Bryn Mawr College and completed master’s level work in Iberian and Latin American history at the University of Cologne, Germany. She serves as a director of TD Bank, N.A. and also serves on the board of Neighbors Link, a nonprofit organization in Mt. Kisco, New York. She is chair of the Finance Committee and is a member of the Audit and Nuclear Oversight Committees. She has been a director since 2009.

KEITH H. WILLIAMSON, 59, is Senior Vice President, Secretary and General Counsel of Centene Corporation, a position he has held since 2006. Centene Corporation is located in St. Louis, Missouri and is a multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income and the State Children’s Health Insurance Program. He previously served as President of the Capital Services Division of Pitney Bowes Inc., a position he held since 1999. Pitney Bowes is a global provider of integrated mail, messaging and document management solutions headquartered in Stamford, Connecticut. Mr. Williamson joined Pitney Bowes in 1988 and held a series of positions in the company’s tax, finance and legal operations, including oversight of the treasury function and rating agency activity. Mr. Williamson earned a B.A. from Brown University, a J.D. and M.B.A. from Harvard University and an LL.M. in taxation from New York University Law School. He is a member of the Finance Committee and has been a director since 2005.

Your Board of Directors recommends that shareowners

vote FOR Proposal 1, the election of these nominees for director

GOVERNANCE OF THE COMPANY

Board of Directors

Attendance. The Board of Directors met seven times during 2011. Each director attended at least 75% of the meetings held by the Board and the committees on which he or she served during the year. The average attendance of directors at Board and Committee meetings held during 2011 was 96%. Directors are expected to attend all meetings of shareowners, the Board, and the Committees on which they serve. All 10 of our then-serving directors attended the 2011 Annual Meeting of Shareowners.

Independence of Directors. The Board has established guidelines to assist it in determining director independence, which conform to the independence requirements of the NYSE listing standards. In addition to applying these guidelines, which are summarized below and are available in the Corporate Governance section of our website (www.pplweb.com/about/corporate+governance), the Board considers all relevant facts and circumstances in making an independence determination. The Board determined that the following 10 directors (constituting all of PPL’s non-employee directors) are independent from the company and management pursuant to its independence guidelines: Drs. Bernthal and Heydt, Messrs. Conway, Elliott, Graham, Rajamannar, Rogerson and Williamson, and Mmes. Goeser and von Althann.

In reaching this conclusion, the Board considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. From time to time, our subsidiaries have transacted business in the ordinary course with companies with which several of our directors are or were affiliated. In particular, with respect to each of the most recent three completed fiscal years, the Board considered that each of Mr. Conway and Mr. Rajamannar was an officer of a company with which PPL has engaged in business transactions in the ordinary course. The Board reviewed all transactions with each of these companies and determined that the annual amount of revenues received by PPL, with respect to Mr. Conway, or by Mr. Rajamannar’s company in each fiscal year was significantly below one percent of the consolidated gross revenues of PPL and each of these companies. As part of its determination, the Board also considered that the transactions were competitively bid.

The Board determined that all of these relationships were immaterial. Under the categorical standard of independence that the Board adopted for the company, business transactions between the company (and its subsidiaries) and a director’s employer or the employer of the director’s “immediate family member,” as defined by the rules of the NYSE, not involving more than two percent of the employer’s consolidated gross revenues in any fiscal year, will not impair the director’s independence. All of the transactions considered were significantly below one percent of the consolidated gross revenues of any of the companies involved.

Also, pursuant to NYSE standards, a director is not independent from the company and management if, within the last three years, the director or an immediate family member of the director:

•

is or has been an employee of the company (and its subsidiaries), in the case of the director, or is or has been an executive officer of the company (and its subsidiaries), in the case of an immediate family member of the director;

•	has received more than $120,000 in direct compensation from the company (and its subsidiaries) during any 12-month period (excluding director or committee fees);

•	is or was a partner or employee of any of the auditors of the company, subject to certain exceptions;

•	is or was employed as an executive officer of another company where any of the company’s present executive officers at the same time serves or served on the other company’s compensation committee; or

•

is a current employee, in the case of the director, or is a current executive officer, in the case of an immediate family member, of a company that has made payments to, or received payments from, our company for property or services in an amount which exceeds the greater of $1 million, or two percent of such other company’s consolidated gross revenues.

In addition to the independence requirements set forth above, the Board evaluates additional independence requirements under applicable Securities and Exchange Commission, or SEC, rules for directors who are members of the audit committee. If a director is considered independent pursuant to the standards set forth above, the director also will be deemed to be independent for purposes of being a member of our Audit Committee if:

•

the director does not directly or indirectly, including through certain family members, receive any consulting, advisory or other compensatory fee from the company (and its subsidiaries) except in such person’s capacity as a director or committee member; and

•

the director is not an “affiliated person” of the company (or any of its subsidiaries), meaning that the director does not directly or indirectly (through one or more intermediaries) control, is not controlled by or is not under common control with the company (and its subsidiaries), all within the meaning of applicable securities laws.

Executive Sessions; Presiding and Lead Director. The independent directors meet in regular executive sessions during each Board meeting without management present. Effective May 18, 2011, the Board designated Mr. Conway as the presiding director to chair these executive sessions. Mr. Conway also serves as the “lead” director of the Board.
E. Allen Deaver, who retired from the Board on May  18, 2011, served as the presiding and lead director prior to his retirement.

Board Leadership Structure. The positions of Chairman and Chief Executive Officer, or CEO, are held by Mr. Spence. Mr. Conway has served as an independent “lead” director since May 2011. The Board believes that the responsibilities delegated to the lead director are substantially similar to many of the functions typically fulfilled by a board chairman. The Board believes that its lead director position balances the need for effective and independent oversight of management with the need for strong, unified leadership. Of our 11 directors, only Mr. Spence is not independent from the company. All of our committees, with the exception of the Executive Committee on which Mr. Spence serves, are composed entirely of independent directors, and the agendas are driven by the independent chairs through discussions with designated management liaisons. Each independent director is encouraged to, and does, regularly contact management with questions or suggestions for agenda items. The Board does not believe that the establishment of an independent Chairman is necessary or recommended at the present time. The Board continues to have the right to separate those roles if it were to determine that such a separation would be in the best interest of the company, its shareowners and other stakeholders.

The lead director serves in the following roles:

•	presides at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors that occur at each Board meeting;

•	serves as an adviser to the Chairman and CEO, as well as a non-exclusive liaison between the independent directors and the Chairman and CEO;

•	responds to shareowner and other stakeholder questions that are directed to the presiding or lead director, as well as to the independent directors as a group;

•

periodically reviews or suggests meeting agendas and schedules for the Board and at least annually solicits suggestions from the Board on meeting topics, such as strategy, management performance and governance matters; and

•	fulfills such other responsibilities as the Board may from time to time request.

The Corporate Secretary’s Office, together with any other key employees requested by the lead director, provides support to the lead director in fulfilling his role.

Guidelines for Corporate Governance. You can find the full text of our Guidelines for Corporate Governance in the Corporate Governance section of our website (www.pplweb.com/about/corporate+governance).

Communications with the Board. Shareowners or other parties interested in communicating with the lead director, with the Board or with the independent directors as a group may write to the following address:

The Lead Director or the Board of Directors

c/o Corporate Secretary’s Office

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

The Corporate Secretary’s Office forwards all correspondence to the respective Board members, with the exception of commercial solicitations, advertisements or obvious “junk” mail. Concerns relating to accounting, internal controls or auditing matters are to be brought immediately to the attention of the company’s Office of Business Ethics and Compliance and are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics. We maintain a code of business conduct and ethics, our Standards of Integrity, which are applicable to all Board members and employees of the company and its subsidiaries, including the principal executive officer, the principal financial officer and the principal accounting officer of the company. You can find the full text of the Standards in the Corporate Governance section of our website (www.pplweb.com/about/corporate+governance).

Board Committees

The Board of Directors has five standing committees:

•	the Executive Committee;

•	the Compensation, Governance and Nominating Committee;

•	the Finance Committee;

•	the Nuclear Oversight Committee; and

•	the Audit Committee.

Each non-employee director usually serves on one or more of these committees. All of our committees, with the exception of the Executive Committee, are composed entirely of independent directors. Each committee has a charter, all of which are available in the Corporate Governance section of the company’s website (www.pplweb.com/about/corporate+governance).

Executive Committee. During periods between Board meetings, the Executive Committee may exercise all of the powers of the Board of Directors, except that the Executive Committee may not elect directors, change the membership of or fill vacancies in the Executive Committee, fix the compensation of the directors, change the Bylaws, or take any action restricted by the Pennsylvania Business Corporation Law or the Bylaws (including actions committed to another Board committee). The Executive Committee met six times in 2011. The members of the Executive Committee are Mr. Spence (chair), Drs. Bernthal and Heydt, and Messrs. Conway, Graham and Rogerson. Mr. Miller retired from the Board on March 31, 2012, and Mr. Spence was appointed to the Executive Committee effective April 1, 2012.

Compensation, Governance and Nominating Committee. The principal functions of the Compensation, Governance and Nominating Committee, or CGNC, are:

•

to review and evaluate at least annually the performance of the chief executive officer and other senior officers of the company and its subsidiaries, and to set their remuneration, including incentive awards;

•	to review management’s succession planning;

•	to identify and recommend to the Board of Directors candidates for election to the Board;

•	to review the fees paid to outside directors for their services on the Board of Directors and its Committees;

•	to establish and administer programs for evaluating the performance of Board members; and

•	to develop and recommend to the Board corporate governance guidelines for the company.

All of the members of the CGNC are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.” In addition, each member of the CGNC is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. This committee met five times in 2011. The members of the CGNC are Mr. Rogerson (chair), Ms. Goeser, Mr. Graham and Dr. Heydt. Mr. Rogerson became the chair in May 2011.

Compensation Processes and Procedures

Decisions regarding the compensation of our executive officers are made by the CGNC. Specifically, the CGNC has strategic and administrative responsibility for a broad range of issues, including ensuring that we compensate executive officers effectively and in a manner consistent with our stated compensation strategy. The CGNC also oversees the administration of our executive compensation plans, including the design of, and performance measures and award opportunities for, the executive incentive programs, and some employee benefits.

The CGNC periodically reviews executive officer compensation to ensure that compensation is consistent with our compensation philosophy, company and personal performance, changes in market practices and changes in an individual’s responsibilities. At the CGNC’s January in-person meeting each year, the CGNC reviews the performance of executive officers and makes awards for the just-completed calendar year.

To assist in its efforts to meet the objectives outlined above, the CGNC retains Pay Governance, LLC, an independent consulting firm, to advise it on a regular basis on executive compensation programs. Pay Governance provides additional information to the CGNC so that it can determine whether the company’s executive compensation programs are reasonable and consistent with competitive practices. Representatives of Pay Governance regularly participate in CGNC meetings and provide advice as to compensation trends and best practices, plan design and competitive market comparisons.

The CGNC regularly engages Pay Governance to provide the following information and analyses:

•	Utility Industry Executive Compensation Trends Presentation — provides a report on current trends in utility industry executive compensation.

•	Director Pay Analysis — reviews the pay program for PPL’s non-employee directors relative to a group of utility companies and to a broad spectrum of general industry companies.

•

Executive Compensation Analysis — provides a review of compensation for the executive officer positions at PPL, including all of the named executive officers. This review includes both utility and general industry medians, and it results in a report on the compensation of executive officers and competitive market data.
A detailed discussion of the competitive market comparison process is provided below, in “Compensation Discussion and Analysis —Market Compensation Analysis.”

•

Change in Control Analysis — conducted annually to prepare calculations of severance benefit and tax gross-up values for named executive officers for disclosure in the proxy statement (see “Termination Benefits” beginning on page 71 and “Potential Payments upon Termination or Change in Control of PPL Corporation” table on page 77).

Additionally, management may request analyses or information from Pay Governance in order to assist it in the administration of the executive compensation programs, including competitive analysis on new executive positions and valuation support for the company’s stock award program — such as Black-Scholes calculations for stock options and the valuation of performance unit grants for accounting purposes.

The vice president of Human Resources and Services is management’s liaison to the CGNC, and his staff provides support for the CGNC and regularly interacts with Pay Governance.

Annually, the CGNC requests that Pay Governance present emerging issues and trends in executive compensation among the largest U.S. utilities at its July meeting and continues with a detailed analysis of competitive pay levels and practices at its year-end meeting. The CGNC uses this analysis to provide a general understanding of current market practices when it assesses performance and considers salary levels and incentive awards at its January meeting following the performance year.

Based on a business plan approved by the Board of Directors, the CGNC considers the related goals for the annual cash incentive program and the long-term incentive program for the upcoming year, based on industry and market conditions and other factors. All incentive goals for executive officers are reviewed and approved by the CGNC.

The CGNC has the authority to review and approve annually the compensation structure, including goals and objectives, of the chief executive officer, or CEO, and other executive officers who are subject to Section 16 of the Exchange Act, including all of the executive officers named in this proxy statement. The CEO reviews with the CGNC his evaluation of the performance and leadership of: (1) the executive officers who report directly to him, including the presidents of the major business lines; and (2) the treasurer and the controller, with input from the chief financial officer. The CEO presents his compensation recommendations to the CGNC, and based in large part on such recommendations, the CGNC approves the annual compensation, including salary, incentive compensation and other remuneration of such executive officers. In preparing his recommendations, the CEO may discuss his evaluations and potential recommendations with the vice president of Human Resources and Services and representatives of Pay Governance. The CEO does not discuss his own compensation with Pay Governance or with the CGNC.

The CGNC manages a process for the Board of Directors to evaluate our CEO. Each director, other than the CEO, completes an evaluation of the CEO and submits the evaluation to the Chair of the

CGNC. The evaluation is presented to the outside directors of the Board and discussed at the January meeting.
A summary evaluation is compiled by the Chair of the CGNC, who then discusses the evaluation with the CEO. The CGNC determines the CEO’s salary and incentive awards at its January meeting, based on the Board’s evaluation.

The Board of Directors, with recommendations from the CGNC, determines the amount and form of director compensation. Pay Governance also assists the CGNC with this determination.

The CGNC has retained Pay Governance to provide executive compensation consulting services as an independent consultant. The CGNC annually reviews and approves total expenditures paid to Pay Governance.

Director Nomination Process

The CGNC establishes guidelines for new directors and evaluates director candidates. In considering candidates, the CGNC seeks individuals who possess strong personal and professional ethics, high standards of integrity and values, independence of thought and judgment and who have senior corporate leadership experience. The company believes that prior business experience is valuable, and it seeks candidates who have certain prior experience relevant to serving on the Board, such as financial, operating and nuclear.

In addition, the CGNC seeks individuals who have a broad range of demonstrated abilities and accomplishments beyond corporate leadership. These abilities include the skill and expertise sufficient to provide sound and prudent guidance with respect to all of the company’s operations and interests. The CGNC believes that, while diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee, the CGNC focuses on skills, expertise or background that would complement the existing board, recognizing that the company’s businesses and operations are diverse and global in nature. Our directors come from diverse backgrounds including industrial, financial, non-profit and healthcare. Finally, the CGNC seeks individuals who are capable of devoting the required amount of time to serve effectively, including preparation time and attendance at Board, committee and shareowner meetings.

Nominations for the election of directors may be made by the Board of Directors, the CGNC or any shareowner entitled to vote in the election of directors generally. The CGNC screens all candidates in the same manner regardless of the source of the recommendation. The CGNC’s review is typically based on any written materials provided with respect to the candidate. The CGNC determines whether the candidate meets the company’s general qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

If the CGNC or management identifies a need to add a new Board member to fulfill a special requirement or to fill a vacancy, the CGNC usually retains a third-party search firm to identify a candidate or candidates. The CGNC seeks prospective nominees through personal referrals, independent inquiries by directors and search firms. Once the CGNC has identified a prospective nominee, it generally requests the third-party search firm to gather additional information about the prospective nominee’s background and experience. The CEO, the chair of the CGNC and other members of the CGNC, if available, then interview the prospective candidates in person. After completing the interview and evaluation process, which includes evaluating the prospective nominee against the standards and qualifications set out in the company’s Guidelines for Corporate Governance, the CGNC makes a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then votes on whether to approve the nominee after considering the recommendation and report of the CGNC.

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ or nominees’ biographical information set forth on pages 7 to 10. In particular, in connection with the nominations of each director for election as directors at the 2012 Annual Meeting of Shareowners, the Board considered their contributions to the company’s success during their previous years of Board service. With regards to Dr. Bernthal, the Board considered his service with the U.S. Nuclear Regulatory Commission and his governmental and leadership experience. For Mr. Conway, the Board considered his general business background and his leadership expertise as a CEO of a publicly traded company. With regards to Mr. Elliott, the Board considered his broad experience in the financial services industry, and his accounting and risk management expertise. For Ms. Goeser, the Board considered her leadership and business experience in a variety of industry and international positions. With regards to Mr. Graham, the Board considered his international construction and development experience, as well as his leadership skills from serving as a CEO of a publicly traded company. For Dr. Heydt, the Board considered his business experience and leadership expertise from serving as CEO of a large healthcare system. With regards to Mr. Rajamannar, the Board considered his general business and marketing experience in a variety of industry and senior executive positions. For Mr. Rogerson, the Board considered his general business background and his leadership expertise as a CEO of several publicly traded companies. With regards to Mr. Spence, the Board considered his broad-ranging operating experience in the energy industry, as well as his leadership skills. For Ms. von Althann, the Board considered her financial and risk management experience, as well as senior management experience. With regards to Mr. Williamson, the Board considered his general business, finance and legal background.

Shareowners interested in recommending nominees for directors should submit their recommendations in writing to:

Corporate Secretary

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101

In order to be considered, we must receive nominations by shareowners at least 75 days prior to the 2013 Annual Meeting. The nominations must also contain the information required by our Bylaws, such as the name and address of the shareowner making the nomination and of the proposed nominees and certain other information concerning the shareowner and the nominee. The exact procedures for making nominations are included in our Bylaws, which can be found at the Corporate Governance section of our website (www.pplweb.com/about/corporate+governance).

Compensation Committee Interlocks and Insider Participation. None of the members of the CGNC during 2011 or as of the date of this proxy statement is or has been an officer or employee of the company, and no executive officer of the company served on the compensation committee or board of any company while that company employed any member of the CGNC.

Finance Committee. The principal functions of the Finance Committee are:

•	to review and approve annually the business plan for the company;

•	to approve company financings and corporate financial policies;

•	to authorize certain capital expenditures;

•	to authorize acquisitions and dispositions in excess of $75 million; and

•	to review, approve and monitor the policies and practices of the company and its subsidiaries in managing financial risk.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.” The Finance Committee met six times in 2011. The members of the Finance Committee are Ms. von Althann (chair), and Messrs. Conway, Elliott, Rajamannar and Williamson. Mr. Rajamannar joined the Finance Committee in July 2011 when he was elected to the Board of Directors.

Nuclear Oversight Committee. The principal functions of the Nuclear Oversight Committee are:

•	to assist the Board of Directors in the fulfillment of its responsibilities for oversight of the company’s nuclear operations;

•	to advise company management on nuclear matters; and

•	to provide advice and recommendations to the Board of Directors concerning the future direction of the company and management performance related to nuclear operations.

All of the members of this committee are independent within the meaning of the listing standards of the NYSE and the company’s standards of independence described above under the heading “Independence of Directors.” The Nuclear Oversight Committee met three times in 2011. The members of the Nuclear Oversight Committee are Dr. Bernthal (chair), Messrs. Graham and Rogerson, Dr. Heydt and Ms. von Althann.

Audit Committee. The primary function of the Audit Committee is to assist the company’s Board of Directors in the oversight of:

•	the integrity of the financial statements of the company and its subsidiaries;

•	the effectiveness of the company’s internal control over financial reporting;

•	the identification and management of risk;

•	the company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the company’s independent auditor and internal audit function.

The members of the Audit Committee are not employees of the company, and the Board of Directors has determined that each of its Audit Committee members has met the independence and expertise requirements of the NYSE, the rules of the SEC and the company’s independence standards described above under the heading “Independence of Directors.” The Audit Committee met eight times during 2011. The members of the Audit Committee are Mr. Elliott (chair), Dr. Bernthal, Dr. Heydt, Mr. Rajamannar and Ms. von Althann. Mr. Rajamannar joined the Audit Committee in July 2011 when he was elected to the Board of Directors. Our Board of Directors has determined that Mr. Elliott and Ms. von Althann are audit committee financial experts as defined by the rules and regulations of the SEC.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to, among other items, the integrity of the company’s financial statements. Company management is responsible for the preparation and integrity of the company’s financial statements, the financial reporting process and the associated system of internal controls over financial reporting and assessing the effectiveness of such controls. Ernst & Young LLP, the company’s principal independent registered public accounting firm, or “independent auditor,” is responsible for auditing the company’s annual financial statements, expressing an opinion as to whether the financial statements present fairly, in all material respects, the company’s financial position and results of operations in conformity with U.S. generally accepted accounting principles, and expressing an opinion as to the effectiveness of internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditor.

In its capacity as a Committee of the Board of Directors, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee, and the Audit Committee is responsible for preapproving all audit and permitted non-audit services to be provided by the independent auditor. The Audit Committee has a policy to periodically solicit competitive proposals for audit services from independent accounting firms. The Audit Committee has discussed with the independent auditor the matters required to be discussed by applicable Auditing Standards as periodically adopted or amended, and the rules of the Securities and Exchange Commission (SEC) including the appropriateness and application of accounting principles.

The Audit Committee has received the written disclosures and the letter from the company’s independent auditor required by applicable requirements of the PCAOB and the American Institute of Certified Public Accountants (AICPA) regarding the independent auditor’s communications with the Audit Committee concerning independence, and has had discussions with Ernst & Young LLP about its independence. The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of such independent auditor.

In the performance of its responsibilities, the Audit Committee met periodically with the internal auditor and the independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

The Audit Committee has reviewed and discussed, together with management and the independent auditor, management’s assessment of internal controls relating to the adequacy and effectiveness of financial reporting. The Audit Committee has also reviewed the process utilized in connection with the certifications of the company’s principal executive officer and principal financial officer under the Sarbanes-Oxley Act of 2002 and related SEC rules for the company’s annual and quarterly filings with the SEC.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Audit Committee has a Committee Charter that specifies its responsibilities. The Committee Charter, which has been approved by the Board of Directors, is available on the company’s website (www.pplweb.com/about/corporate+governance). Also, the Audit Committee’s procedures and practices comply with the requirements of the SEC and the NYSE applicable to corporate audit committees.

The Audit Committee

Steven G. Elliott, Chair

Frederick M. Bernthal

Stuart Heydt

Raja Rajamannar

Natica von Althann

The Board’s Role in Risk Oversight

The Board provides oversight of the company’s risk management practices. The Board reviews material risks associated with the company’s business plan periodically as part of its consideration of the ongoing operations and strategic direction of the company. At meetings of the Board and its committees, directors receive periodic updates from management regarding risk management activities. Outside of formal meetings, the Board, its committees and individual Board members have full access to senior executives and other key employees, including the CEO, CFO, the General Counsel and the chief risk officer, or CRO.

Each of the committees of the Board, other than the Executive Committee, reports regularly to the full Board on risk-related matters. The committees also oversee the management of material risks that fall within such committee’s areas of responsibility. In performing this function, each committee has full access to management as well as the ability to engage advisers. The CRO communicates key risks to the Audit and Finance Committees. This communication includes the identification of key risks and emerging risks and how these risks are being measured and managed.

A primary function of the Audit Committee is to assist the Board in the oversight of the identification and management of risk. More specifically, the Audit Committee is responsible for the review of the company’s process for identifying, assessing and managing business risks and exposures and discussing related guidelines. The Audit Committee regularly reviews risk management activities related to the financial statements, legal and compliance matters, tax, information technology and other key areas. The Audit Committee also periodically meets in executive session with representatives from the company’s independent registered public accounting firm, the Executive Director-Corporate Audit Services and the Senior Director-Business Ethics and Compliance.

The Audit Committee also oversees the company’s enterprise risk management process. The CRO has responsibility for leading the company’s enterprise risk management process. The company’s Risk Management group and Corporate Audit Services department report to the Audit Committee regarding key risk matters. The Executive Director-Corporate Audit Services reports directly to the Audit Committee.

The Finance Committee is responsible for, among other items provided in its Charter, reviewing, approving and monitoring the policies and practices to be followed by the company and its subsidiaries in managing market risk, credit risk, liquidity risk and currency risk. The company’s internal Risk Management Committee is chaired by the CRO. The Risk Management Committee and the CRO serve at the direction of the Finance Committee to provide oversight of risk management activities related to buying and selling electric energy and gas, fuel procurement, foreign currency exchange and translation and the issuance of corporate debt.

The Compensation, Governance and Nominating Committee considers various risks including those related to the attraction and retention of talent, the design of compensation programs, succession planning, governance matters and the identification of qualified individuals to become board members. The company has determined that any risks arising from its compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the company.

The Nuclear Oversight Committee considers risks in connection with its responsibilities for oversight of the company’s nuclear function, including various risks related to ensuring the company has appropriate systems in place to protect the health and safety of the public and maintain compliance with applicable laws and regulations.

Compensation of Directors

Annual Retainer. Directors who are company employees do not receive any separate compensation for service on the Board of Directors or committees of the Board of Directors. During 2011, directors who were not employees of PPL received an annual retainer of $156,500, of which a minimum of $104,500 was mandatorily allocated to a deferred stock account under the Directors Deferred Compensation Plan, or DDCP. The remaining $52,000 portion of the annual retainer was paid in cash in monthly installments to each director, unless voluntarily deferred to their stock account or to their deferred cash account of the DDCP (as discussed below with respect to all retainers and other fees). The deferred stock portion of the annual retainer was allocated in monthly installments to each director’s deferred stock account.

Each deferred stock unit represents the right to receive a share of PPL common stock and is fully vested upon grant, but does not have voting rights. Deferred stock units accumulate quarterly dividend-equivalent payments, which are reinvested in additional deferred stock units, and are not paid to the director until retirement.

Effective January 1, 2012, the annual retainer increased to $190,000 for all directors, of which $125,000 is mandatorily allocated to the deferred stock account.

Committee Chair Retainers. During 2011, each committee chair, except for the Audit Committee Chair, received an additional annual cash retainer of $10,000, which was paid in monthly installments. The Audit Committee Chair received an additional annual cash retainer of $15,000 during 2011, which was paid in monthly installments.

Presiding Director Retainer. During 2011, the presiding director, who is also our “lead” independent director, received a pro rata additional annual cash retainer of $30,000, which was paid in monthly installments.

Other Fees. During 2011, each non-employee director also received a fee of $2,000 for attending each Board of Directors meeting, $1,500 for attending each committee meeting and other meetings at the company’s request, and a fee of $1,000 for participating in meetings held by telephone conference call. PPL also reimburses each director for usual and customary travel expenses.

Directors Deferred Compensation Plan. Pursuant to the DDCP, non-employee directors may elect to defer all or any part of the fees and any retainer that is not part of the mandatory stock unit deferrals. Under this plan, directors can defer compensation other than the mandatory deferrals into a deferred cash account or the deferred stock account. The deferred cash account earns a return as if the funds had been invested in one or more of the core investment options offered to employees under the PPL Deferred Savings Plan at Fidelity Investments. The brokerage account option that is available to employees is not available to directors. For 2011, two directors elected to defer some of their cash retainer or fees into a deferred cash account. These directors deferred cash for a rate of return as if it were invested in one or more of the following Fidelity funds, with the annual return shown for each fund: Fidelity Freedom 2020 — Class K (-1.24%); JPM Core Bond R5 Fund (7.42%); Spartan Total Market Index (-12.12%); and a blended interest rate fund managed by Fidelity (2.23%). Payment of the amounts allocated to the deferred cash account and accrued earnings, together with the deferred stock units and accrued dividend equivalents, is deferred until after the directors’ retirements from the Board of Directors, at which time they receive the deferred cash and stock in one or more annual installments for a period of up to 10 years as previously elected by the director.

The following table summarizes all compensation earned during 2011 by our non-employee directors.

2011 DIRECTOR COMPENSATION

Name of Director	Fees Earned or Paid in Cash		Stock Awards(5)	All Other Compensation(6)	Total
	Paid in Cash(3)	Deferred into Restricted Stock Units(4)
Frederick M. Bernthal	—	$94,500	$104,500	$ 537	$199,537
John W. Conway	—	92,000	104,500	537	197,037
E. Allen Deaver(1)	$57,855	—	43,542	224	101,621
Steven G. Elliott	91,500	—	104,500	4,537	200,537
Louise K. Goeser	70,000	—	104,500	537	175,037
Stuart E. Graham	84,000	—	104,500	537	189,037
Stuart Heydt	108,500	—	104,500	1,037	214,037
Raja Rajamannar(2)	40,000	—	52,250	269	92,519
Craig A. Rogerson	87,833	—	104,500	537	192,870
Natica von Althann	97,000	—	104,500	537	202,037
Keith H. Williamson	74,000	—	104,500	537	179,037

(1)	Mr. Deaver retired from the Board immediately prior to the 2011 Annual Meeting of Shareowners on May 18, 2011.

(2)	Mr. Rajamannar joined the Board on July 1, 2011.

(3)

This column reports the amount of retainers and fees actually paid in cash or deferred into cash accounts in 2011 for Board and committee service by each director, including a prorated portion of the $30,000 annual cash retainer for the five months that Mr. Deaver served as presiding director, and the cash retainers for the committee chairs: Dr. Heydt (Audit — $15,000), Dr. Bernthal (Nuclear Oversight — $10,000), Mr. Deaver (CGNC — $4,167 for five months), Mr. Rogerson (CGNC — $5,833 for seven months) and Ms. von Althann (Finance — $10,000). Messrs. Deaver and Rogerson voluntarily deferred $45,333 and $87,833, respectively, of cash fees into their deferred cash accounts under the DDCP, and these amounts are included in this column for each such director.

(4)

This column reports the dollar amount of retainers and fees voluntarily deferred into deferred stock accounts under the DDCP. Dr. Bernthal and Mr. Conway voluntarily deferred all of their cash retainers and fees into their deferred stock accounts under the DDCP, including a prorated portion of the $30,000 annual cash retainer for the seven months that Mr. Conway served as presiding director.

(5)

This column represents the grant date fair value of the mandatorily deferred portion of the annual retainer during 2011 as calculated under ASC Topic 718 as described below under “Executive Compensation — CD&A — Tax and Accounting Considerations.” The grant date fair value for the deferred stock units was calculated using the closing price of PPL common stock on the NYSE on the date of grant.

As of December 31, 2011, all deferred stock units held in each director’s deferred stock account were vested.

(6)

This column shows the dollar value of life insurance premiums paid by the company during 2011 for each director. The company provides life insurance to each director equal to twice the amount of the annual retainer fee. This column also reflects contributions made under our charitable matching gift program. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we will contribute, on a 100% basis, from $50 up to $4,000 per year per person to certain charitable institutions.

STOCK OWNERSHIP

Directors and Executive Officers

All directors and executive officers as a group hold less than one percent of PPL’s common stock. The table below shows the number of shares of our common stock beneficially owned by each of our directors and each named executive officer as of March 2, 2012 for whom compensation is disclosed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also includes information about stock options, stock units, restricted stock, restricted stock units granted to executive officers under the company’s Incentive Compensation Plan, or ICP, and stock units credited to the accounts of our directors under the Directors Deferred Compensation Plan, or DDCP.

Name	Shares of Common Stock Owned(1)
F. M. Bernthal	68,840	(2)
J. W. Conway	76,388	(3)
D. G. DeCampli	213,802	(4)
S. G. Elliott	4,622	(5)
P. A. Farr	511,585	(6)
L. K. Goeser	35,477	(7)
S. E. Graham	18,847	(8)
R. J. Grey	421,634	(9)
S. Heydt	85,321	(10)
J. H. Miller	2,061,076	(11)
R. Rajamannar	2,571	(12)
C. A. Rogerson	26,258	(13)
W. H. Spence	545,841	(14)
V. A. Staffieri	164,573	(15)
N. von Althann	8,988	(16)
K. H. Williamson	25,583	(17)
All 20 executive officers and directors as a group	4,942,398	(18)

(1)

The number of shares owned includes: (a) shares directly owned by certain relatives with whom directors or officers share voting or investment power; (b) shares held of record individually by a director or officer or jointly with others or held in the name of a bank, broker or nominee for such individual’s account; (c) shares in which certain directors or officers maintain exclusive or shared investment or voting power, whether or not the securities are held for their benefit; and (d) with respect to executive officers, shares held for their benefit by the Trustee under PPL’s Employee Stock Ownership Plan, or ESOP.

(2)	Consists of 68,840 shares credited to Dr. Bernthal’s deferred stock account under the DDCP.

(3)	Includes 73,291 shares credited to Mr. Conway’s deferred stock account under the DDCP.

(4)

Includes 30,000 shares of restricted stock, 38,170 restricted stock units and 123,353 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(5)	Consists of 4,622 shares credited to Mr. Elliott’s deferred stock account under the DDCP.

(6)

Includes 40,000 shares of restricted stock, 78,500 restricted stock units and 360,349 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(7)	Consists of 35,477 shares credited to Ms. Goeser’s deferred stock account under the DDCP.

(8)	Includes 13,847 shares credited to Mr. Graham’s deferred stock account under the DDCP.

(9)	Includes 43,050 restricted stock units and 377,740 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(10)

Consists of 81,189 shares credited to Dr. Heydt’s deferred stock account under the DDCP and 4,132 shares of additional deferred stock credited to his account in connection with the termination of the Directors Retirement Plan in 1996.

(11)	Includes 285,280 restricted stock units and 1,687,020 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(12)	Consists of 2,571 shares credited to Mr. Rajamannar’s deferred stock account under the DDCP.

(13)	Includes 26,258 shares credited to Mr. Rogerson’s deferred stock account under the DDCP.

(14)	Includes 114,120 restricted stock units and 417,076 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(15)	Consists of 117,730 restricted stock units and 46,843 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP.

(16)	Consists of 8,988 shares credited to Ms. von Althann’s deferred stock account under the DDCP.

(17)	Consists of 25,583 shares credited to Mr. Williamson’s deferred stock account under the DDCP.

(18)

Includes 70,000 shares of restricted stock, 782,910 restricted stock units, 3,511,871 shares of common stock that may be acquired within 60 days upon the exercise of stock options granted under the ICP, 4,132 additional shares credited to a director’s account in connection with the termination of a retirement plan, and 340,666 shares credited to the directors’ deferred stock accounts under the DDCP.

Principal Shareowners

Based on filings made under Sections 13(d) and 13(g) of the Exchange Act, as of February 14, 2012, the only persons known by the company to be beneficial owners of more than 5% of PPL’s common stock are:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 40 East 52nd Street New York, NY 10022	38,350,652	6.63%
State Street Corporation(2) One Lincoln Street Boston, MA 02111	29,148,181	5.00%

(1)

Based solely on a review of the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 13, 2012. As reported on the Schedule 13G, as of December 31, 2011, BlackRock, Inc. had sole voting and dispositive power with respect to 38,350,652 shares held by BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc., BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited,

BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Asset Management Ireland Limited, BlackRock International Limited and BlackRock Investment Management (UK) Limited.

(2)

Based solely on a review of the Schedule 13G jointly filed with the SEC by State Street Corporation on February 9, 2012. As reported on the Schedule 13G, as of December 31, 2011, State Street Corporation shared voting and dispositive power with respect to 29,148,181 shares held by State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors Ltd., State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., and State Street Global Advisors, Asia Limited.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, our directors and executive officers met all filing requirements under Section 16(a) of the Exchange Act during 2011, except for one Form 4 filed for William H. Spence on July 27, 2011 to report grants of performance units and stock options which was inadvertently filed late by one day.

TRANSACTIONS WITH RELATED PERSONS

The Board of Directors has adopted a written related-person transaction policy to recognize the process the Board will use to identify potential conflicts of interest arising out of financial transactions, arrangements or relations between PPL and any related persons. This policy applies to any transaction or series of transactions in which PPL Corporation or a subsidiary is a participant, the amount exceeds $120,000 and a “related person” has a direct or indirect material interest. A related person includes not only the company’s directors and executive officers, but others related to them by certain family relationships, as well as shareowners who own more than 5% of any class of PPL Corporation’s voting securities.

Under the policy, each related-person transaction must be reviewed and approved or ratified by the disinterested independent members of the Board, other than any employment relationship or transaction involving an executive officer and any related compensation, which must be approved by the Compensation, Governance and Nominating Committee, or CGNC.

In connection with the review and approval or ratification of a related-person transaction, the Board, or the CGNC, as applicable, will consider the relevant facts and circumstances, including:

•

the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related-person transaction;

•

whether the related-person transaction complies with the terms of PPL’s agreements governing its material outstanding indebtedness that limit or restrict PPL’s ability to enter into a related-person transaction;

•	whether the related-person transaction will be required to be disclosed in PPL’s applicable filings under the Securities Act of 1933, as amended, or the Exchange Act; and

•	whether the related-person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, in connection with any approval or ratification of a related-person transaction involving a non-employee director or nominee for director, the CGNC will consider whether such transaction would compromise such director’s status as: (1) an independent director under the New York Stock Exchange Listing Standards or PPL’s categorical independence standards, (2) an “outside director”

under Section 162(m) of the Internal Revenue Code or a “nonemployee director” under Rule 16b-3 under the Exchange Act, as amended, if such non-employee director serves on the CGNC, or (3) an independent director under Rule 10A-3 under the Exchange Act, as amended, if such non-employee director serves on the Audit Committee of the Board.

We collect information about potential related-person transactions in annual questionnaires completed by directors and executive officers. We also review any payments made by the company or its subsidiaries to each director and executive officer and their immediate family members, and to or from those companies that either employ a director or an immediate family member of any director or executive officer. We also review any payments made by the company or its subsidiaries to, or any payments received by the company and its subsidiaries from, any shareowner who owns more than 5% of any class of PPL Corporation’s voting securities. The company’s Office of General Counsel determines whether a transaction requires review by the Board or the CGNC. Transactions that fall within the definition of the policy are reported to the Board or the CGNC. The disinterested independent members of the Board, or the CGNC, as applicable, review and consider the relevant facts and circumstances and determine whether to approve, deny or ratify the related-person transaction.

BlackRock, Inc. filed an amended Schedule 13G in February 2012, stating that it holds 6.63% of PPL’s common stock. As a result of beneficially owning more than 5% of PPL’s common stock, BlackRock is currently considered a “related person” under PPL’s related-person transaction policy. After conducting a review of any relationships between BlackRock and its subsidiaries and our company and its subsidiaries, the company determined that the company invests its short-term cash overnight in money market funds managed by BlackRock Institutional Management Corporation, which received fees in the amount of about $133,000 during 2011. Other subsidiaries of the company also invested in a variety of capital appreciation and liquidity funds managed by BlackRock affiliates, which received fees in the amount of about $103,000 during 2011. In addition, several affiliates of BlackRock provided asset management investment services for the company’s U.S. retirement plan trust and the company’s legacy pension trusts in the United Kingdom, all of which are separate from the company and are managed by independent trustees. These relationships were reviewed and ratified by the Board of Directors in compliance with the company’s related-person transaction policy.

State Street Corporation filed a Schedule 13G in February 2012, stating that it holds 5.00% of PPL’s common stock. Although State Street Corporation did not beneficially own more than 5% of PPL’s common stock at the time of its filing, the Board concluded that it was prudent for it to assess the relationship in light of the level of ownership. Until the end of 2011, an affiliate of State Street Corporation, State Street Bank and Trust Company, served as trustee for several of the company’s subsidiary retirement plans. The State Street affiliate, which no longer serves as trustee, received fees of in the amount of about $74,000 in 2011. During a part of 2011, an affiliate of State Street Corporation, State Street Global Advisors, also provided asset management investment services for State Street Bank and Trust Company as an independent trustee to several of the company’s subsidiary retirement plans in the United States. These relationships were reviewed and ratified by the Board of Directors in compliance with the company’s related-person transaction policy.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation, Governance and Nominating Committee has reviewed the following Compensation Discussion and Analysis and discussed the analysis with management. Based on its review and discussions with management, the committee recommended that the Compensation Discussion and Analysis be incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and included in this Proxy Statement.

Compensation, Governance and Nominating Committee

Craig A. Rogerson, Chair

Louise K. Goeser

Stuart E. Graham

Stuart Heydt

Compensation Discussion and Analysis (“CD&A”)

This Compensation Discussion and Analysis, or CD&A, provides an overview of PPL’s executive compensation programs, our compensation philosophy and the objectives of our compensation programs, as well as a discussion of how executive compensation decisions affecting our named executive officers were made for 2011. The named executive officers for the 2011 performance period include (1) our Chairman, President and Chief Executive Officer, or CEO, William H. Spence; (2) our former Chairman, President and CEO, James H. Miller; (3) our Executive Vice President and Chief Financial Officer, or CFO, Paul A. Farr; (4) our Senior Vice President, General Counsel and Secretary, Robert J. Grey; (5) the Chairman of the Board, Chief Executive Officer and President of LG&E and KU Energy LLC, or LKE, Victor A. Staffieri; and (6) the former President of PPL Electric Utilities Corporation, who became the President of PPL Energy Supply, LLC on March 5, 2012, David G. DeCampli.

Overview

The discussion below outlines our approach to executive compensation, which is reviewed regularly by the Compensation, Governance and Nominating Committee of the PPL Corporation Board of Directors, or the Committee. The purpose of the program is to attract, retain and motivate highly qualified executives while aligning the compensation practices to the short- and long-term interests of shareowners.

The Committee believes that the strategic repositioning of PPL over the past two years, at a time of unprecedented market changes in the U.S. utility sector, underscores the value of an executive compensation program that attracts highly talented, experienced individuals who are focused on building sustainable value for shareowners.

In light of continued, significant downward pressure on current and future competitive-market energy prices, the top executives of PPL — in the span of 18 months — boldly completed two substantial acquisitions that fundamentally transformed the company. In doing so, the company’s executive leadership displayed a sharp focus on long-term results for shareowners while putting their own financial interests at risk.

The post-acquisition results are impressive for shareowners:

•

PPL’s asset base has nearly doubled since 2009; its annual revenues have increased by 70%; and its market capitalization is 40% higher than it was two years ago. We are now among the 12 largest investor-owned utilities in the United States.

•

Despite financing the two acquisitions by issuing more than 200 million shares of common stock and $2 billion in Equity Unit securities, our total return to shareowners in 2011 was 17.5%, a significantly higher return than that of the S&P 500 and comparable with that of the EEI Index of investor-owned utilities.

•

In 2012, we expect that approximately 70% of our forecasted earnings per share will come from our rate-regulated businesses. Two years ago, that same percentage of earnings came from our business influenced by the substantial volatility of energy and fuel prices in competitive markets.

•

As another result of this repositioning of the company, we are expecting compound annual rate base growth in our regulated businesses of nearly 8% over the next five years. That growth would result in an $8 billion increase in our regulated asset base by 2016 — the equivalent of adding another large regulated utility to our portfolio.

•

In addition, the business mix improvements over the past two years have earned PPL an “excellent” Business Risk Profile rating from Standard & Poor’s, putting PPL in a category with only a handful of other companies in our sector.

We have significantly improved our risk profile while retaining our high-quality competitive generating facilities, which provide us with important growth potential when energy markets eventually recover. In the meantime, the diverse fuel mix of our generation fleet differentiates us from many other power producers in the sector, providing us with competitive advantages that generators concentrated around a single fuel source do not have.

Our compensation program reflects the company’s ongoing commitment to a pay-for-performance philosophy, under which executive compensation is aligned with shareowners’ interests and is linked to short- and long-term company performance. Our primary compensation metrics are earnings per share from ongoing operations, or EPS, and total shareholder return, or TSR, results that are important to shareowners. At least 70% of each named executive officer’s compensation is made up of incentive components that focus on stock price appreciation and growth in our dividend.
A detailed explanation of the program elements begins on page 32.

A true test of the design of an executive compensation program is whether its components reward both a focus on annual operational results and on longer-term strategy for the company. Reviewing the recent financial and operational performance and the strategic, transformative initiatives of the past two years, the Committee concluded that the company’s executive compensation program contains the appropriate elements of compensation.

Organizational Changes

During 2011, PPL also experienced significant changes in its executive management.

•

On July 22, 2011, the Board of Directors of PPL promoted Mr. Spence, an internal candidate, to President of the company, consistent with the company’s CEO succession process and providing valuable management continuity.

•

Mr. Miller, then PPL Chairman and CEO, announced his planned retirement and resigned from his position as CEO of the company on November 17, 2011, but continued to serve as Chairman of PPL’s board of directors until his retirement on March 31, 2012.

•	PPL’s Board of Directors elected Mr. Spence as CEO, and as a director, on November 17, 2011. He became Chairman on April 1, 2012, and now serves as Chairman, President and CEO.

•	The Committee decided to position Mr. Spence’s total direct compensation significantly below market for comparable CEOs.

Summary of Compensation Policy and Plan Changes after 2011 Say-on-Pay Vote

While a majority of our shareowners voted in favor of the compensation of our named executive officers in connection with our say-on-pay proposal at the company’s 2011 annual meeting, we were not satisfied with the level of support. We listened to our shareowners and, during 2011, the Committee conducted a comprehensive review of the executive compensation program. Accordingly, we have instituted comprehensive changes to the program for 2012 and 2013 due to this assessment.

As a result of the program improvements, even more of our named executive officers’ long-term incentive program is tied directly to total shareowner return, and we have eliminated some aspects of the company’s compensation program that may no longer be considered best pay practices.

1.	Program Changes — Program design improvements were made to further align pay with performance.

•

With respect to long-term incentive compensation, starting with the 2012 equity grants as referenced in Table 1 below, the company reduced the allocation of stock options from 40% to 20% of the long-term incentive target and increased the allocation of performance units from 20% to 40% of the mix, which will be based on 2012-2014 performance relative to TSR. The remaining 40% allocation represents performance-contingent restricted stock units, which were earned based on 2009-2011 EPS performance, all as illustrated below:

TABLE 1

Change in Mix of Long-term Incentive Opportunities

•	With respect to performance units, we changed the minimum payment under the award from 25% to 0% of target effective with the 2012 awards.

•

We replaced the payment of cash dividend equivalents on performance-contingent restricted stock units with equity dividend equivalents, which will be deferred until restrictions lapse on the underlying units, starting with grants to be made under the new 2012 Stock Incentive Plan discussed below which is subject to shareowner approval.

2.	2012 Stock Incentive Plan (SIP) — This new equity plan, which will replace the current Incentive Compensation Plan, or ICP, is being recommended for approval by shareowners and incorporates the following positive changes:

•	Will eliminate the potential to pay dividend equivalents on stock options;

•

Will eliminate the automatic lapse of restrictions on all equity awards in the event of a “potential” change in control and a “double trigger” will require that a termination of employment occur in the event of a change in control before restrictions lapse; and

•	Will change the treatment of outstanding stock options upon retirement to limit the exercise period to the earlier of the end of the term (10 years from grant) or five years after retirement.

3.	Change in Control Agreements — The Committee approved a new form of change in control agreement to be used for those officers entering into such agreements after December 31, 2011. The new form of agreement:

•	Eliminates excise tax gross-ups;

•	Eliminates accrual of additional pension service and benefit credits;

•	Eliminates payment upon a “potential” change in control;

•	Reduces the protection period from three years to two years following a change in control and shortens the notice period from 15 months to six months’ advance notice to terminate an agreement;

•	Eliminates benefit continuation; we would pay a lump-sum payment equivalent to the cost of COBRA coverage that would be incurred for the 24-month period following termination of employment; and

•	Limits outplacement services to $50,000.

4.	Supplemental Executive Retirement Plan (SERP) and Qualified Pension Plan

•	The SERP has been closed to executives hired after December 31, 2011.

•

For those executives who are participants as of December 31, 2011, the SERP has also been amended to require a “double-trigger” termination so that executives who are not otherwise vested or eligible to retire would not become vested following a change in control until their employment is terminated. This protection period is consistent with protections covered under our change in control agreements and the new SIP.

•

Effective January 1, 2012, the Pennsylvania defined benefit pension plan was closed to all new salaried employees. New salaried employees will be eligible to participate in an enhanced defined contribution pension arrangement that is provided for their business unit.

We believe these significant changes reflect the Board’s ongoing objective to ensure executive compensation is aligned with shareowner interests and evolving corporate governance, while enabling the company to attract, retain and motivate executives.

Compensation Philosophy and Objectives of PPL’s Executive Compensation Program

PPL’s compensation philosophy includes compensation objectives that are intended to:

•	support a high-performance workplace to ensure our continued industry leadership, while rewarding executives for demonstrated excellence and the creation of long-term shareowner value; and

•	be affordable to the business and be competitive within our peer group of companies, enabling us to attract and retain those executives necessary for our long-term success.

Role of our Compensation, Governance and Nominating Committee,

Compensation Consultant, and Management in Setting Compensation

Please see discussion above at “Board Committees — Compensation, Governance and Nominating Committee — Compensation Processes and Procedures” for a more detailed description of the roles of the Committee, our compensation consultant and management of the company.

Compensation, Governance and Nominating Committee

Several of the principal functions of the Committee are to annually review and approve the compensation structure, including goals and objectives, of the CEO and the company’s executive officers who are subject to Section 16 of the Exchange Act, to evaluate at least annually the performance and leadership of the CEO in light of these established goals and objectives, as well as to evaluate the performance of the executive officers against their established goals and objectives. Based on these evaluations, the Committee determines and approves the annual compensation, including salary, incentive compensation and other remuneration, of these officers, which include the named executive officers.

Compensation Consultant

Each year, the Committee retains an independent compensation consultant to provide expertise and guidance on executive compensation program design, market trends, regulatory requirements and best practices. The Committee’s compensation consultant for 2011, Pay Governance, LLC, participates in Committee meetings and is accountable to the Committee. The consultant reviews and provides objective perspectives on all proposals regarding executive compensation presented to the Committee and identifies any issues or concerns.

Company Management

Our executive officers are also involved in the process of recommending executive compensation. Based on industry and market conditions, other business factors and analytical tools, senior management develops the annual strategic business plan and recommends to the Committee proposed goals for the annual cash incentive program and the long-term incentive program for the upcoming year. All incentive goals for executive officers are reviewed and approved by the Committee. For more detailed information on the role of the Committee, please see “Governance of the Company — Board Committees — Compensation, Governance and Nominating Committee — Compensation Processes and Procedures” beginning on page 14.

Our CEO and our vice president of Human Resources and Services regularly attend Committee meetings. They review and comment on market compensation data, including the composition of market comparison groups and the description of comparable officer positions. They may also present proposals relative to executive compensation programs and policies for review and approval by the Committee, including base salary, performance goals and goal weightings for short-term and long-term incentive awards and the mix of compensation components for each executive officer. The CEO does not discuss his own compensation with the Committee or the Committee’s independent consultant.

Our Process for Setting Executive Compensation

The key steps the Committee follows in setting executive compensation are:

1.	Review of the components of executive compensation, including base salary, short-term incentive compensation, long-term incentive compensation, retirement benefits and other benefits;

2.	Review of the total compensation structure and the allocation of compensation components;

3.	Review of the company’s performance;

4.	Review of executive officer performance, responsibility and experience to determine individual compensation levels; and

5.	Analysis of executive compensation market data to assess the competitiveness of our compensation programs.

Market Compensation Analysis

In December of each year, Pay Governance prepares a market compensation analysis based on companies of similar size in terms of revenue scope, including those in the energy services industry and general industry other than energy services or financial services. This analysis assists the Committee in establishing the next year’s executive officer compensation levels to allow us to remain competitive with other companies.

Databases

For 2011, Pay Governance used the following published compensation surveys for our market compensation analysis: Towers Watson’s 2010 General Industry Executive Compensation Database, which includes pay data for 1,060 general industry companies; Towers Watson’s 2010 Energy Services Industry Executive Compensation Database, which contains pay data for 102 companies in the energy/utility industry including nearly all U.S. investor-owned utilities; and Towers Watson’s 2010 Energy Marketing and Trading Database, which includes pay data for approximately 60 companies with significant marketing and trading operations. Where possible and appropriate, regression analyses are performed to size-adjust the survey data to correlate with the appropriate revenue scope for the relevant PPL business line.

We do not generally review specific pay levels of individual survey companies, but rather review the statistical median of a large group of companies in order to better understand the market for executive-level positions with minimal year-to-year volatility that might exist when surveying a smaller group of companies. The result of these analyses produces a market median (50th percentile) reference point we refer to as the “PPL competitive data,” which we believe appropriately reflects the competitive marketplace in which we compete for executive talent. We use general industry data to determine the PPL competitive data used for staff positions and for purposes of maintaining internal equity and setting incentive levels across business lines and corporate positions; energy industry data are used as the PPL competitive data reference point for salaries of employees in business line positions.

2011 Total Direct Compensation

Total direct compensation awarded to our executive officers is composed of base salary, annual short-term cash incentives and long-term stock-based incentives. About 80% of total direct compensation of the CEO each year is “at risk,” while more than 70% of total direct compensation of all the executive officers each year is “at risk” in the form of annual cash and long-term incentive compensation.

Table 2 below provides our allocation of direct compensation for our executive officers for 2011, which is shown as percentages of targeted total direct compensation.

TABLE 2

Elements of Targeted Compensation as a Percentage of Total Direct Compensation — 2011(1)

(1)	Based on target award levels as a percentage of total direct compensation for the 2011 performance year. Values of performance-contingent restricted stock units, performance units and stock option awards shown in the Summary Compensation Table in this proxy statement reflect equity awards granted in 2011. Performance-contingent restricted stock unit awards granted in January 2011 were awarded based on part of the 2010 compensation package.

(2)	Includes the positions of Senior Vice President, General Counsel and Secretary; the president of LG&E and KU Energy LLC and the former president of PPL Electric Utilities Corporation.

Base Salary

We target base salary to be generally at the median of the PPL competitive data, with variations based on job scope, experience, value to the organization, sustained individual performance and internal parity. The objective of base salary is to provide a fixed compensation level to our executives. It rewards them for their level of competencies (the combination of skills, knowledge and behaviors required for superior performance) and for how well those competencies are applied to the job over time. Salaries are considered paid competitively if they are within 15% of the PPL competitive data median, which is considered the PPL competitive range for a particular position.

In January following a performance year, the Committee uses its judgment in assessing experience, responsibility and performance to determine the level of salary and validate whether an executive officer’s base salary aligns to the market compensation data provided by Pay Governance.

In January 2011, except as otherwise noted, the Committee approved base salaries for the named executive officers as described below.

TABLE 3

2011 Salary Adjustments by Position

(effective January 1, 2011 unless otherwise noted)

Name and Position	2010 Year-End Salary	PPL Competitive Range	2011 Salary	% Change

W. H. Spence(1)
Executive Vice President and Chief Operating Officer	$ 693,000	$607,750-$822,250	$734,600	6.0%
President and Chief Operating Officer	—	$607,750-$822,250	820,000	11.6%
President and Chief Executive Officer	—	$986,000-$1,334,000	1,000,000	21.9%

J. H. Miller
Former Chairman, President and Chief Executive Officer	1,179,500	$986,000-$1,334,000	1,229,500	4.2%

P. A. Farr
Executive Vice President and Chief Financial Officer	570,000	$548,250-$741,750	621,300	9.0%

R. J. Grey
Senior Vice President, General Counsel and Secretary	437,000	$412,250-$557,750	450,100	3.0%

V. A. Staffieri
Chairman of the Board, Chief Executive Officer and President of LG&E and KU Energy LLC (LKE)	811,220	$467,500-$632,500	811,220	0.0%

D. G. DeCampli(2)
Former President of PPL Electric Utilities Corporation	428,000	$369,750-$500,250	449,400	5.0%

(1)	Mr. Spence’s salary was set by the Committee at $734,600 at its January 2011 meeting, while he was serving as Executive Vice President and Chief Operating Officer. Effective with his promotion to President on July 22, 2011, his salary was increased to $820,000. Effective with his promotion to CEO on November 17, 2011, his salary was increased to $1,000,000, which puts him at 86% of the middle of the PPL competitive range.

(2)	At the time of his salary increase, Mr. DeCampli was serving as President of PPL Electric Utilities Corporation. As of March 5, 2012, he serves as President of PPL Energy Supply, LLC.

Mr. Spence received a 6.0% increase in January 2011 in recognition of his contributions to the success of the operations of PPL, including the energy marketing and trading operations and the generation operations as well as in the company’s energy delivery operations, and his oversight of the acquisition and integration of the Kentucky operations. He received a subsequent 11.6% increase in connection with his promotion to President in July 2011 and about a 22% increase in connection with his promotion to CEO in November 2011, bringing Mr. Spence’s base salary within the competitive range for his position.

Mr. Miller’s salary was increased 4.2% in January 2011 in recognition of his leadership during a difficult economic period and his management of the company to change the mix of the company’s portfolio to include a higher proportion of rate-regulated utility earnings for long-term growth to strengthen dividends and to stabilize credit ratings. The Committee considered it appropriate, given Mr. Miller’s experience and expertise, for his total direct compensation to be within the PPL competitive data.

Mr. Farr was responsible for the excellent execution of the bridge and permanent financings for the LKE acquisition. His leadership of the integration contributed to the company’s ability to close and finance the LKE acquisition in record time. His 9% salary increase recognized his expertise and sustained performance and places his pay near the median of the PPL competitive data.

The 3% salary increase for Mr. Grey reflected his continued effective performance and Mr. Miller’s and the Committee’s intention to reward his experience, expertise and sustained performance.

The Committee determined not to increase Mr. Staffieri’s base salary given his current level of base salary compared to legacy PPL officers and in relationship to the PPL competitive data.

In 2011, Mr. DeCampli received a 5% increase to bring his compensation slightly above the median of range of the PPL competitive data, to recognize his experience and expertise as President of PPL Electric Utilities Corporation.

Annual Cash Incentive Awards

PPL targets annual cash incentive awards, which are represented as a percentage of base salary, to be generally at the median of the PPL competitive data for cash compensation. Individual targets are set based on job scope, experience, value to the executive’s business line and internal parity. The purpose of the annual cash incentive program is to advance the interests of PPL and its shareowners by providing incentives in the form of annual cash awards, thereby motivating such executives to attain identified corporate performance goals.

The Committee approves annual cash incentive awards made to executive officers. Awards based on objective corporate financial and operational measures are made under the shareowner-approved Short-term Incentive Plan. Awards based on the achievement of individual performance objectives may also be made separately from the Short-term Incentive Plan, as in the case of Messrs. Staffieri and DeCampli in 2011. Specific written performance objectives and business objectives are established by management and approved by the Committee during the first quarter of each calendar year. At its January 2011 meeting, the Committee approved the performance goals for 2011 for all executive officers.

The following table summarizes the weightings allocated to financial, operational and individual results, by named executive officer position, for determining 2011 annual cash incentive awards.

TABLE 4

Annual Cash Incentive Weightings Applied to Financial, Operational and Individual Results

Category	CEO; CFO; SVP	President of LKE	President of PPL Electric Utilities
Financial Results
PPL Corporation — Earnings Per Share	100%	30%	60%
Operational Results
LKE	—	50%	—
PPL Electric Utilities	—	—	20%
Individual Performance	—	20%	20%

PPL Corporation’s financial goal for compensation purposes is earnings per share from ongoing operations, or EPS, which is an important driver of stock prices for PPL and for our sector as a whole. Since we provide earnings guidance at least annually to shareowners, EPS is our visible financial performance measure.

The corporate financial goal for 2011, shown in Table 5 below, represented 100% of the total award for the members of the Corporate Leadership Council, or CLC, which during 2011 included Messrs. Spence,

Miller, Farr and Grey, and represented 30% and 60% of the award for Messrs. Staffieri and DeCampli, respectively. The operational and individual performance goals for 2011 for Messrs. Staffieri and DeCampli are described below in the discussions of their individual results.

TABLE 5

Corporate Financial Goal — 2011

Goal	Target Levels	Percent Attainment	Actual 2011 Result	2011 Result
	$2.850	200%
	$2.725	150%
Achieve PPL Corporation Earnings Per	$2.600	100%	$2.72	148.1%
Share > $2.60	$2.350	50%
	$2.132	0%

Financial Results. Target PPL Corporation EPS for the annual cash incentive program for 2011 was $2.60, with a 200% payout maximum at $2.85 and a 50% payout threshold at $2.35. Results below $2.35 would result in a zero payout for Corporate Leadership Council members, which included Messrs. Spence, Miller, Farr and Grey. No annual cash incentive awards would have been paid to any other executive officer if EPS results were less than $2.132.

EPS achieved by PPL Corporation for purposes of the annual cash incentive program for 2011 was $2.72, which was above the target, resulting in a 148.1% goal achievement.

At its January 2012 meeting, the Committee reviewed the 2011 performance results to determine whether the named executive officers had met the pre-established 2011 financial and operational performance objectives under the Short-term Incentive Plan, as well as for individual performance objectives established for Messrs. Staffieri and DeCampli. Total annual cash incentive awards were determined as summarized below.

TABLE 6

Annual Cash Incentive Awards for 2011 Performance

	A	B	C	D	E	F
Named Executive Officer	2011 Salary	Target as a % of Salary	Percent Allocation	Cash Incentive Award Target(2)	Total Goal Attainment	Cash Incentive Award(2)
				= A x B x C		= D x E
W. H. Spence(1)	$1,000,000	95%	16.67%	$ 158,300	148.10%	$ 234,400
	820,000	95%	25.00%	194,800	148.10%	288,500
	734,600	95%	58.33%	407,100	148.10%	602,900
				$ 760,200		$1,125,800
J. H. Miller	1,229,500	110%	100%	$1,352,500	148.10%	$2,003,000
P. A. Farr	621,300	75%	100%	466,000	148.10%	690,100
R. J. Grey	450,100	65%	100%	292,600	148.10%	433,300
V. A. Staffieri(3)	811,220	75%	100%	608,400	123.60%	752,000
D. G. DeCampli(4)	449,400	50%	100%	224,700	140.00%	314,600

(1)

Because Mr. Spence’s salary changed twice during 2011, the salary basis for calculating cash incentive awards was prorated for the following periods: $734,600 from January 1-July 22, 2011 (seven months); $820,000 from July 22-November 16, 2011 (three months); and $1,000,000 from November 17-December 31, 2011 (two months).

(2)	Cash incentive award targets and cash incentive awards are rounded to the nearest $100.

(3)	See Table 7 below for the computation of Total Goal Attainment for Mr. Staffieri of financial, operational and individual goals, which when combined, produced his total cash incentive award.

(4)	See Table 8 below for the computation of Total Goal Attainment for Mr. DeCampli of financial, operational and individual goals, which when combined, produced his total cash incentive award.

Operational Results and Individual Performance for Mr. Staffieri

In addition to corporate financial results, Mr. Staffieri’s 2011 annual cash incentive award was based on achieving specified operating results and specified individual performance goals. The specific LKE operational target and individual performance objectives and weightings for Mr. Staffieri are detailed in

Table 7 below.

Individual Performance. The final component of the annual incentive for Mr. Staffieri was performance against individual goals. These goals were established at the beginning of 2011, and after the end of the performance period, the Committee measured Mr. Staffieri’s success on a scale of 0 to 200% achievement.

In determining Mr. Staffieri’s individual performance for the annual cash incentive award, the Committee considered the recommendations of Mr. Spence, the CEO. In developing his recommendations, the CEO consulted with the Chairman (and former CEO), and conducted a performance review after the end of the performance year with assessment input from the Chairman and the vice president of Human Resources and Services of the company. The performance review contained two dimensions — an assessment of attainment of overall objectives for the year, as well as an assessment of behaviors and key attributes.

In particular, the Committee considered Mr. Staffieri’s individual performance results for 2011, including:

•

Effectively deployed LKE’s resources, successfully reached unanimous settlement in the filed environmental cost recovery case resulting in approval of the majority of the submitted projects in the $2.3 billion case, as well as planning support for future rate matters;

•

Successfully provided oversight of legal, regulatory and compliance activities evidenced by the EPA Energy Star Partner of the Year award, settlement of the Virginia rate case and receipt of SERC Reliability Corporation’s inaugural “President’s Award” for superior reliability and compliance performance;

•

Continued participation in civic matters as demonstrated in the interface with civic and elected officials on environmental matters, as well as numerous philanthropic efforts throughout the service territory; and

•	Supported LKE’s goals of diversity and affirmative action through expanded relationships with the local community universities and completed updated succession plan for LKE.

The following table summarizes the results for Mr. Staffieri’s 2011 annual cash incentive award.

TABLE 7

Annual Cash Incentive Goals and Results

V. A. Staffieri

	OBJECTIVE SUMMARY STATEMENTS	ACTUAL RESULTS	WEIGHT WITHIN OPERATING UNIT	SCORE OPERATING WITHIN UNIT	GOAL SCORE	WEIGHT IN TOTAL AWARD	TOTAL AWARD RESULT
FINANCIAL RESULTS
	Achieve PPL Corporation Earnings Per Share from Ongoing Operations Target EPS of $2.60	$2.72			148.1%	30.0%	44.4%
OPERATIONAL RESULTS
LKE	Achieve LKE Net Income of ≥ $268.0 million	$264.0 million	55%	95.1%	52.3%
	Overall Customer Satisfaction Index (Points) =>12 (18 is 100% payout)	12.0	15%	75.0%	11.3%
	Team Effectiveness (consists of the average of business line goals, which include safety, reliability, availability and budget variance)	1.161	30%	116.1%	34.8%
OPERATIONAL GOAL SUB-TOTAL			100%		98.4%	50.0%	49.2%
INDIVIDUAL PERFORMANCE GOAL ACHIEVEMENT					150.0%	20.0%	30.0%
TOTAL						100.0%	123.6%

Operational Results and Individual Performance for Mr. DeCampli

In addition to corporate financial results, Mr. DeCampli’s 2011 annual cash incentive award was based on achieving specified operating results and specified individual performance goals. The specific PPL Electric Utilities operational target and individual performance objectives and weightings for Mr. DeCampli are detailed in Table 8 below.

Individual Performance. The final component of the annual incentive for Mr. DeCampli was performance against individual goals. These goals were established after the beginning of 2011, and at the end of the performance period, the Committee measured Mr. DeCampli’s success on a scale of 0 to 200% achievement.

In determining Mr. DeCampli’s individual performance for the annual cash incentive award, the Committee considered the recommendations of Mr. Spence, the CEO. In developing his recommendations, the CEO consulted with the Chairman (and former CEO), and conducted a performance review after the end of the performance year with assessment input from the Chairman and the vice president of Human Resources and Services of the company. The performance review contained two dimensions — an assessment of attainment of overall objectives for the year, as well as an assessment of behaviors and key attributes.

In particular, the Committee considered Mr. DeCampli’s individual performance results for 2011, including:

•

Exceeded PPL Electric Utilities funding and operational goals by achieving prescribed financial-related metrics, achievement of Pennsylvania Act 129 Energy Efficiency and Conservation intermediate targets, achievement of safety targets, and the achievement of targeted customer satisfaction metrics;

•

Achieved an alternative rate-making mechanism for distribution capital work with the successful enactment in Pennsylvania of alternative rate-making legislation for capital work by distribution companies; and

•	Influenced stakeholders of the Susquehanna-Roseland transmission line project to maintain the project schedule on target.

The following table summarizes the results for Mr. DeCampli’s 2011 annual cash incentive award.

TABLE 8

Annual Cash Incentive Goals and Results

D. G. DeCampli

	OBJECTIVE SUMMARY STATEMENTS	ACTUAL RESULTS	WEIGHT WITHIN OPERATING UNIT	SCORE OPERATING WITHIN UNIT	GOAL SCORE	WEIGHT IN TOTAL AWARD	TOTAL AWARD RESULT
FINANCIAL RESULTS
	Achieve PPL Corporation Earnings Per Share from Ongoing Operations Target EPS of $2.60	$2.72			148.1%	60.0%	88.8%
OPERATIONAL RESULTS
PPL Electric Utilities	Meet or exceed the Transmission and Distribution Net Income goal target of $151.7 million	$173.4	30.0%	150.0%	45.0%
	Meet or exceed the Transmission and Distribution Earnings Before Interest and Taxes (EBIT) goal target of $358.5 million	$348.5	30.0%	72.0%	21.6%
	Meet the Transmission and Distribution capital expenditure goal target of $451.3 million	$459.5	20.0%	129.6%	25.9%
	Process Improvement: Accomplish key operational improvements by completing the rollout preparation for a new Work Asset Management software and achieving an estimated restoration time accuracy of 60% or above	12.0%	6.7%	0.0%	0.0%
	Customer Satisfaction: Achieve a targeted rating in PPL Electric Utilities quarterly survey for overall customer satisfaction of 67%	71.3%	6.7%	135.8%	9.1%
	Reliability: Manage non-storm System Average Interruption Duration Index at or below 72.0 minutes	81.72	6.6%	64.3%	4.3%
OPERATIONAL GOAL SUB-TOTAL			100.0%		105.9%	20.0%	21.2%
INDIVIDUAL PERFORMANCE GOAL ACHIEVEMENT					150.0%	20.0%	30.0%
TOTAL						100.0%	140.0%

Special Cash Bonus for Mr. Miller

The Committee also awarded a $590,160 cash bonus to Mr. Miller in consideration of his outstanding leadership and contributions to the Company and recognizing that, as a result of his upcoming April 1, 2012 retirement, Mr. Miller would be foregoing incentive opportunities he would have been eligible to receive in 2013 under the Special Cash Incentive Award granted in January 2011 related to the 2010 acquisition of LG&E and KU Energy LLC, or LKE, from E.ON AG, as discussed below.

Special Cash Incentive Award

The LKE acquisition, completed in 2010, was an extraordinary transaction for PPL. It was significant and precedent-setting, as it was the largest cash acquisition in the utility sector since 2007 and the second largest in over a decade. The strategic logic of the transaction was based on the view that a higher proportion of rate-regulated utility earnings would benefit our shareowners by providing long-term growth, strengthening support for our dividend and stabilizing credit ratings.

Given the strategic importance of the acquisition to PPL’s longer-term financial results, a special cash incentive award opportunity relating to LKE operations was implemented for the four members of CLC for the two-year performance period of 2011 and 2012.

Specific performance must be achieved in order for PPL to realize the longer-term benefits of the acquisition for shareowners. At its March 2011 meeting, the Committee established a special limited eligibility, incremental cash incentive award designed to motivate the executives who are members of CLC to focus on specific acquisition metrics and realize the anticipated shareowner value from the acquisition.

The performance goals for the special cash incentive are:

Goals and Objectives	Metric	Calculations	Targets(1)
			2011	2012
Achieve Net Income Targets	Achieve consolidated Net Income for LKE.	Consolidated Net Income for LKE as determined from unaudited financial statements.	$271 million(2)	$273 million(2)
Achieve Cash Flow Metrics	Achieve consolidated Net Cash from Operations for LKE.	Consolidated Net Cash from Operations for LKE as determined from unaudited financial statements.	$761 million(2)(3)	$845 million(2)(3)
Achieve Return-on-Equity Targets	Achieve consolidated Return-on-Equity for LKE.	Consolidated Return-on-Equity for LKE as determined from unaudited financial statements.	8.85%(2)(3)	8.5%(2)(3)

(1)	Targets measured in arrears.

(2)

Targets for 2011 and 2012 for all performance metrics are pursuant to the annual business plan approved by the Finance Committee in December 2010 and the projected five-year business plan reviewed by the Finance Committee at that time.

(3)	Based on budgeted Net Operating Losses (“NOL”), pension contributions and bonus tax depreciation. Any variation in actual results for these items will be adjusted out of these performance metrics.

The target annual opportunities range from 55% to 75% of annual base salary, with individual payment ranging from 0 to 150% of target annual opportunity based on attainment of each metric within a range of performance of 90% to 120% of target over the two-year period 2011-2012. Each year will have specific achievement metrics, with one payment potential in 2013. If achievement of any metric is below 90% of target, no payment will be made for that metric. In addition to metric achievement, in each year, corporate EPS achievement must be no less than 85% of target.

This incremental special award aligns with our overall compensation philosophy and structure. The payments, if made, would be based on superior performance that provides clear value to shareowners.

Final results will be presented after the end of the two-year performance period in early 2013, and the Committee will determine any payments under this special award at that time. Mr. Miller forfeited potential future payment opportunities due to his retirement in April 2012.

Long-Term Incentive Awards (Equity Awards)

The purpose of the long-term incentive compensation program is to provide a method whereby executive officers may be awarded remuneration in a manner that increases their ownership interest, aligns their interest with those of shareowners and encourages them to remain in the employ of PPL. Long-term incentive awards for executive officers have been made annually under the shareowner-approved PPL Corporation Incentive Compensation Plan. The company is asking shareowners this year to approve a new equity plan, the 2012 Stock Incentive Plan, as more fully described in Proposal 2 below.

The long-term incentive program, which is designed to encourage and reward mid- and long-term performance, focuses on the company’s past performance as well as future performance, and is composed of three awards:

•	Performance-contingent restricted stock units, which were earned based on PPL’s EPS performance over 2009-2011, the ultimate value of which is based on future stock performance of the company;

•	Performance units, based on PPL’s total shareowner return for the 2011-2013 period compared to our industry peers; and

•	Stock option awards, which have value only if the company’s stock price rises.

Equity was granted for the 2011 performance year with the following mix: 40% of the long-term target in performance-contingent restricted stock units; 20% of the long-term incentive target in performance units; and 40% of the long-term incentive target in stock options. As noted above, these weightings were changed for the 2012 performance period to shift more weight to performance units as compared to stock options.

The value of the long-term incentive awards as of the grant date, at target, delivers a level of total direct compensation intended to pay executive officers at a level that compares to the median of the PPL competitive data assuming the target level of total shareowner return, or TSR, and EPS performance is achieved. The ultimate value of long-term incentive awards to executives is tied to EPS performance, PPL’s total shareowner return — stock price growth plus dividends — including total shareowner return relative to industry peers. To the extent total shareowner value increases, executives may realize values that exceed the values as determined on the grant date. Similarly, should shareowner value decline, executive compensation levels for a portion of these awards could fall below the grant date values, possibly to zero.

Under the terms of the company’s Incentive Compensation Plan, unvested restricted stock units, performance units and unvested stock options are forfeited if the executive voluntarily leaves PPL, but generally become vested if the executive retires from the company, becomes disabled or dies prior to the scheduled vesting date. See “Termination Benefits — Long-term Incentive Awards” beginning on page 75 for a description of conditions of the provisions and expiration dates applicable to these awards.

Target award levels for each component of the long-term incentive program seek to balance executive focus on the company’s business objectives, to balance the internal compensation levels of executive positions and to reflect the PPL competitive data.

The target award levels for the named executive officers for the 2011 performance year as set by the Committee are reflected in Table 9 below.

TABLE 9

Long-term Incentive Award Targets for 2011

	(Targets as % of Salary)
Position	Restricted Stock Units Based on Performance	Performance Units	Stock Options	Total
Current Chief Executive Officer	110%	110%	55%	275%
Former Chief Executive Officer	140%	140%	70%	350%
Executive Vice President and Chief Financial Officer	88%	88%	44%	220%
Senior Vice President, General Counsel and Secretary	64%	64%	32%	160%
President of LG&E and KU Energy LLC	70%	70%	35%	175%
Former President of PPL Electric Utilities Corporation	58%	58%	29%	145%

PPL’s Performance-Contingent Restricted Stock Units

Performance-contingent restricted stock units granted by PPL are designed to reward sustained financial performance. Unlike ordinary restricted stock units, the number of units granted to each named executive officer is determined based on actual EPS from ongoing operations of the company for the previous three years. Once earned, these awards have a three-year restriction period, with restrictions for awards made with respect to the 2011 performance year scheduled to lapse in 2015. These grants are therefore “at risk” because the ultimate value realized by executives is directly related to PPL’s stock price performance; they are also “at risk” compensation because the awards are subject to vesting and potential risk of forfeiture upon some types of termination of employment.

The equity grant value is first expressed as a percentage of base salary times the three-year goal attainment of the past three years. The number of units is determined by dividing the equity dollar value by the closing price of PPL common stock on the date of grant.

To further align our executives’ interests with those of our shareowners, the new 2012 Stock Incentive Plan, which shareowners are being asked to approve, would provide that each restricted stock unit entitles the executive to accrue additional restricted stock units equal to the amount of quarterly dividends paid on PPL stock. These additional restricted stock units would be deferred and payable in shares of PPL common stock at the end of the restriction period. Dividend equivalents on awards prior to 2013 are currently paid in cash when dividends are declared by PPL.

The performance-contingent restricted stock units awarded in January 2012 for the 2011 performance year were earned based on the average attainment of EPS goals for 2011, 2010 and 2009. In 2011, the EPS target was $2.60, with actual EPS from ongoing operations at $2.72, resulting in 148.1% goal attainment. In 2010, the EPS target was $2.87, with actual EPS from ongoing operations at $3.13, resulting in 200% goal attainment; and in 2009, the EPS target was $1.75, with actual EPS from ongoing operations at $1.95, resulting in 200% goal attainment. The average goal attainment for the years 2009-2011 was 182.7%.

The grants of restricted stock units based on performance were calculated using the following formula.

Salary for the period	×	Target	x	Percent Allocation	=	Target Award	x	Total Goal Attainment	=	Award Value

Table 10 below shows the awards made to the named executive officers for the 2009-2011 performance period by the Committee at its January 2012 meeting, as part of the total compensation package for 2011.

TABLE 10

Performance-Contingent Restricted Stock Unit Awards Granted for Performance in 2009-2011(1)

	A	B	C	D	E	F
Named Executive Officer	2011 Salary	Target Value of Restricted Stock Units Based on Performance	Percent Allocation	Target Award(2)	Total Goal Attainment	Award Value(2)
				= A x B x C		= D x E
W. H. Spence(3)	$1,000,000	110%	16.67%	$183,300	182.70%	$334,900
	820,000	110%	25.00%	225,500	182.70%	412,000
	734,600	100%	58.33%	428,500	182.70%	782,900
				$837,300		$1,529,800
J. H. Miller	1,229,500	140%	100%	$1,721,300	182.70%	$3,144,800
P. A. Farr	621,300	88%	100%	546,700	182.70%	998,900
R. J. Grey	450,100	64%	100%	288,100	182.70%	526,300
V. A. Staffieri	811,220	70%	100%	567,900	182.70%	1,037,600
D. G. DeCampli	449,400	58%	100%	260,700	182.70%	476,200

(1)

Restricted stock unit awards granted in January 2012 as part of the 2011 compensation package for the named executive officers. The restricted stock unit awards included in the Summary Compensation Table for 2011 were granted in January 2011, but were part of the 2010 compensation package for the named executive officers and were discussed in last year’s proxy statement.

(2)	Target awards and award values are rounded to the nearest $100.

(3)

Because Mr. Spence’s salary changed twice during 2011, the salary basis for calculating performance-contingent restricted stock unit awards was prorated for the following periods: $734,600 from January 1-July 21, 2011 (seven months); $820,000 from July 22-November 16, 2011 (three months); and $1,000,000 from November 17-December 31, 2011 (two months).

At its January 2012 meeting, the Committee also made an additional award of 30,000 restricted stock units to Mr. Miller, which were granted in lieu of stock options and performance units that Mr. Miller otherwise would have been granted as part of his regular annual equity compensation awards.

Performance Units

Performance units are awards under which executive officers receive a target number of performance units at the beginning of the performance period. The actual number of shares of common stock are earned at the end of the performance period determined based on PPL’s actual three-year total shareowner return, or TSR, compared to the TSR of companies in a particular industry index. TSR reflects the combined impact of changes in stock price plus dividends reinvested over the performance period.

Cash or stock dividend equivalent amounts payable on PPL common shares are reflected as additional performance units and are payable in shares of PPL common stock at the end of the performance period based on the same determination by the Committee with respect to the underlying performance units of whether, and the extent to which, the performance goals have been achieved. These grants are “at risk” because total shares distributed at the end of the performance period, including shares distributed in respect of the performance unit grant and all dividend equivalents, may vary from zero (there are some outstanding grants that have a “floor”) to the program maximum of 200% of target and are subject to potential risk of forfeiture.

The equity grant value is first expressed as a percentage of base salary. The number of performance units granted is determined by dividing the equity dollar value by the fair market value from the date of grant.

The ultimate value realized by the executives is directly related to PPL’s TSR relative to its industry peers and to PPL’s stock price performance. The Committee has no discretion to provide for payment of the performance units absent attainment of the stated performance levels.

A grant of performance units is made each year at each executive’s target award level:

target award %	×	salary	÷	PPL common stock closing price as of award date	=	number of units granted

For performance units granted in 2011, the performance measurement is PPL’s TSR for the three-year period, from 2011 to 2013, as compared to the total return of companies in the S&P 500 Electric Utilities Index. In early 2014, the Committee will determine whether the performance goals have been satisfied. Upon certification of the level of achievement, the performance units and dividend equivalents vest and are paid based on the following table. Percentile ranks falling between the thresholds listed below result in a payout calculated on a linear basis between payout thresholds (for example, a percentile rank of 45% would result in a payout at 75% of target).

TABLE 11

2011 Performance Unit Award Payout Thresholds

Percentile Rank (PPL TSR performance, relative to companies in Index)	Payout (Expressed as a % of Target Award)
85th Percentile or above	200% (the Maximum Award)
50th Percentile	100% (the Target Award)
40th Percentile	50%
Below 40th Percentile	25%

For performance units granted in 2012, in response to shareowner concerns, the Committee eliminated the minimum payment of 25%, so that the award will not pay out for performance below a threshold rank of the 25th percentile. In addition, PPL’s TSR performance will be compared to the Philadelphia Electric Utilities

Index (UTY). The Committee determined that this Index is a more appropriate measure for PPL because of the relevant business mix of the companies in the Index, the number of comparators included in the Index and its wide use by investors in their comparison of performance of utility companies.

During 2011, the Committee approved the following target performance unit grants for the 2011-2013 performance cycle.

TABLE 12

Performance Unit Awards Granted in 2011

Named Executive Officer	Number of Performance Units	Economic Value of Performance Units
W. H. Spence	14,190	$367,000
J. H. Miller	32,080	825,700
P. A. Farr	9,740	250,800
R. J. Grey	5,430	139,800
V. A. Staffieri	11,030	283,900
D. G. DeCampli	4,820	124,100

Linkage of Performance Unit Awards to Performance. At its January 2012 meeting, the Committee reviewed the results for the 2009-2011 performance period with respect to the performance units granted in 2009. The results did not meet the minimum level for any award, and therefore, all of the units previously granted were forfeited according to program provisions. Accordingly, the named executive officers realized no value from this award. As described above, the company increased the allocation of performance units granted in January 2012 from 20% of the long-term incentive mix, to 40%, thereby increasing the linkage of executive compensation to TSR.

Stock Options

Stock options provide the holder the right to purchase PPL stock at a future time at an exercise price equal to the closing price of PPL stock on the grant date. Stock options normally will not be exercised by the holder if the stock price does not increase after the grant date. As a result, stock option awards are designed to reward executives for increases in PPL’s stock price and also serve as a retention incentive.

The equity grant value to be granted is first expressed as a percentage of base salary. The number of stock options granted is calculated by dividing the equity dollar value by the grant price, which is the Black Scholes option value based on the closing price of PPL common stock on the grant date, as well as other assumptions.

Stock options granted in 2011 vest over three years — one-third on each anniversary of the grant date — and are exercisable for 10 years from the grant date, subject to earlier expiration following specified periods after termination of employment.

A grant of stock options is made each year at each executive officer’s target award level:

target award %	×	salary	÷	option value as of award date	=	number of options granted

During 2011, the Committee approved the following stock option grants.

TABLE 13

2011 Stock Option Awards

Named Executive Officer	Number of Stock Options	Economic Value of Stock Options
W. H. Spence	180,800	$ 734,000
J. H. Miller	408,620	1,651,300
P. A. Farr	124,120	501,600
R. J. Grey	69,210	279,700
V. A. Staffieri	140,530	567,900
D. G. DeCampli	61,420	248,200

Timing of Equity Awards

The Committee determines the timing of incentive equity awards for executive officers. Incentive grants for executive officers are made as soon as practical following the performance period upon which the number of units to be granted is determined for restricted stock unit awards and early in the year for forward-looking performance unit and stock option awards. It has been the company’s long-time practice to make stock-based grants at the January Committee meeting, which occurs the day before the January Board of Directors meeting on the fourth Friday of each January.

We do not have, nor do we plan to have, any program, plan or practice to time equity grants with the release of material non-public information other than the practice of making such awards annually and regularly at the January Committee meeting.

Off-cycle restricted stock, restricted stock unit, performance unit or stock option grants, if provided to newly hired executives as part of the hiring package, or for promotions, are made from time to time, normally as of the new executive’s hiring date or the promotion date. Exercise prices for stock option awards are determined as of the date of hire or promotion or, if later, the date the Committee approves the grant, based on the closing price of PPL common stock as of the date of grant.

Ownership Guidelines

Meaningful ownership of PPL common stock by executives has always been an important part of the company’s compensation philosophy. In 2003, the Committee adopted specific ownership requirements under the Executive Equity Ownership Program (“Equity Guidelines”). The Equity Guidelines, amended in January 2011 to include LKE executives, provide that executive officers should maintain levels of ownership of company Common Stock ranging in value from two times to five times base salary:

Executive Officer	Multiple of Base Salary
Chairman, President and CEO	5x
Executive Vice Presidents	3x
Senior Vice Presidents	2x
Presidents of major operating subsidiaries, including Messrs. Staffieri and DeCampli	2x

Executive officers at a particular guideline level must attain their minimum Equity Guidelines level by the end of their fifth anniversary at that level. If an executive does not attain the guideline level within the applicable period, he or she must not sell any shares and will be required to retain shares acquired upon the exercise of stock options or upon the lapsing of restrictions on shares of restricted stock, restricted stock units or performance units, in each case net of required tax withholding, in PPL common stock until the guideline level is achieved. In addition, annual cash incentives awarded after that date may be made in restricted stock unit grants until actual ownership meets or exceeds the guideline level.

The Equity Guidelines encourage increased stock ownership on the part of the executive officers, which further aligns the interests of management and shareowners. All named executive officers were in compliance with the Equity Guidelines as of December 31, 2011.

Other Compensation Matters

Perquisites and Other Benefits

As a general rule, PPL provides remuneration through its direct compensation program — salary, annual cash incentive and long-term incentive opportunities — and indirect executive benefits such as non-qualified deferred compensation opportunities and supplemental executive retirement plan, or SERP, benefits for executives hired to positions prior to January 1, 2012. Additionally, PPL provides carefully selected executive perquisites, consistent with market practices, that serve a direct business interest, such as financial planning services to assist executives who generally have more complex financial situations than regular employees and severance protection in the event of termination of employment under limited circumstances.

Officers of the company, including the named executive officers, are eligible for company-paid financial planning services. These services include financial planning, tax preparation support and, for each named executive officer except for Mr. Staffieri, a one-time payment for estate documentation preparation. These services are provided in recognition of time constraints on busy executives and their more complex compensation program that requires professional financial and tax planning. We believe that good financial planning by experts reduces the amount of time and attention that executive officers must spend on such issues. Such planning also helps ensure that the objectives of our compensation programs are met and not frustrated by unexpected tax or other consequences.

As a former executive of E.ON AG, Mr. Staffieri previously received some perquisites that PPL does not generally provide to its executives. Under the terms of his amended and restated employment agreement, Mr. Staffieri continues to receive use of a leased vehicle, and executive life insurance, which provides LKE-paid life insurance in the amount of $2 million. Basic PPL life insurance, generally available to most U.S. employees, equals two times annual salary.

The value of all perquisites received by our named executive officers for 2011 is summarized in Note 7 to the Summary Compensation Table.

Indirect Compensation

Officers of the company, including the named executive officers, participate in benefit programs offered to all PPL employees, or in the case of Mr. Staffieri, all LKE employees. In addition, officers, except for Mr. Staffieri who is covered under the LKE executive benefit plans, are eligible for the executive benefit plans referenced below. LKE executive benefit plans are identified and discussed separately below. In the short-term, benefits for Mr. Staffieri will continue to be provided under the LKE benefit programs. In the longer-term, we plan to integrate Mr. Staffieri and the other LKE executives into PPL’s executive benefits programs.

In 2011, the Company made a change for salaried new hires relative to the PPL Retirement Plan, closing the plan and the SERP to new entrants and adopting the new PPL Retirement Savings Plan. For the named executive officers, the primary retirement income program consists of two plans: (1) the PPL Retirement Plan, a tax-qualified, defined benefit pension plan available to employees of the company generally; and (2) the Supplemental Executive Retirement Plan, or SERP, a nonqualified defined benefit pension plan available for officers of the company.

We have established a retirement income target for the PPL Retirement Plan and SERP for executives at 55% of pay (defined as five-year average total cash compensation) for a career employee with 30 years of service. Additional details on these plans are provided under “Executive Compensation Tables — Pension Benefits in 2011.”

The primary capital accumulation opportunities for executives are: (1) stock gains under the company’s long-term incentive program and employee stock ownership plan; and (2) voluntary savings opportunities that, for 2011, included savings through the tax-qualified employee savings plan, which is a 401(k) plan (our PPL Deferred Savings Plan), and the Executive Deferred Compensation Plan (formerly named the Officers Deferred Compensation Plan), which is a nonqualified deferred compensation arrangement.

Under the PPL Deferred Savings Plan, the company provides matching cash contributions of up to 3% of the participating employee’s pay (defined as salary plus annual cash incentive award) subject to contribution limits imposed by federal tax rules. Participating employees are vested in the company’s matching contributions after one year of service. This plan provides a selection of core investment options, including publicly available mutual funds, institutionally managed funds and “lifestyle funds” available from a mutual fund provider. The plan investment options also include a brokerage account option that allows participants to select from a broad range of publicly available mutual funds, including those of the plan trustee as well as competitor funds. Participants may request distribution of their accounts at any time following termination of employment.

Executives hired after December 31, 2011 will be eligible for participation in a new 401(k) plan, the PPL Retirement Savings Plan, but ineligible for the PPL Retirement Plan.

Our Executive Deferred Compensation Plan permits participants to defer up to all but $75,000 of their base salary and up to all of their annual cash incentive awards. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more investment choices that generally mirror those that are available generally to employees under the PPL Deferred Savings Plan. For additional details on the Executive Deferred Compensation Plan, see the “Executive Compensation Tables — Nonqualified Deferred Compensation in 2011” table on page 67. Matching contributions are made under this plan on behalf of participating officers to make up for matching contributions that would have been made on behalf of such officers under the PPL Deferred Savings Plan but for the imposition of maximum statutory limits on qualified plan benefits (for example, annual limits on eligible pay and contributions). Executive officers who reach the maximum limits in the PPL Deferred Savings Plan are generally eligible for matching contributions under the Executive Deferred Compensation Plan. There is no vesting requirement for the company matching contributions.

Executives hired after December 31, 2011 will be ineligible for participation in the SERP, but will be eligible for enhanced company contributions in the Executive Deferred Compensation Plan.

The company also has a tax-qualified employee stock ownership plan, the PPL Employee Stock Ownership Plan, or ESOP, to which the company makes an annual contribution. Historically, the company has contributed a dollar amount to the ESOP that is equal to the tax benefit it receives for a tax deduction on dividends paid on PPL common stock held by the trustee of the ESOP. Contributions are then allocated among the ESOP participants based on the following two measures: (1) the amount of total dividends paid on the participant’s account; and (2) a pro rata amount based on salary up to a median salary amount. The total allocation cannot exceed 5% of a participant’s compensation. The ESOP trustee invests exclusively in the company’s common stock. All named executive officers except Mr. Staffieri participate in the ESOP, as well as employees of the company’s major business lines (except LKE). Shares held for a minimum of 36 months are available for withdrawal, and participants may request distribution of their account at any time following termination of employment. There is no vesting period for contributions made under the ESOP. The participant has the option of receiving the actual shares of common stock or the cash equivalent of such shares at the time of withdrawal or distribution.

There are similar employee benefits, such as a retirement plan and savings plan, and executive benefits such as a supplemental executive retirement plan and a non-qualified deferred compensation plan, in place for Mr. Staffieri and other LKE executives that provide retirement income benefits and capital accumulation opportunities for executives. See “Executive Compensation Tables — Pension Benefits in 2011 — LG&E and KU Retirement Plan” at page 63 and
“ — LG&E and KU Supplemental Executive Retirement Plan” on page 64, and the description of the LG&E and KU Nonqualified Savings Plan at “Executive Compensation Tables — Nonqualified Deferred Compensation in 2011” at page 67. Over the next few years, it is expected that the LKE executive benefits programs will be aligned to the PPL programs.

Special Compensation

In addition to the annual direct and indirect compensation described above, the company provides special compensation under certain specific situations.

Hiring and Retention. As part of the executive recruiting process, the company makes offers of employment to new executive candidates that will attract talent to the company and compensate these candidates for compensation they may lose when terminating employment with their prior employer.

Generally, annual compensation for new executive officers is consistent with that of current executives in similar positions. Incentive awards for the year of hire are generally prorated for the period of service during the executive’s initial year of employment and paid out after the end of the year. One-time awards may be made in restricted stock or restricted stock units to replace awards a new executive may be losing from a former employer or as part of a sign-on award to encourage an executive to join the company.

In limited circumstances, generally involving mid-career hirings or, as needed, as part of a merger or acquisition, the company may enter into retention agreements with key executives to encourage their long-term employment with the company. These agreements typically involve the grant of restricted stock or restricted stock units on which the restrictions lapse after a period of time that may vary on a case-by-case basis. During the term of the restrictions, the executive receives dividends or dividend equivalents. The intention is to retain key executives for the long term and to focus the executive’s attention on stock price growth during the retention period.

Individual awards vary based on an executive’s level, company service and the need for retention and/or the market demand for an executive’s talent. The amount of an award is typically a multiple of salary converted to a special equity grant based on the closing price of PPL common stock as of the grant date. For specific details on retention agreements that are outstanding for named executive officers, see “Retention Agreements” on page 71.

Severance. We generally do not enter into traditional employment agreements with executive officers. In connection with the acquisition of LKE, however, we agreed to honor the terms and conditions of the employment and severance agreement Mr. Staffieri had with E.ON U.S. LLC prior to PPL’s acquisition of LKE. The terms of Mr. Staffieri’s employment and severance agreement with E.ON U.S. LLC were amended and restated as of the closing of the LKE acquisition. Both the current and prior versions of the agreement provide severance, change in control protection (pertaining to a change in control of LKE) and other benefits on substantially similar terms, which are described below at “Employment and Severance Agreement for Mr. Staffieri” at page 73. The agreement includes changes needed to reflect PPL’s acquisition of LKE, Mr. Staffieri’s retention with LKE and his anticipated role at the company and LKE after the acquisition.

There are no other specific agreements pertaining to length of employment that would commit the company to pay an executive for a specific period. Generally, our executives are “employees-at-will” whose employment is conditioned on performance and subject to termination by the company at any time.

We do not maintain a general severance policy for executives. Separation benefits are determined, as needed, on a case-by-case basis. However, as discussed below, there is a structured approach to separation benefits for involuntary terminations of employment (and select voluntary or “good reason” as defined in “Change-in-Control Arrangements” below on page 68) in connection with a change in control of PPL Corporation for Messrs. Spence, Farr, Grey and DeCampli.

The company has entered into agreements with certain executives, typically in connection with a mid-career hiring situation and as part of our offer of employment, in which we have promised a year’s salary in severance pay in the event the executive is terminated by the company for reasons other than cause. Severance benefits payable under these arrangements are conditioned on the executive agreeing to release the company from any liability arising from the employment relationship. Additional details on current arrangements for named executive officers are discussed under “Termination Benefits” below at page 71.

Change-in-Control Protections. The company believes executive officers who are terminated without cause or who resign for “good reason” (as defined in “Change-in-Control Arrangements” below at page 68) in connection with a change in control of PPL Corporation should be provided separation benefits. These benefits are intended to ensure that executives focus on serving the company and shareowner interests without the distraction of possible job and income loss.

The major components of the company’s change-in-control protections are:

•	accelerated vesting of outstanding equity awards in order to protect executives’ equity-based award value from an acquirer;

•	severance benefits; and

•	trusts to fund promised obligations in order to protect executive compensation from an acquirer.

The 2012 Stock Incentive Plan, which is being recommended for approval by shareowners as described in Proposal 2 in this proxy statement, proposes to eliminate the acceleration of the vesting of outstanding equity awards upon a change in control.

The company’s change-in-control benefits are consistent with the practices of companies with whom PPL competes for talent and assist in retaining executives and recruiting new executives to the company.

Accelerated Vesting of Equity Awards. As of the close of a transaction that results in a change in control of PPL Corporation, all outstanding equity awards granted under the Incentive Compensation Plan as part of the company’s compensation program (excluding restricted stock and restricted stock units issued pursuant to retention agreements) become available to executives. As a result, the vesting and exercisability of stock awards and option awards granted as part of the long-term incentive program accelerate — in other words, restrictions on all outstanding restricted stock units lapse, a pro rata portion of performance units become payable and all unexercisable stock options become exercisable. Effective with the adoption of the 2012 Stock Incentive Plan, equity awards granted under this new plan will not automatically become available to executives as of a change in control, unless the executive is terminated (a “double trigger”). Stock options granted prior to 2007 are exercisable for 36 months following a qualifying termination of employment in connection with a change in control; options granted in 2007 and after under the ICP are, after a change in control, exercisable for the remaining term of the stock option. Effective with the adoption of the 2012 Stock Incentive Plan, stock options granted under this new plan will be exercisable for the remaining term of the stock option or five years after retirement, whichever is earlier.

Severance Benefits. The company has entered into severance agreements with Messrs. Spence, Farr, Grey and DeCampli that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation or any prior severance agreement. Additional details on the terms of these severance agreements are described in “Change-in-Control Arrangements” at page 68.

As stated previously, Mr. Staffieri had an employment and severance agreement with LKE. The terms of this agreement were amended and restated effective as of the closing of the LKE acquisition with a term of 24 months. The terms of this arrangement, described below at “Employment and Severance Agreement for Mr. Staffieri” at page 73, provide benefits to Mr. Staffieri in the event of a change-in-control of LKE and do not provide protection in the event of a change in control of PPL Corporation.

Rabbi Trust. The company has entered into trust arrangements that currently cover PPL compensation programs, namely the SERP, the Executive Deferred Compensation Plan, the severance agreements and the Directors Deferred Compensation Plan. These trust arrangements provide that specified trusts are to be funded when a “change in control” occurs. See “Change-in-Control Arrangements” at page 68 for a description of change-in-control events.

The trusts, which specifically relate to programs managed by PPL and do not currently cover the LKE programs, are currently unfunded but would become funded upon the occurrence of a potential change in control. The trust arrangements provide for immediate funding of benefits upon the occurrence of a potential change in control, and further provide that the trusts can be revoked and the contributions returned if a change in control in fact does not occur. There are no current plans to fund any of the trusts.

Tax and Accounting Considerations

Section 162(m). Section 162(m) of the Internal Revenue Code generally provides that publicly held corporations may not deduct in any taxable year specified compensation in excess of $1,000,000 paid to the CEO and the next three most highly compensated executive officers (excluding the principal financial officer). Performance-based compensation in excess of $1,000,000 is deductible if specified criteria are met, including shareowner approval of applicable plans. In this regard, the PPL Corporation Short-term Incentive Plan is designed to enable us to make cash awards to officers that are deductible under Section 162(m). Similarly, the PPL Corporation Incentive Compensation Plan and the proposed new 2012 Stock Incentive Plan are structured to enable grants of equity-based incentive awards to be deductible under Section 162(m). The Committee generally seeks ways to limit the impact of Section 162(m). However, the Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes.

Sections 280G and 4999. We have entered into separation agreements with Messrs. Spence, Farr, Grey and DeCampli that provide benefits to the executives upon specified terminations of employment in connection with a change in control of PPL Corporation. LKE has entered into an amended and restated employment and severance agreement with Mr. Staffieri that provides benefits to him upon specified terminations of employment, including an enhanced benefit upon a specified termination of employment in connection with a change in control of LKE. All of the agreements provide for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Section 4999 of the Internal Revenue Code, as well as any additional income and employment taxes resulting from such reimbursement.

Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment,” and Section 280G disallows the tax deduction to the payor of any amount that is considered an excess parachute payment. Payments as a result of a change in control must equal or exceed three times the executive’s base amount, a five-year average of the executive officer’s compensation as defined by the IRS, in order to be considered excess parachute payments, and then the lost deduction and excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up under the separation protection agreements is to make the executive officers whole for a tax penalty they may incur when receiving their contractual separation payments in the event of their displacement in connection with a change in control. We believe the provision of tax protection for the adverse tax consequences imposed on the executive under these rules was consistent with market practice, has been an important executive retention component of our program and remains consistent with our compensation objectives.

For executives hired in 2012 or later, however, PPL will not provide executives with a gross-up payment in connection with Section 280G.

Section 409A. The Committee also considers the impact of Section 409A of the Internal Revenue Code on the company’s compensation programs. Section 409A was enacted as part of the American Jobs Creation Act of 2004 and substantially impacts the federal income tax rules applicable to nonqualified deferred compensation arrangements, as defined in the Section. In general, Section 409A governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including inclusion in current income plus a 20% penalty tax and interest on the recipient employee. The company operates and maintains its covered arrangements in a manner intended to avoid the adverse tax treatment under Section 409A.

ASC Topic 718. Under the guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly, FASB Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” which was known as SFAS 123(R)), the following methods are used by PPL to determine the aggregate grant date fair value of PPL’s stock based awards: (1) the closing market price of its common stock at the date of grant is used to value its restricted stock and restricted stock unit awards; (2) a Monte Carlo pricing model that considers volatility over three years using daily stock price observations for PPL and all companies that are in the S&P 500 Electric Utilities Index are used to determine the fair value of each of its performance unit awards made through 2011; and (3) the Black-Scholes stock option pricing model is used to determine the fair value of its stock option awards.

In addition, because the restricted stock unit awards granted for 2009-2011 performance of the named executive officers were not granted until January 2012, these awards will be included in next year’s, and not this year’s, Summary Compensation Table and next year’s, and not this year’s, Grants of Plan-Based Awards table, and the amounts in this year’s Summary Compensation Table will not tie directly to the values determined by our compensation grant methodology.

Executive Compensation Tables

The following table summarizes all compensation for our current chief executive officer, our former chief executive officer, our chief financial officer and our next three most highly compensated executives, or “named executive officers,” for the last three fiscal years, for service for PPL and its subsidiaries. Both Mr. Spence and Mr. Miller also served as directors but received no compensation for board service.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(2)	Bonus	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
William H. Spence	2011	$788,951	—	$1,339,864	$445,085	$1,125,800	$1,382,023	$ 38,602	$5,120,325
Chairman, President	2010	692,492	—	1,105,299	475,129	1,178,100	1,217,857	68,280	4,737,157
and Chief Executive	2009	685,385	—	1,024,106	609,612	1,122,000	632,953	44,110	4,118,166
Officer
James H. Miller	2011	1,228,539	$590,160	3,137,573	1,009,291	2,003,000	3,981,171	103,644	12,053,378
Former Chairman,	2010	1,178,969	—	2,684,229	1,153,931	2,594,900	4,585,067	74,412	12,271,508
President and Chief	2009	1,189,039	—	2,383,142	1,475,801	2,519,000	4,119,866	103,579	11,790,426
Executive Officer
Paul A. Farr	2011	620,314	—	952,841	306,576	690,100	689,724	33,358	3,292,913
Executive Vice	2010	569,462	—	788,348	338,905	855,000	706,792	30,602	3,289,109
President and Chief	2009	553,828	—	682,386	405,095	802,500	354,433	29,650	2,827,892
Financial Officer
Robert J. Grey	2011	449,848	—	531,366	170,949	433,300	567,556	27,988	2,181,006
Senior Vice President,	2010	436,829	—	456,376	196,248	568,100	1,346,091	16,948	3,020,592
General Counsel and	2009	442,282	—	422,915	250,971	553,700	1,162,661	28,597	2,861,126
Secretary
Victor A. Staffieri(1)	2011	811,221	—	321,745	347,109	752,000	2,661,586	97,597	4,991,258
Chairman of the Board,	2010	124,803	—	2,129,531	—	129,733	46,738	11,966	2,442,771
Chief Executive Officer
and President — LG&E
and KU Energy LLC
David G. DeCampli	2011	448,989	—	471,616	151,707	314,600	428,175	25,903	1,840,990
Former President —	2010	427,569	—	388,261	167,016	386,900	385,500	25,324	1,780,570
PPL Electric Utilities	2009	405,424	—	1,271,883	186,869	359,400	220,135	22,335	2,466,046
Corporation

(1)

Mr. Staffieri was not a named executive officer during 2009, so no information is included for 2009. The compensation amounts included for Mr. Staffieri for 2010 reflect only that compensation associated with his service as an executive officer of PPL Corporation after the acquisition of LKE by PPL Corporation on November 1, 2010.

(2)

Salary includes cash compensation deferred to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following executive officers deferred salary in 2011 in the amounts indicated: Spence ($23,669); Miller ($36,856); Farr ($151,300); Grey ($13,496); Staffieri ($41,185) and DeCampli ($67,348). These amounts are included in the “Nonqualified Deferred Compensation 2011” table as executive contributions for the last fiscal year.

(3)

This column represents the aggregate grant date value of restricted stock units and performance units as calculated under ASC Topic 718, without taking into account estimated forfeitures. Aggregate grant date fair value of restricted stock units is calculated using the closing price of PPL common stock on the NYSE on the date of grant. For additional information on the assumptions made in the valuation of performance units, refer to Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. See the “Grants of Plan-Based Awards During 2011” table below for information on awards made in 2011.

(4)

This column represents the aggregate grant date value as calculated under ASC Topic 718, without taking into account estimated forfeitures. For additional information on the valuation assumptions with respect to the

2011 stock option grants, refer to Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC. See the “Grants of Plan-Based Awards During 2011” table for information on options granted in 2011.

(5)

This column represents cash awards made in January 2012 under PPL’s Short-term Incentive Plan for performance under the company’s annual cash incentive award program in 2011. These amounts include amounts executive officers have elected to defer to the PPL Executive Deferred Compensation Plan or, for Mr. Staffieri, to the LG&E and KU Nonqualified Savings Plan. The following executive officers deferred cash awards in the amounts indicated: Spence ($33,774); Farr ($207,030); Grey ($12,999); Staffieri ($45,120) and DeCampli ($78,650). These amounts will be included in the “Nonqualified Deferred Compensation in 2011” table as executive contributions in next year’s proxy statement.

(6)

This column represents the sum of the changes in the present value of accumulated benefit in the PPL Retirement Plan and PPL Supplemental Executive Retirement Plan during 2011, 2010 and 2009 for Messrs. Miller, Spence, Farr, Grey and DeCampli, as well as the Subsidiary Retirement Plan for Mr. Farr. For Mr. Staffieri, the amount reflects the changes in the present value of accumulated benefit in the LKE Pension Plan and LKE Supplemental Executive Retirement Plan for 2011 and for November and December 2010. See the “Pension Benefits in 2011” table on page 61 for additional information. No above-market earnings under the PPL Executive Deferred Compensation Plan are reportable for 2011, 2010 or 2009. As to Mr. Staffieri, no above-market earnings under the LG&E and KU Nonqualified Savings Plan are reportable for 2011 and 2010. See the “Nonqualified Deferred Compensation in 2011” table on page 67 for additional information.

(7)

The table below reflects the components of this column for 2011, which include the company’s matching contribution for each individual’s 401(k) plan contributions under respective savings plans and the company’s matching contribution for each individual’s contributions under non-qualified deferred compensation plans (“NQDC” plans), annual allocations under the PPL Employee Stock Ownership Plan (“ESOP”), reportable life insurance premiums, and the perquisites of financial planning and tax preparation services, company car, vacation payments, and security system monitoring.

Name	401(k) Match	NQDC Employer Contributions	ESOP Allocation	Financial Planning	Life Insurance(a)	Company Car(b)	Benefits Paid(c)	Other(d)	Board Fees(e)	Total
W. H. Spence	$7,350	$20,230	$408	$10,500	—	—	—	$114	—	$ 38,602
J. H. Miller	7,350	29,506	463	12,000	—	—	—	325	$54,000	103,644
P. A. Farr	7,350	13,624	436	—	—	—	$11,948	—	—	33,358
R. J. Grey	7,350	10,984	654	9,000	—	—	—	—	—	27,988
V. A. Staffieri	10,290	55,164	—	7,500	$8,750	$15,893	—	—	—	97,597
D. G. DeCampli	7,350	8,258	395	9,900	—	—	—	—	—	25,903

(a)	Premiums paid by LKE for supplemental executive term life insurance provided to Mr. Staffieri in the amount of $2 million.

(b)	Includes that portion of lease and fuel payments for vehicle leased for Mr. Staffieri by LKE attributed to personal use.

(c)	Payment to Mr. Farr for vacation earned but not taken.

(d)

Includes ongoing cost of “dual monitoring” of the alarm systems at Messrs. Spence’s and Miller’s residences. The “dual monitoring” capability of home alarm systems at their residences permits the company to receive an alarm signal at any time such a signal is received by Mr. Spence’s or Mr. Miller’s external monitoring company and to respond to it, if necessary.

(e)	Fees earned by Mr. Miller for serving as a director of Nuclear Electric Insurance Limited, of which an affiliate of PPL is a member.

GRANTS OF PLAN-BASED AWARDS DURING 2011

The following table provides information about equity and non-equity awards granted to the named executive officers in 2011.

	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards(5) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
W. H. Spence	1/27/2011	$475,000	$950,000	$1,900,000
	1/27/2011							35,900			$924,066
	1/27/2011								171,480	25.74	423,556
	7/22/2011								9,320	28.01	21,529
	1/27/2011				3,365	13,460	26,920				392,628
	7/22/2011				183	730	1,460				23,170
J. H. Miller	1/27/2011	676,225	1,352,450	2,704,900
	1/27/2011							85,540			2,201,800
	1/27/2011								408,620	25.74	1,009,291
	1/27/2011				8,020	32,080	64,160				935,774
P. A. Farr	1/27/2011	232,988	465,975	931,950
	1/27/2011							25,980			668,725
	1/27/2011								124,120	25.74	306,576
	1/27/2011				2,435	9,740	19,480				284,116
R. J. Grey	1/27/2011	146,283	292,565	585,130
	1/27/2011							14,490			372,973
	1/27/2011								69,210	25.74	170,949
	1/27/2011				1,358	5,430	10,860				158,393
V. A. Staffieri	1/27/2011	304,208	608,415	1,216,830
	1/27/2011								140,530	25.74	347,109
	1/27/2011				2,758	11,030	22,060				321,745
D. G. DeCampli	1/27/2011	112,350	224,700	449,400
	1/27/2011							12,860			331,016
	1/27/2011								61,420	25.74	151,707
	1/27/2011				1,205	4,820	9,640				140,599

(1)

These columns show the potential payout range under the 2011 annual cash incentive award program. For additional information, see “CD&A — 2011 Total Direct Compensation — Annual Cash Incentive Awards” beginning on page 34. The cash incentive payout range is from 50% to 200% of target. If the actual performance falls below the 50% level, the payout would be zero for Messrs. Spence, Miller, Farr and Grey. The actual 2011 payout is found in the Summary Compensation Table on page 54 in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

These columns show the potential payout range for the performance units granted in 2011. For additional information, see “CD&A — 2011 Total Direct Compensation — Long-term Incentive Awards (Equity Awards) — Performance Units” beginning on page 44. The payout range for performance unit awards granted in 2011 is from 25% to 200% of target. The performance period is 2011-2013. At the end of the performance period, PPL total shareowner return for the three-year period is compared to the total return of the companies in the S&P 500 Electric Utilities Index. Shares of PPL common stock reflecting the applicable number of performance units, as well as reinvested cash dividend equivalents, will vest and be paid according to the applicable level of achievement of the performance goals.

(3)

This column shows the number of restricted stock units granted on January 27, 2011 to the named executive officers, other than to Mr. Staffieri under PPL’s Incentive Compensation Plan based on EPS performance during 2008-2010. In general, with respect to these awards, restrictions will lapse on January 27, 2013, three years from the date of grant. During the restricted period, each restricted stock unit entitles the individual to receive quarterly payments from the company equal to the quarterly dividends on one share of PPL common stock. Beginning with restricted stock units granted in 2012, quarterly dividends on PPL common stock will be reflected in equity dividend equivalents on such restricted stock units, which will be deferred until the restrictions lapse on the underlying units.

(4)

This column shows the number of stock options granted in 2011 to the named executive officers. These options vest and become exercisable in three equal annual installments, beginning on January 27, 2012, which is one year after the grant date.

(5)	This column shows the exercise price for the stock options granted in 2011, which was the closing price of PPL common stock on the NYSE on the grant date.

(6)

This column shows the full grant date fair value, as calculated under ASC Topic 718, of the performance units, restricted stock units and stock options granted to the named executive officers, without taking into account estimated forfeitures. For restricted stock units granted on January 27, 2011, grant date fair value is calculated using the closing price of PPL common stock on the NYSE on the grant date of $25.74. For performance units, grant date fair value is calculated using a Monte Carlo pricing model value of $29.17 for the awards granted on January 27, 2011 and $31.74 for the awards granted on July 22, 2011. For stock options, grant date fair value is calculated using the Black-Scholes value of $2.47 for the awards granted on January 27, 2011 and $2.31 for the awards granted on July 22, 2011. For additional information on the valuation assumptions for performance units and stock options, see Note 12 to the PPL financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

The following table provides information on all unexercised stock option awards, as well as all unvested restricted stock and restricted stock unit awards and unearned and unvested performance units, for each named executive officer as of December 31, 2011. Each stock option grant, as well as each grant of performance units that are unearned and unvested, is shown separately for each named executive officer, and the restricted stock or restricted stock units that have not vested are shown in the aggregate. The vesting schedule for each grant is shown following this table, based on the stock option, stock award or performance unit award grant date. The market value of the stock awards is based on the closing price of PPL common stock on the NYSE as of December 30, 2011, the last trading day of 2011 which was $29.42. For additional information about the stock option and stock awards, see “CD&A — 2011 Total Direct Compensation — Long-term Incentive Awards (Equity Awards)” beginning on page 41.

	Option Awards					Stock Awards
								Equity Incentive Plan Awards: Number of Unearned Shares,	Equity Incentive Plan Awards: Market or Payout Value of Unearned
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Units or Other Rights That Have Not Vested(4) (#)	Shares, Units or Other Rights That Have Not Vested ($)
W. H. Spence	1/25/07	113,720		35.12	1/24/2017
	1/24/08	69,750		47.55	1/23/2018
	1/22/09	72,986	36,494	31.93	1/21/2019
	1/21/10	33,483	66,967	31.17	1/20/2020
	1/27/11		171,480	25.74	1/26/2021
	7/21/11		9,320	28.01	7/21/2021
						78,540	2,310,647
	1/21/10							5,795	170,489
	1/27/11							29,454	866,538
J. H. Miller	1/27/05	155,800		26.66	1/26/2015
	1/26/06	198,940		30.14	1/25/2016
	1/25/07	255,870		35.12	1/24/2017
	1/24/08	157,920		47.55	1/23/2018
	1/22/09	177,273	88,637	31.93	1/21/2019
	1/21/10	81,320	162,640	31.17	1/20/2020
	1/27/11		408,620	25.74	1/26/2021
						185,860	5,468,001
	1/21/10							14,070	413,939
	1/27/11							66,676	1,961,611
P. A. Farr	1/27/05	33,980		26.66	1/26/2015
	1/26/06	61,890		30.14	1/25/2016
	1/25/07	56,320		35.12	1/24/2017
	1/24/08	46,030		47.55	1/23/2018
	1/22/09	48,660	24,330	31.93	1/21/2019
	1/21/10	23,883	47,767	31.17	1/20/2020
	1/27/11		124,120	25.74	1/26/2021
						95,520	2,810,198
	1/21/10							4,132	121,563
	1/27/11							20,244	595,576

						Stock Awards
	Option Awards							Equity Incentive Plan Awards: Number of Unearned Shares,	Equity Incentive Plan Awards: Market or Payout Value of Unearned
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Units or Other Rights That Have Not Vested(4) (#)	Shares, Units or Other Rights That Have Not Vested ($)
R. J. Grey	1/22/04	63,760		22.59	1/21/2014
	1/27/05	66,100		26.66	1/26/2015
	1/26/06	65,430		30.14	1/25/2016
	1/25/07	56,320		35.12	1/24/2017
	1/24/08	30,180		47.55	1/23/2018
	1/22/09	30,146	15,074	31.93	1/21/2019
	1/21/10	13,830	27,660	31.17	1/20/2020
	1/27/11		69,210	25.74	1/26/2021
						32,100	944,382
	1/21/10							2,392	70,373
	1/27/11							11,286	332,030
V. A. Staffieri	11/1/10					80,940	2,381,255
	1/27/11		140,530	25.74	1/26/2021
	1/27/11							22,925	674,456
D. G. DeCampli	1/25/07	25,110		35.12	1/24/2017
	1/24/08	20,560		47.55	1/23/2018
	1/22/09	22,446	11,224	31.93	1/21/2019
	1/21/10	11,770	23,540	31.17	1/20/2020
	1/27/11		61,420	25.74	1/26/2021
						60,380	1,776,380
	1/21/10							2,036	59,893
	1/27/11							10,018	294,730

(1)	For a better understanding of this table, we have included an additional column showing the grant date of the outstanding stock options and the unearned and unvested performance units.

(2)

Under the terms of PPL’s Incentive Compensation Plan, all stock options for the named executive officers vest, or become exercisable, in three equal annual installments over a three-year period beginning on the first anniversary of the grant date. The vesting dates of unvested stock option awards for the named executive officers are:

	Grant	2012				2013			2014
Name	Date	1/21	1/22	1/27	7/22	1/21	1/27	7/22	1/27	7/22
W. H. Spence	1/22/09		36,494
	1/21/10	33,483				33,484
	1/27/11			57,160			57,160		57,160
	7/22/11				3,106			3,107		3,107
J. H. Miller	1/22/09		88,637
	1/21/10	81,230				81,230
	1/27/11			136,206			136,207		136,207
P. A. Farr	1/22/09		24,330
	1/21/10	23,883				23,884
	1/27/11			41,373			41,373		41,374
R. J. Grey	1/22/09		15,074
	1/21/10	13,830				13,830
	1/27/11			23,070			23,070		23,070
V. A. Staffieri	1/27/11			46,843			46,843		46,844
D. G. DeCampli	1/22/09		11,224
	1/21/10	11,770				11,770
	1/27/11			20,473			20,473		20,474

(3)	The dates that restrictions lapse for each restricted stock or restricted stock unit award granted to the named executive officers are:

	Grant	Vesting Dates
Name	Date	1/22/12	12/1/12	1/21/13	1/27/14	12/1/17	4/27/27
W. H. Spence	1/22/09	18,670
	1/21/10			23,970
	1/27/11				35,900
J. H. Miller	1/22/09	42,100
	1/21/10			58,220
	1/27/11				85,540
P. A. Farr	4/22/02						24,600
	1/27/06						15,400
	1/22/09	12,440
	1/21/10			17,100
	1/27/11				25,980
R. J. Grey	1/22/09	7,710
	1/21/10			9,900
	1/27/11				14,490
V. A. Staffieri	11/01/10		80,940
D. G. DeCampli	1/22/09	9,100
	12/01/09		15,000			15,000
	1/21/10			8,420
	1/27/11				12,860

(4)

The number of performance units disclosed in the table for each named executive officer represents the threshold amount for the 2010 awards. The threshold amount is used because PPL’s total relative shareowner return was below the 40th percentile as compared to its industry peers for the time period of 2010 through 2011, the first two years of the three-year performance period for the 2010 awards. The number of performance units disclosed in the table for each named executive officer represents the maximum amount for 2011 awards. The maximum amount is used because PPL’s total relative shareowner return was above the 50th percentile as compared to its industry peers for 2011, the first year of the three-year performance period for the 2011 awards. Disclosure rules require amounts reported in the table for each year to be based on the threshold attainment amount, except if performance exceeds the threshold, the disclosure is based on the next higher performance measure, target or maximum.

These performance units are payable in shares of PPL common stock following the performance period. While the performance period ends on December 31, 2012 for 2010 awards, and December 31, 2013 for 2011 awards, the performance units do not vest until the Compensation, Governance and Nominating Committee, or CGNC, certifies that the performance goals have been achieved. The number of performance units that vest at the time of certification may be more or less than the number of awards reflected in this table, depending on whether or not the performance goals have been achieved. See pages 44-45 of the CD&A for a discussion of the performance goals related to total shareowner return and the attainment levels for each award. With respect to the performance units granted in January 2009, the CGNC met in January of 2012 and certified that the performance goals for such units had not been achieved for the performance period that ended on December 31, 2011, and as a result, such performance units were forfeited.

OPTION EXERCISES AND STOCK VESTED IN 2011

The following table provides information, for each of the named executive officers, on (1) stock option exercises during 2011, including the number of shares acquired upon exercise and the value realized, and (2) the number of shares acquired upon the vesting during 2011 of stock awards in the form of restricted stock units and the value realized, each before payment of any applicable withholding tax and broker commissions.

	000000000000	000000000000	000000000000	000000000000
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
W. H. Spence	—	—	44,220	$1,143,971
J. H. Miller	—	—	52,680	1,362,832
P. A. Farr	—	—	27,850	720,480
R. J. Grey	—	—	20,910	540,942
V. A. Staffieri	—	—	—	—
D. G. DeCampli	—	—	12,400	320,788

(1)	Amounts reflect the closing price on the NYSE of the shares of common stock underlying the restricted stock units on the day the restrictions lapsed.

PENSION BENEFITS IN 2011

The following table sets forth information on the pension benefits for the named executive officers under each of the following pension plans:

•

PPL Retirement Plan. The PPL Retirement Plan is a funded and tax-qualified defined benefit retirement plan that covers approximately 6,155 active employees as of December 31, 2011. As applicable to Messrs. Spence, Miller, Farr, Grey and DeCampli, the plan provides benefits based primarily on a formula that takes into account the executive’s earnings for each fiscal year. Benefits under the PPL Retirement Plan for eligible employees are determined as the greater of the following two formulas:

•	The first is a “career average pay formula” of 2.25% of annual earnings for each year of credited service under the plan.

•	The second is a “final average pay formula” as follows:

1.3% of final average earnings up to the Average Social Security Wage Base ($61,884 for 2011)

plus

1.7% of final average earnings in excess of the Average Social Security Wage Base multiplied by

the sum of years of credited service (up to a maximum of 40 years).

Under the final average pay formula, “final average earnings” equal the average of the highest 60 months of pay during the last 120 months of credited service. The Average Social Security Wage Base is the average of the taxable Social Security Wage Base for the 35 consecutive years preceding an employee’s retirement date or, for employees retiring at the end of 2011, $61,884. The executive’s annual earnings taken into account under each formula include base salary, plus cash incentive awards, less amounts deferred under the PPL Executive Deferred Compensation Plan, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2011).

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Benefits are reduced for retirement prior to age 60 for employees with 20 years of credited service, and reduced prior to age 65 for other employees. Employees vest in the PPL Retirement Plan after five years of credited service. In addition, the plan provides for joint and survivor annuity choices, and does not require employee contributions.

Benefits under the PPL Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2011 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age. Benefits subject to federal limits are payable from company funds under the Supplemental Compensation Pension Plan unless the employee is eligible for benefits under the Supplemental Executive Retirement Plan described below.

•

PPL Supplemental Executive Retirement Plan. The company offers the PPL Supplemental Executive Retirement Plan, or SERP, to approximately 24 active officers as of December 31, 2011, including Messrs. Spence, Miller, Farr, Grey and DeCampli, to provide for retirement benefits above amounts available under the PPL Retirement Plan described above. The SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the SERP are subject to claims of the company’s creditors in the event of bankruptcy. The SERP has been closed to new officers after December 31, 2011.

The SERP formula is 2.0% of final average earnings for the first 20 years of credited service plus 1.5% of final average earnings for the next 10 years. “Final average earnings” is the average of the highest 60 months of earnings during the last 120 months of credited service. “Earnings” include base salary and annual cash incentive awards.

Benefits are computed on the basis of the life annuity form of pension, with a normal retirement age of 65. Generally, absent a specifically authorized exception, such as upon a qualifying termination in connection with a change in control, no benefit is payable under the SERP if the executive officer has less than 10 years of service. Benefits under the SERP are paid, in accordance with a participant’s advance election, as a single sum or as an annuity, including choices of a joint and survivor or years-certain annuity. At age 60, or at age 50 with 10 years of service, accrued benefits are vested and may not be reduced by an amendment to the SERP or termination by the company. After the completion of 10 years of service, participants are eligible for death benefit protection.

The company does not have a policy for granting additional years of service but has done so under the SERP in individual situations. A grant of additional years of service to any executive officer must be approved by the Compensation, Governance and Nominating Committee, or the CGNC. The CGNC granted Mr. Spence an additional year of service for each year of employment under the SERP as a retention mechanism. Mr. Miller was credited with five years of additional service under the SERP, and pursuant to the terms of a retention agreement, the CGNC also granted Mr. Miller additional service up to a maximum of 30 years if he remained employed by the company until he was 60 years old, which occurred on October 1, 2008. Mr. DeCampli has been granted additional service for purposes of determining his eligibility for a SERP retirement benefit equal to four years of additional service upon reaching age 55, and additional service for determining his benefit upon retirement equal to five years of additional service upon reaching age 56. The total SERP benefit cannot increase beyond 30 years of service for any participant. The table below reflects the additional service amounts based on service as of December 31, 2011. Please refer to the table footnotes for additional information related to credited service under the SERP.

Mr. Grey is credited with service under the SERP commencing as of age 30, based on plan provisions in effect prior to January 1, 1998.

•

PPL Subsidiary Retirement Plan. The PPL Subsidiary Retirement Plan, in which Mr. Farr became a participant before he became an officer of the company, is a defined benefit plan that utilizes a hypothetical account balance to determine a monthly retirement annuity when an individual retires (known as a “cash balance plan”). Age 65 is the normal retirement age, but an individual may receive a reduced benefit as early as age 50 if the participant has at least five years of service.

The benefit formula for yearly increases to the hypothetical account balance is an increasing scale, based on age plus years of service. A participant whose age plus years of service is 32 or lower receives the minimum yearly credit of 5% of compensation plus 1.5% of compensation that is in excess of 50% of the Social Security Wage Base for that year. “Compensation” generally means base pay. The amount credited increases as age plus years of service increases, up to a maximum credit, at age plus years of service of 75 or above, of 14% of compensation plus 6% of compensation that is in excess of 50% of the Social Security Wage Base.

A participant has a vested right to a benefit under this plan after three years of service. Benefits are paid as a monthly annuity amount for life, or as a joint and survivor annuity. The amount of the annuity is determined by converting the hypothetical account balance, plus an assumed rate of interest, into a monthly annuity for life or joint lives at the participant’s date of commencement of payment.

•

LG&E and KU Retirement Plan (the “LG&E Retirement Plan”). The LG&E Retirement Plan is a funded and tax-qualified defined benefit retirement plan that was closed to new participants on December 31, 2005. As applicable to Mr. Staffieri, the LG&E Retirement Plan provides benefits based on a formula that takes into account the executive’s average monthly earnings and years of service. Benefits for eligible employees are determined as the greater of the following two formulas:

•	The first formula is 1.58% of average monthly earnings plus 0.40% of average monthly earnings in excess of “covered compensation” multiplied by years of credited service (up to a maximum of 30 years).

•	The second formula is 1.68% of average monthly earnings multiplied by years of credited service (up to a maximum of 30 years).

Under the LG&E Retirement Plan, the “average monthly earnings” is the average of the highest five consecutive monthly earnings prior to termination of employment. “Monthly earnings” is defined as total compensation as indicated on Form W-2 including deferrals to a 401(k) plan, but excluding any earnings from the exercise of stock options, limited to the IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2011), divided by 12.

“Covered compensation” is one-twelfth of the average of the Social Security Wage Base for the 35-year period ending with the year of a participant’s social security retirement age. The Social Security Wage Base for future years is assumed to be equal to the Social Security Wage Base of the current year.

The benefit an employee earns is payable starting at retirement on a monthly basis for life. Benefits are calculated on the basis of the life annuity form of pension with a normal retirement age of 65. Early retirement occurs at the earlier of age 55 or 30 years of service. There is no early retirement reduction after attainment of age 62. Prior to age 62, benefits are reduced. Employees vest in the LG&E Retirement Plan after five years of service.

Benefits under the LG&E Retirement Plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for 2011 is $195,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

•

LG&E and KU Supplemental Executive Retirement Plan (the “LG&E SERP”). Mr. Staffieri is a participant in the LG&E SERP. The LG&E SERP is unfunded and is not qualified for tax purposes. Accrued benefits under the LG&E SERP are subject to claims of the company’s creditors in the event of bankruptcy.

The LG&E SERP formula is equal to 64% of the average monthly compensation less

•	100% of the monthly qualified LG&E Retirement Plan benefit payable at age 65;

•	100% of the primary Social Security Benefit payable at age 65;

•	100% of any matching contribution or the employer contribution for those participants for whom the defined contribution plan is the primary retirement vehicle; and

•

100% of any other employer-provided benefit payable at age 65 as a life annuity from any qualified defined benefit plan or defined contribution plan (provided such qualified defined contribution plan was the employer’s primary vehicle for retirement) sponsored by previous employers.

The net benefit is multiplied by a fraction, not to exceed one, the numerator of which is years of service at date of termination and the denominator is 15.

“Average monthly compensation” is the average compensation for the highest 36 consecutive months preceding termination of employment. “Compensation” is defined as base salary plus short-term incentive pay prior to any deferrals under any qualified or non-qualified deferred compensation plan.

Normal retirement is age 65. Early retirement for a participant who has been credited with at least five years of service and whose age is at least age 50 is the later of separation of service or age 55. There is no early retirement reduction after attainment of age 62.

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)(3)	Payments During Last Fiscal Year
W. H. Spence	PPL Retirement Plan	5.5	$ 206,970	—
	SERP	11.0(4)	3,828,190	—
J. H. Miller	PPL Retirement Plan	10.8	581,502	—
	SERP	30.0(5)	22,481,006	—
P. A. Farr	PPL Retirement Plan	7.3	234,253	—
	PPL Subsidiary Retirement Plan	4.8	35,239	—
	SERP	13.6	1,934,084	—
R. J. Grey	PPL Retirement Plan	16.8	749,100	—
	SERP	30.0(6)	5,805,244	—
V. A. Staffieri	LG&E Retirement Plan	19.8	833,275	—
	LG&E SERP	19.8	10,166,685	—
D. G. DeCampli	PPL Retirement Plan	5.1	185,367	—
	SERP	8.0(7)	969,526	—

(1)	See “PPL Supplemental Executive Retirement Plan” above for a description of the years of service that have been granted under the SERP to Messrs. Spence, Miller, Grey and DeCampli.

(2)	The assumptions used in estimating the present values of each named executive officer’s accumulated pension benefit are:

Plan	Assumed Retirement Date(a)	Discount Rate	Post-retirement Mortality Assumption
PPL Retirement Plan	60	5.07%	2012 IRS prescribed gender specific mortality table with mortality improvements projected 7 years beyond specified date.
PPL SERP	60	4.36%

PPL Subsidiary Retirement Plan	65	5.12%
LG&E Retirement Plan	62	5.12%

Mortality table used for 2012 Pension Protection Act target liability purposes as prescribed by the Internal Revenue Service, or IRS, for December 31, 2011 present values and mortality table used for 2011 Pension Protection Act target liability purposes as prescribed by the IRS for December 31, 2010 present values

LG&E SERP	62	5.02%

(a)

The age provided is the following (or current age, if later) — for the PPL Retirement Plan, PPL Subsidiary Retirement Plan and PPL SERP, the age at which retirement may occur without any reduction in benefits; for the PPL Retirement Plan, the employee has at least 20 years of service, and the benefit payable under the available forms of annuity is age 65. For the LG&E Retirement Plan and LG&E SERP, the age at which retirement may occur without any reduction in benefits is age 62.

(3)

The present values in the column reflect theoretical figures prescribed by the SEC for disclosure and comparison purposes. The table below reflects the actual benefits payable under the SERP and the LG&E SERP upon the listed events assuming termination of employment occurred as of December 31, 2011.

SERP Payments upon Termination as of December 31, 2011(a)
Name	Retirement	Death	Disability
W. H. Spence(b)	—	$1,907,494	—
J. H. Miller	$22,588,921	11,255,921	$22,588,921
P. A. Farr(b)	—	1,063,979	—
R. J. Grey	5,809,612	2,770,283	5,809,612
V. A. Staffieri(c)	11,464,450	7,984,237	8,174,963
D. G. DeCampli(b)	—	495,132	—

(a)

Messrs. Spence, Miller, Farr, Grey and DeCampli have elected to receive benefits payable under the SERP as a lump-sum payment, subject to applicable law. For Mr. Staffieri, the LG&E SERP does not provide for a lump-sum payment, but a lump-sum amount is shown here for comparison purposes. See note (c) below for Mr. Staffieri’s monthly LG&E SERP benefits. The amounts shown in this table represent the values that would have become payable based on a December 31, 2011 termination of employment. Actual payment would be made following December 31, subject to plan rules and in compliance with Section 409A of the Internal Revenue Code.

(b)

Messrs. Spence, Farr and DeCampli are not eligible to retire under the SERP. Mr. Spence, however, is vested under the SERP, while Messrs. Farr and DeCampli are not. If Mr. Spence had left the company on December 31, 2011, voluntarily or as a result of a disability or death, he, or his spouse, would have been vested in a deferred benefit under the PPL Retirement Plan and the SERP. If Mr. Farr had left the company voluntarily on December 31, 2011, he would have been eligible for benefits under the PPL Retirement Plan, the PPL Subsidiary Retirement Plan and the Supplemental Compensation Pension Plan but not the SERP. If Mr. DeCampli had left the company voluntarily on December 31, 2011, he would be eligible for benefits under the PPL Retirement Plan and the Supplemental Compensation Pension Plan but not the SERP. Additionally, if Messrs. Farr and DeCampli had died on December 31, 2011, each officer’s spouse would have been eligible for a SERP benefit.

(c)

If Mr. Staffieri had retired on December 31, 2011 and commenced his LG&E SERP benefit on January 1, 2012, the monthly LG&E SERP benefit payable as a life annuity would have been $62,338. If he had died on December 31, 2011, the monthly LG&E SERP benefit payable to his spouse for her lifetime on January 1, 2012 would have been $43,290. If Mr. Staffieri had become disabled on December 31, 2011, the monthly LG&E SERP disability benefit payable at age 65 as a life annuity (assuming continued accrual) would have been $83,226.

(4)

Includes 5.5 additional years of service provided to Mr. Spence. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Spence as of December 31, 2011 under the SERP of $1,914,095.

(5)

Includes 19.2 additional years of service provided to Mr. Miller. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Miller as of December 31, 2011 under the SERP of $14,387,844.

(6)

Includes 13.2 additional years of service provided to Mr. Grey. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. Grey as of December 31, 2011 under the SERP of $2,554,307.

(7)

Includes 2.9 additional years of service provided to Mr. DeCampli. The years of credited service in excess of actual years of service provided to the company resulted in an increase to the present value of accumulated benefits for Mr. DeCampli as of December 31, 2011 under the SERP of $351,453.

NONQUALIFIED DEFERRED COMPENSATION IN 2011

The PPL Executive Deferred Compensation Plan allows participants to defer all but $75,000 of their base salary and up to all of their annual cash incentive awards. In addition, the company made matching contributions to this plan during 2011 of up to 3% of an executive’s cash compensation (salary plus annual cash incentive award) to match executive contributions that would have been made to PPL’s tax-qualified 401(k) deferred savings plan, also known as the Deferred Savings Plan, except for Internal Revenue Service-imposed limitations on those contributions. The PPL Executive Deferred Compensation Plan is unfunded and is not qualified for tax purposes. All benefits under this plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer, and the participant selects one or more deemed investment choices that generally mirror those that are available generally to employees under the Deferred Savings Plan at Fidelity Investments. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. The company maintains each account as a bookkeeping entry. During 2011, Messrs. Spence, Miller, Farr, Grey and DeCampli notionally invested in one or more of the following Fidelity funds, with the annual return shown for each fund: Columbia Acorn Fund Class Z (-4.61%); Fidelity Freedom 2015 Fund Class K (-.34%); Fidelity Freedom 2020 Fund Class K (-1.24%); Fidelity Freedom Income Class K (2.12%); Fidelity Balanced Class K (1.76%); Fidelity Growth Company Fund Class K (0.81%); Invesco VanKampen Comstock Value II Class A Fund (1.97%); Spartan 500 Index — Institutional Class Fund (2.09%); Spartan Total Market Index Fund — Institutional Class (1.01%); Spartan International Index Fund — Institutional Class (-12.12%); Templeton Foreign Fund Class Advisor (-12.57%); JPMorgan Core Bond Fund Class R5 (7.42%) and Wells Fargo Government Securities Institutional Class Fund (7.33%).

In general, the named executive officers who participate in this plan cannot withdraw any amounts from their deferred accounts until they either leave or retire from the company. The company’s Corporate Leadership Council, which currently consists of the chief executive officer, chief financial officer and general counsel, has the discretion to make a “hardship distribution” if there is an unforeseeable emergency that causes a severe financial hardship to the participant. Participants may elect one or more annual installments for a period of up to 15 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code. No withdrawals or distributions were made by the named executive officers in 2011.

Mr. Staffieri is a participant in the LG&E and KU Nonqualified Savings Plan. The plan allows participants to defer up to a maximum of 75% of base compensation and annual incentive awards. In addition, the participant receives a matching contribution equal to 70% of the first 6% deferred; provided that the participant is not eligible for matching contributions in the LG&E and KU Savings Plan (a tax-qualified 401(k) plan) at the time the deferred compensation would have otherwise been paid to the participant. The LG&E and KU Nonqualified Savings Plan is unfunded and is not qualified for tax purposes. All benefits under the LG&E and KU Nonqualified Savings Plan are subject to the claims of the company’s creditors in the event of bankruptcy. A hypothetical account is established for each participant who elects to defer. The amount in the participant’s hypothetical account is credited with interest at an annual rate equal to the Prime Interest Rate reset as of the immediately preceding March 31, June 30, September 30 and December 31. Mr. Staffieri’s rate of return for 2011 was 3.25%.

In general, distributions under the LG&E and KU Nonqualified Savings Plan are made at the time specified by the named executive officer at the time of completion of the deferral agreement. However, a “hardship distribution” will be approved if there is an unforeseeable emergency, as defined by Section 409A of the Internal Revenue Code, that causes a severe financial hardship to the participant.

Participants may elect a lump-sum payment or annual installment payments for a period of not less than two years and not more than 10 years, provided the participant complies with the election and timing rules of Section 409A of the Internal Revenue Code.

Name	Name of Plan	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
W. H. Spence	PPL Executive Deferred Compensation Plan	$ 59,012	$20,230	$(14,157)	—	$219,458
J. H. Miller	PPL Executive Deferred Compensation Plan	36,856	29,506	(73)	—	363,428
P. A. Farr	PPL Executive Deferred Compensation Plan	365,050	13,624	8,099	—	916,811
R. J. Grey	PPL Executive Deferred Compensation Plan	30,539	10,984	(9,592)	—	491,849
V. A. Staffieri	LG&E and KU Nonqualified Savings Plan	87,889	55,164	23,569	$(151,413)	777,439
	LG&E Energy Corp. Nonqualified Savings Plan	—	—	30,641	—	959,491
D. G. DeCampli	PPL Executive Deferred Compensation Plan	67,348	8,258	(7,238)	—	463,863

(1)

The following named executive officers deferred salary in 2011 in the amounts indicated: Spence ($23,669); Miller ($36,856); Farr ($151,300); Grey ($13,496); Staffieri ($41,185) and DeCampli ($67,348), which are included in the “Salary” column of the Summary Compensation Table for 2011. In addition, Messrs. Spence, Farr, Grey and Staffieri deferred $35,343, $213,750, $17,043 and $46,704 of their cash incentive awards for 2010 performance paid in 2011, which are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2010.

(2)	Amounts in this column are company matching contributions during 2011 and are included in the Summary Compensation Table for 2011 under the heading “All Other Compensation.”

(3)	Aggregate earnings for 2011 are not reflected in the Summary Compensation Table because such earnings are not deemed to be “above-market” earnings.

(4)

Represents the total balance of each named executive officer’s account as of December 31, 2011. Of the totals in this column, the following amounts have previously been reported in a Summary Compensation Table for previous years:

Name	Executive Contributions	Registrant Contributions	Total
W. H. Spence	$ 78,981	$53,651	$132,632
J. H. Miller	101,139	79,728	180,867
P. A. Farr	268,955	40,042	308,997
R. J. Grey	130,021	26,022	156,043
V. A. Staffieri	7,488	5,242	12,730
D. G. DeCampli	236,178	12,490	248,668

Change-in-Control Arrangements

The company has entered into severance agreements with each of Messrs. Spence, Farr, Grey and DeCampli, and had entered into a severance agreement with Mr. Miller, which provide benefits to these officers upon qualifying terminations of employment in connection with a change in control of the company. Mr. Staffieri has an employment and severance agreement with LG&E and KU Energy LLC, which is separately described in “Employment and Severance Agreement for Mr. Staffieri” beginning on page 73. A “change in control” in the severance agreements with respect to Messrs. Spence, Miller, Farr, Grey and DeCampli is defined as the occurrence of any of five specific events. These events are summarized as follows:

•	a change in the majority of the members of our Board of Directors occurs through contested elections;

•	an investor or group acquires 20% or more of the company’s common stock;

•	a merger occurs that results in less than 60% control of the company or the surviving entity by the current shareowners;

•	shareowner approval of the liquidation or dissolution of the company; or

•	the Board of Directors declares that a change in control is anticipated to occur or has occurred.

A voluntary termination of employment by the named executive officer would only result in the payment of benefits if there was “good reason” for leaving. “Good reason” includes a number of circumstances where the named executive officer has a substantial adverse change in the employment relationship or the duties assigned. For example, a reduction in salary, a relocation of the place of work more than 30 miles away, or a cutback or exclusion from a compensation plan, pension plan or welfare plan, would be “good reason.” The benefits provided under these agreements replace any other severance benefits that the company or any prior severance agreement would provide to these named executive officers.

There is no benefit payable before or after a change in control if the officer is discharged for “cause.” “Cause” generally means willful conduct that can be shown to cause material injury to the company or the willful refusal to perform duties after written demand by the Board of Directors.

Each of the severance agreements with respect to Messrs. Spence, Farr, Grey and DeCampli continues in effect until December 31, 2012, and the agreements generally are automatically extended for additional one-year periods. If a change in control occurs during the agreements’ respective terms, the agreements will expire no earlier than 36 months after the month in which the change in control occurs. Each agreement provides that the named executive officer will be entitled to the severance benefits described below if, in connection with a change in control, the company terminates the named executive officer’s employment for any reason other than death, disability, retirement or “cause,” or the officer terminates employment for “good reason.”

These benefits include:

•

a lump-sum payment equal to three times the sum of (1) the named executive officer’s base salary in effect immediately prior to the date of termination, or if higher, immediately prior to the first occurrence of an event or circumstance constituting “good reason” and (2) the highest annual bonus in respect of the last three fiscal years ending immediately prior to the fiscal year in which the change in control occurs, or if higher, the fiscal year immediately prior to the fiscal year in which an event or circumstance constituting “good reason” first occurs;

•

a lump-sum payment having an actuarial present value equal to the additional pension benefits the officer would have received had the officer continued to be employed by the company for an additional 36 months;

•

the continuation of welfare benefits for the officer and his or her dependents for the 36-month period following separation (reduced to the extent the officer receives comparable benefits from another employer);

•	unpaid incentive compensation that has been allocated or awarded for a previous performance period;

•

vesting of all contingent incentive compensation awards for all then uncompleted periods, calculated on a prorated basis of months of completed service, assuming performance achievement at 100% of the target level, except for performance units;

•

vesting of all performance units outstanding calculated on a pro rata basis of months of completed service, assuming achievement at the maximum (200% of target), but offset by the value of performance units required to be paid pro rata at target upon a change in control in accordance with the performance unit agreement as discussed below;

•	outplacement services for up to three years;

•	a gross-up payment for any excise tax imposed under the golden parachute provisions of the Internal Revenue Code; and

•	post-retirement health care and life insurance benefits to officers who would have become eligible for such benefits within the 36-month period following the change in control.

See “Summary of Compensation Policy and Plan Changes after 2011 Say-on-Pay Vote — 3. Change in Control Agreements” in the CD&A at page 30 for a description of changes in new form of change in control agreement to be used for those officers entering into such agreements after December 31, 2011.

See the “Potential Payments upon Termination or Change in Control of PPL Corporation” table on page 77 for the estimated value of benefits to be paid if a named executive officer were terminated on December 30, 2011, the last business day of 2011, after a change in control of PPL for qualifying reasons.

In addition to the benefits that the severance agreements provide, the following events would occur in the event of a change in control under the company’s compensation arrangements:

•

the restriction period applicable to any outstanding restricted stock or restricted stock unit awards lapses for those awards granted as part of the company’s compensation program (excluding restricted stock granted under our retention agreements);

•

the performance period applicable to any outstanding performance unit awards will be deemed to conclude prior to the change in control, and a pro rata portion of all unvested units will become immediately vested as though there had been achievement of goals satisfying the target award;

•	all restrictions on the exercise of any outstanding stock options lapse;

•	upon a qualifying termination, all participants in the SERP immediately vest in their accrued benefit, even if not yet vested due to age and service; and

•

upon a qualifying termination, the SERP benefit improves by a pro rata portion of the additional years of service granted to the officer, if any, that otherwise would not be earned until a specified period of years had elapsed or the officer had reached a specified age.

The value of the SERP enhancements is included under the “Termination Following a Change in Control” column of the “Potential Payments upon Termination or Change in Control of PPL Corporation” table provided below at page 77.

PPL has trust arrangements in place to facilitate the funding of benefits under the SERP, the Executive Deferred Compensation Plan, severance agreements and the Directors Deferred Compensation Plan if a change in control were to occur. Currently, the trusts are not funded. The trusts provide for the company to fund the trusts at the time a “potential change in control” occurs. The funds are refundable to the company if the change in control does not actually take place.

A “potential change in control” is triggered when:

•	the company enters into an agreement that would result in a change in control;

•	the company or any investor announces an intention to enter into a change in control;

•	the Board of Directors declares that a potential change in control has occurred; or

•	an investor obtains 5% or more of the company’s common stock and intends to control or influence management (requiring a Schedule 13D to be filed by the investor with the SEC).

Within 60 days of the end of each year after the change in control occurs, PPL is required to irrevocably deposit additional cash or property into the trusts in an amount sufficient to pay participants or beneficiaries the benefits that are payable under terms of the plans that are being funded by the trusts as of the close of each year. Any income on the trust assets would be taxed to PPL and not to the beneficiaries of the trusts, and such assets would be subject to the claims of general creditors in the event of PPL’s insolvency or bankruptcy.

Retention Agreements

PPL has entered into retention agreements with Messrs. Farr and DeCampli that granted them 40,000 shares and 30,000 shares, respectively, of restricted PPL common stock. The restriction period will lapse on April 27, 2027 for Mr. Farr. The restrictions on 15,000 shares will lapse for Mr. DeCampli on December 1, 2012, his 55th birthday, and the restrictions will lapse on the remaining 15,000 shares on December 1, 2017, his 60th birthday. PPL has also entered into a retention agreement with Mr. Staffieri pursuant to which he was granted 80,940 restricted stock units. The restriction period with respect to these restricted stock units will lapse on December 1, 2012.

In the event of death or disability, the restriction period on a prorated portion of these shares, or stock units in the case of Mr. Staffieri, will lapse immediately. In the event of a “change in control” of PPL, the restriction period on all of these shares will lapse immediately if there is an involuntary termination of employment that is not for “cause.” In the event Mr. Farr is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to April 27, 2027, all shares of his restricted stock will be forfeited. In the event Mr. DeCampli is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to December 1, 2012, all shares of his restricted stock will be forfeited; if he is terminated for “cause” after December 1, 2012 and prior to December 1, 2017, the remaining 15,000 shares of his restricted stock will be forfeited. In the event Mr. Staffieri is terminated for “cause” or he terminates his employment with all PPL-affiliated companies prior to December 1, 2012, all of his restricted stock units will be forfeited. Pursuant to the terms of Mr. Staffieri’s retention agreement, restrictions on the restricted stock units will lapse on December 1, 2012 and shares of PPL common stock will be issued upon Mr. Staffieri’s delivery of a release of liability agreement in connection with specified agreements between Mr. Staffieri and LKE regarding his employment. In addition to encouraging Mr. Staffieri to remain with the company, the award of the restricted stock units also compensates Mr. Staffieri for, among other things, the loss of a number of fringe benefits and perquisites previously provided by LKE.

Mr. Miller’s agreement also included a grant of additional years of service under the SERP, as described above in
“— Pension Benefits in 2011 — PPL Supplemental Executive Retirement Plan.”

Termination Benefits

The named executive officers are entitled to various benefits in the event of a termination of employment, but the value of those benefits and their components vary depending upon the circumstances.

A qualifying termination in connection with a change in control of PPL Corporation triggers contractual benefits under the severance and equity agreements described above. A retirement provides benefits and payments in cash or stock that are set forth in various executive plans referred to above. A termination resulting from death or disability also has a number of benefit consequences under various benefit plans.

The following table, “Potential Payments upon Termination or Change in Control of PPL Corporation,” sets forth the company’s estimates of the probable value of benefits that would have been payable assuming a termination of employment as of December 30, 2011, the last business day of 2011, for reasons of voluntary termination, retirement, death, disability or qualifying termination in connection, with a change in control. However, as permitted by SEC disclosure rules, the table does not reflect any amount provided to a named executive officer that is generally available to all salaried employees. Also, the following table does not repeat information disclosed in the “Pension Benefits in 2011” table, the “Nonqualified Deferred Compensation in 2011” table or, except to the extent that vesting or payment may be accelerated, the “Outstanding Equity Awards at Fiscal Year-End 2011” table. If a named executive officer did not yet qualify for full retirement benefits or other benefits requiring longer service, that additional benefit is not reflected below. If a named executive officer had the ability to elect retirement and thereby avoid a forfeiture or decreased benefits, the tables assume that retirement was elected and is noted as such in the footnotes to the table.

In the event that an executive is terminated for “cause” by the company, no additional benefits are due under the applicable plans and agreements.

Severance. See “CD&A — Other Compensation Matters — Special Compensation — Severance” for a discussion of the company’s practice as to severance benefits. PPL has entered into agreements with particular executives, typically in connection with a mid-career hire situation and as part of our offer of employment, in which we have promised a year’s salary in severance pay in the event the executive is terminated by the company for reasons other than “cause.” Severance benefits payable under these arrangements are conditioned on the executive agreeing to release the company from any liability arising from the employment relationship.

Specifically, the company agreed at the time of hiring Mr. Spence to provide up to 24 months of salary should he be terminated after one year of employment. Payment would stop if Mr. Spence became re-employed during the 24-month period. The company also agreed at the time of hiring Mr. Miller to provide up to 52 weeks of salary should he be terminated after one year of employment. Payment would stop if Mr. Miller became re-employed during the 52-week period. The company also agreed at the time of hiring Mr. DeCampli to provide up to 52 weeks of salary should he be terminated after one year of employment. Payment would stop if Mr. DeCampli became re-employed during the 52-week period. In addition, during the severance payment period, the company would continue active employee health, dental and basic life insurance benefits for all of these individuals.

As discussed above in “Change-In-Control Arrangements,” there is a structured approach to separation benefits for involuntary and select “good reason” terminations of employment in connection with a change in control of PPL Corporation. PPL has entered into agreements with each of Messrs. Spence, Miller, Farr, Grey and DeCampli that provide benefits to the officers upon qualifying terminations of employment in connection with a change in control. The benefits provided under these agreements replace any other severance benefits provided to these officers by PPL Corporation, or any prior severance agreement.

The table below includes the severance payments, the value of continued welfare benefits and outplacement benefits as “Other separation benefits,” and the value of “gross-up” payments for required Federal excise taxes on excess parachute payments as “Tax gross-up amount payable.” The value of additional pension benefits provided under the severance agreements is discussed above in “Change-in-Control Arrangements” and is included as “SERP” in the table below.

Employment and Severance Agreement for Mr. Staffieri. In connection with PPL’s acquisition of E.ON U.S. LLC, now referred to as LKE, Mr. Staffieri entered into an amended and restated employment and severance agreement with LKE that replaced Mr. Staffieri’s previous employment and severance agreement. Both the current and prior versions of the agreement provide severance, change in control protection and other benefits on substantially similar terms, which are described below. The agreement provides for changes needed to reflect PPL’s acquisition of LKE, Mr. Staffieri’s retention with LKE, and his anticipated role at the company and LKE after the acquisition.

The initial term of the amended agreement is two years and is automatically extended for subsequent one-year terms unless terminated upon 90 days notice. Pursuant to the terms of his amended agreement, in addition to an annual base salary, Mr. Staffieri is entitled to participate in an annual bonus plan and a long-term incentive plan with target awards of 75% and 175%, respectively, of the annual base salary amount. Additionally, Mr. Staffieri is provided $2 million in life insurance protection, along with participation in the employee benefit plans offered by LKE to its senior executives.

If, within 24 months following the acquisition of LKE by PPL or a subsequent change in control of LKE, as defined in the amended agreement, Mr. Staffieri’s employment is terminated for “good reason” or for reasons other than cause, disability or death, Mr. Staffieri will be entitled to a severance payment equal to 2.99 times the sum of (1) his annual base salary and (2) his bonus amount. The bonus amount is the greater of:

•	the most recent annual bonus paid or payable to Mr. Staffieri;

•

the annual bonus paid or payable to Mr. Staffieri under the annual bonus plan for the full fiscal year ended prior to the fiscal year during which the acquisition of the company or a future change in control, as applicable, occurred; or

•

Mr. Staffieri’s target award under the annual bonus plan for the full fiscal year ended prior to the fiscal year during which the acquisition of LKE or a future change in control, as applicable, occurred.

If, during the term of the agreement, but after the second anniversary of PPL acquisition of LKE and prior to a future change in control, Mr. Staffieri’s employment is terminated for “good reason” or for reasons other than cause, disability or death, Mr. Staffieri will be entitled to an amount equal to two times his annual base salary and bonus amount, as defined above.

In addition to the severance amount described above, upon a termination of Mr. Staffieri’s employment for “good reason” or for reasons other than cause, disability or death, Mr. Staffieri would be entitled to receive any earned but unpaid base salary as of the date of termination, together with any earned, but unpaid (1) vacation pay, (2) annual bonus for the prior performance year, as determined pursuant to the terms of the applicable plan, (3) accrued, but unreimbursed expenses, and (4) all other payments and benefits owed to him in accordance with terms of the plans, programs and policies of LKE. Additionally, Mr. Staffieri would be entitled to a payment for outplacement services equal to 20% of his annual base salary. Benefit continuation is provided for a period of 36 months, except in the case of a severance occurring after the second anniversary of PPL’s acquisition of LKE and prior to a future change in control, in which case the period is 24 months.

Payments pursuant to Mr. Staffieri’s agreement may be made to him that would equal or exceed an amount which would constitute a nondeductible payment pursuant to Section 280G of the Internal Revenue Code. In such event, Mr. Staffieri would become entitled to an additional payment equal to the additional cost of the excise tax on the payment.

Mr. Staffieri may terminate employment with LKE for “good reason” if:

•	his base salary, annual target bonus percentage, or long-term target bonus percentage is reduced;

•	his present place of employment is relocated in excess of 50 miles;

•	his authorities, duties, responsibilities or reporting are materially reduced from those in effect immediately prior to the acquisition of LKE; or

•	any other action or inaction that constitutes a material breach by LKE of his agreement occurs.

Prior to any termination by Mr. Staffieri pursuant to this provision, he must provide notice to LKE within 90 days of the occurrence of any of these actions, and LKE has a 30-day period to remedy the cause of the “good reason.”

The agreement also provides for the continuation of benefits for 36 months to Mr. Staffieri’s dependents and beneficiaries in the event of his death during the term of the amended agreement. A disability benefit equal to 60% of his annual base salary, less 100% of the Social Security benefit, is provided until age 65.

SERP and PPL Executive Deferred Compensation Plan. See “Pension Benefits in 2011” above for a discussion of the SERP and “Change-in-Control Arrangements” for a discussion of enhanced benefits that are triggered if Messrs. Spence, Miller, Farr, Grey or DeCampli are terminated in connection with a change in control of PPL. The “Potential Payments upon Termination or Change in Control of PPL Corporation” table below only includes enhancements to benefits disclosed in the “Pension Benefits in 2011” table available as a result of the particular circumstances of termination of employment.

Account balances under the PPL Executive Deferred Compensation Plan and the LG&E and KU Nonqualified Savings Plan become payable as of termination of employment for any reason, or as of the time previously elected. Current balances are included in the “Nonqualified Deferred Compensation in 2011” table on page 67 above and are not included in the table below.

Annual Cash Incentive Awards. It is PPL’s practice to pay a pro rata portion of the accrued but unpaid annual cash incentive award to executives who retire or who are eligible to retire and (1) die while employed or (2) terminate employment due to a disability during the performance year. Payments occur at the regularly scheduled time as paid to other executive officers. Only Messrs. Grey and Staffieri are currently eligible to retire. Mr. Miller was eligible and retired on April 1, 2012. In the event any of Messrs. Spence, Farr or DeCampli were to die or terminate employment due to a disability, the CGNC has the authority to consider an award. If any of Messrs. Spence, Farr or DeCampli were to leave voluntarily, such named executive officer would not be entitled to an annual cash incentive award.

In the event of a qualifying termination in connection with a change in control of PPL Corporation, annual cash incentive awards that have been determined, but not yet paid, are payable under the terms of the severance agreements entered into with Messrs. Spence, Miller, Farr, Grey and DeCampli. Also in the case of a change in control, if a termination under these severance agreements occurs during the performance year, accrued incentive cash awards are payable on a pro rata basis for the period worked during the year using the assumption that performance goals were attained at target.

Except as noted above for Messrs. Spence, Farr and DeCampli, the same annual cash incentive awards discussed in the CD&A and detailed for the 2011 performance year would have been payable, without enhancement, in the event of retirement, death, disability, involuntary termination for reasons other than cause or in the event of a qualifying termination in connection with a change in control and are not included in the table below.

Long-term Incentive Awards. Restrictions on restricted stock units generally lapse upon retirement, death or termination of employment due to disability or in the event of a change in control. Restricted stock units are generally forfeited in the event of voluntary termination; however, for executives eligible to retire, which included Messrs. Miller, Grey and Staffieri as of December 30, 2011, the last business day of 2011, we have assumed for the table below that the executive retires and restrictions lapse. Likewise, in the table below we have assumed that, in the event of involuntary termination for reasons other than “cause” for executives eligible to retire, the restrictions lapse.

For those named executive officers who have retention agreements, the restrictions on the retention shares or units lapse if the executive’s employment is terminated: (1) involuntarily for reasons other than for cause; (2) for qualifying reasons in connection with a change in control; or (3) in the event of death or disability. The appropriate column of the following table, “Potential Payments upon Termination or Change in Control of PPL Corporation,” includes the value of these shares or units, as of December 30, 2011, the last business day of 2011, (based on a closing price of PPL common stock on the NYSE of $29.42), of accelerated restricted stock units for each termination event.

Performance units that have not yet been earned as a result of the completion of the performance period remain outstanding through the conclusion of the performance period and eligible for pro rata vesting upon retirement, disability or death. Upon completion of the performance period, a pro rata portion of the total of the performance units, reinvested cash dividend equivalent amounts and any dividends on shares of common stock in the form of stock become payable. Otherwise, performance units are generally forfeited in the event of voluntary termination. In the table below for executives eligible to retire (Messrs. Miller, Grey and Staffieri), we have assumed the executive retires. Likewise, in the table below we have assumed that in the event of involuntary termination for reasons other than “cause,” performance units for executives eligible to retire remain outstanding subject to future pro rata vesting. For all executives, we have assumed disability or death as of December 30, 2011. In all events, we have included the future pro rata value based on the assumption of performance achievement at target.

Stock options that are not yet exercisable, other than those granted 12 months before termination of employment, become exercisable upon retirement. In the event of death or termination of employment due to disability, stock options not yet exercisable continue to become exercisable in accordance with the vesting schedule (in one-third increments on each anniversary of the grant). Options that are not yet exercisable are generally forfeited in the event of voluntary termination; however, for executives eligible to retire (Messrs. Miller, Grey and Staffieri), we have assumed the executive retires. Likewise, in the table below we have assumed that in the event of involuntary termination for reasons other than “cause,” options not yet exercisable for executives eligible to retire become exercisable.

Stock options granted within 12 months prior to termination of employment are normally forfeited. In the event of a change in control, all options, including those granted within the preceding 12 months, become exercisable upon the closing of the transaction that results in the change in control. See “Proposal 2: Approval of the PPL Corporation 2012 Stock Incentive Plan” beginning at page 81 for a discussion of the changes proposed in the new 2012 Stock Incentive Plan, which would require a qualifying termination of the executive officer before the stock options would become exercisable after a change in control occurs.

The term of all PPL stock options is 10 years. In the event of retirement, the executive has the full term to exercise the options. In the event of termination of employment as a result of death or disability, the term is reduced to the earlier of the remaining term of the option or 36 months. In the event of a qualifying termination of employment in connection with a change in control, the term is reduced to 36 months for all outstanding options. Effective for grants of options made in 2010 and after, the exercise periods in the event of a change in control were extended to the full term. In the event of voluntary termination of employment for reasons other than noted above, all executives have a maximum of 60 days to exercise options that are exercisable but that have not yet been exercised before they are forfeited.

The following table includes the value (based on the closing price of PPL common stock on the NYSE of $29.42 on December 30, 2011) of options that are not yet exercisable, assuming the options were “in-the-money” and exercised as of December 30, 2011 for each termination event. Footnote 7 following the table identifies such options, as well as and those that have no value as of December 30, 2011 that may be exercised in the future. Also, in the event of death or disability, if an executive were eligible to retire (Messrs. Miller, Grey and Staffieri) as of the event date, we have assumed the named executive elected to retire. For the table below, options already exercisable as of the termination event are excluded. The value of these options is provided in the “Outstanding Equity Awards at Fiscal-Year End 2011” table above.

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE IN CONTROL OF PPL CORPORATION

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause(8)		Change in Control	Termination Following a Change in Control
W. H. Spence
Severance payable in cash(1)	$0	$0	$0	$2,000,000		$0	$6,534,300
Other separation benefits(2)	0	0	0	0		0	156,813
Tax gross-up amount payable(3)	0	0	0	0		0	4,443,417
SERP(4)	0	0	0	0		0	2,390,000
Performance-Contingent Restricted stock/units(5)	0	2,310,647	2,310,647	0	(9)	2,310,647	2,310,647
Performance units(6)	0	719,907	719,907	0	(9)	719,907	1,439,815
Stock options(7)	0	644,188	644,188	0	(9)	644,188	644,188

J. H. Miller
Severance payable in cash(1)	0	0	0	1,229,500		0	11,473,200
Other separation benefits(2)	0	0	0	0		0	177,441
Tax gross-up amount payable(3)	0	0	0	0		0	0
SERP(4)	0	0	0	0		0	0
Performance-Contingent Restricted stock/units(5)	5,468,001	5,468,001	5,468,001	5,468,001		5,468,001	5,468,001
Performance units(6)	1,723,718	1,723,718	1,723,718	1,723,718		1,723,718	3,447,436
Stock options(7)	0	1,503,722	1,503,722	0		1,503,722	1,503,722

P. A. Farr
Severance payable in cash(1)	0	0	0	0		0	3,252,100
Other separation benefits(2)	0	0	0	0		0	146,036
Tax gross-up amount payable(3)	0	0	0	0		0	3,315,341
SERP(4)	0	0	0	0		0	2,570,000
Performance-Contingent & Restricted stock/units(5)	0	2,810,198	2,810,198	1,176,800	(9)	2,810,198	2,810,198
Performance units(6)	0	493,079	493,079	0	(9)	493,079	986,158
Stock options(7)	0	456,762	456,762	0	(9)	456,762	456,762

R. J. Grey
Severance payable in cash(1)	0	0	0	0		0	3,054,600
Other separation benefits(2)	0	0	0	0		0	138,938
Tax gross-up amount payable(3)	0	0	0	0		0	0
SERP(4)	0	0	0	0		0	0
Performance-Contingent Restricted stock/units(5)	944,382	944,382	944,382	944,382		944,382	944,382
Performance units(6)	293,023	293,023	293,023	293,023		293,023	586,046
Stock options(7)	0	254,693	254,693	0		254,693	254,693

V. A. Staffieri
Severance payable in cash(1)	0	0	0	4,752,964		0	4,752,964
Other separation benefits(2)	0	50,400	0	209,514		0	209,514
Tax gross-up amount payable(3)	0	0	0	0		0	0
SERP(4)	0	0	0	0		0	0
Restricted stock/units(5)	0	2,381,255	2,381,255	2,381,255		2,381,255	2,381,255
Performance units(6)	112,384	112,384	112,384	112,384		112,384	224,769
Stock options(7)	0	517,150	517,150	0		517,150	517,150

D. G. DeCampli
Severance payable in cash(1)	0	0	0	0		0	2,508,900
Other separation benefits(2)	0	0	0	0		0	128,898
Tax gross-up amount payable(3)	0	0	0	0		0	1,812,827
SERP(4)	0	0	0	0		0	790,000
Performance-Contingent & Restricted stock/units(5)	0	1,776,380	1,776,380	953,208	(9)	1,776,380	1,776,380
Performance units(6)	0	235,948	235,948	0	(9)	235,948	471,897
Stock options(7)	0	226,026	226,026	0	(9)	226,026	226,026

(1)	For purposes of this table, we have assumed the named executive officers are eligible for benefits under their respective severance agreements.

Mr. Spence has an agreement under which he is entitled to receive up to 24 months of salary following involuntary termination for reasons other than cause. The full 24 months are shown as “Severance payable in cash” under the “Involuntary Termination Not for Cause” column. Mr. Miller and Mr. DeCampli have agreements under which they are entitled to receive up to 52 weeks of salary following involuntary termination for reasons other than cause. The full 52 weeks of salary are shown as “Severance payable in cash” under the “Involuntary Termination Not for Cause” column. Mr. Staffieri has an employment and severance agreement with LKE under which he is entitled to cash severance equal to 2.99 times base salary and bonus if terminated by PPL for any reason other than for cause or by reason of his death or disability, or for “good reason” as that term is defined in his agreement, provided such separation occurs prior to November 1, 2012.

In the event of termination of employment in connection with a change in control of PPL Corporation, Messrs. Spence, Farr, Grey and DeCampli (and Mr. Miller for the purpose of this table) are eligible for severance benefits if termination occurs within 36 months of a change in control (a) due to termination by the company for reasons other than “cause” or (b) by the executive on the basis of “good reason” as that term is defined in the agreement.

Amounts shown as “Severance payable in cash” under the “Termination Following a Change in Control” column for Messrs. Spence, Miller, Farr, Grey and DeCampli are three times their annual salary as of the termination date plus three times the highest annual cash incentive payment made in the last three years as provided under their agreements. For Mr. Staffieri, the bonus amount used for determining his cash severance amount includes the greater of (a) the most recent bonus earned or payable (2011), (b) the bonus for the full year ended prior to the year in which the change in control of LKE occured (2010) and (c) the target bonus for the full fiscal year ended prior to the year in which the change in control of LKE occurred (2010).

(2)

Under the terms of each named executive officer’s severance agreement, the executive is eligible for continued medical and dental benefits, life insurance premiums, disability coverage and outplacement services. The amounts shown as “Other separation benefits” are the estimated present values of these benefits.

If Mr. Staffieri’s employment is terminated as a result of death, for a period of 36 months, the company at its expense continues on behalf of his dependents and beneficiaries (to the same extent provided to the dependents and beneficiaries prior to executive’s death) the life insurance, medical, dental and hospitalization benefits under such plans offered by the company to active employees. This amount is shown in “Other separation benefits” in the “Death” column.

(3)

In the event excise taxes become payable under Section 280G and Section 4999 of the Internal Revenue Code as a result of any “excess parachute payments,” as that phrase is defined by the Internal Revenue Service, the severance agreements provide that the company will pay the excise tax as well as gross-up the executive for the impact of the excise tax payment. (The tax payment and gross-up do not extend to normal income taxes due on any separation payments.) The amounts shown as “Tax gross-up amount payable” include the company’s estimate of the excise tax and gross-up payments that would be made under the terms of their respective severance agreement if each named executive officer had been terminated on December 30, 2011.

(4)

Amounts shown as “SERP” under the “Change in Control Termination” column include the value of the incremental benefits payable under the terms of the severance agreements. Each of Messrs. Spence, Miller, Farr, Grey and DeCampli were eligible for a severance payment equal to the value of the SERP benefit that would be determined by adding an additional three years of service. Mr. Staffieri is not eligible for enhanced SERP benefits upon termination for any reason. Messrs. Miller and Grey, however, have already earned the maximum of 30 years of SERP service and their SERP benefits would not increase.

(5)

Total outstanding restricted stock and restricted stock unit awards are included in the “Outstanding Equity Awards at Fiscal-Year End 2011” table above. The table immediately above includes the value of the restricted stock and stock units that would become immediately vested as a result of each event as of December 30, 2011. In the table below, the number of units accelerated and payable as of the event, as well as the number forfeited, is set forth. The gross value in the above table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed determined based on the closing price of PPL common stock on the NYSE of $29.42 as of December 30, 2011. For purposes of the table below, the total number of shares is provided without regard for the tax impact.

For Messrs. Farr, DeCampli and Staffieri, the totals shown below for death, disability, involuntary termination not for cause and termination following a change in control include the acceleration of outstanding retention shares or units.

Restricted Stock and Restricted Stock Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause		Change in Control	Termination Follwing a Change in Control
W. H. Spence
Accelerated	0	78,540	78,540	0		78,540	78,540
Forfeited	78,540	0	0	78,540	(9)	0	0

J. H. Miller
Accelerated	185,860	185,860	185,860	185,860		185,860	185,860
Forfeited	0	0	0	0		0	0

P. A. Farr
Accelerated	0	95,520	95,520	40,000	(9)	95,520	95,520
Forfeited	95,520	0	0	55,520	(9)	0	0

R. J. Grey
Accelerated	32,100	32,100	32,100	32,100		32,100	32,100
Forfeited	0	0	0	0		0	0

V. A. Staffieri
Accelerated	0	80,940	80,940	80,940		80,940	80,940
Forfeited	80,940	0	0	0		0	0

D. G. DeCampli
Accelerated	2,400	60,380	60,380	32,400	(9)	60,380	60,380
Forfeited	57,980	0	0	27,980	(9)	0	0

(6)

The table above includes the value of the performance units that would become payable as a result of each event as of December 30, 2011 assuming target performance was achieved (the value of these units for “Change in Control” are: Spence-$719,907, Miller-$1,723,718, Farr-$493,079, Grey-$293,023, Staffieri-$112,384 and DeCampli-$235,948). In the case of “ Termination Following a Change in Control,” this value is composed of units that become payable upon a change in control of PPL Corporation plus an amount payable under the severance agreements to provide payment for the maximum payout value less the value of the units that become payable at target performance. In the table below, the number of units accelerated and payable as of the event, or the number of units that become payable after the performance period is completed, as well as the number forfeited, is set forth. The gross value in the above table would be reduced by the amount of taxes required to be withheld, and the net shares would be distributed based on a closing price of PPL common stock on the NYSE on December 30, 2011 of $29.42. For purposes of the table below, the total number of shares is provided without regard to the tax impact.

Performance Units

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	0	0	0	0	24,470	24,470
Forfeited	38,148	13,678	13,678	38,148	0	0
Available after performance period completed	0	24,470	24,470	0	0	0

J. H. Miller
Accelerated	0	0	0	0	58,590	58,590
Forfeited	31,604	31,604	31,604	31,604	0	0
Available after performance period completed	58,590	58,590	58,590	58,590	0	0

P. A. Farr
Accelerated	0	0	0	0	16,760	16,760
Forfeited	26,268	9,508	9,508	26,268	0	0
Available after performance period completed	0	16,760	16,760	0	0	0

R. J. Grey
Accelerated	0	0	0	0	9,960	9,960
Forfeited	5,351	5,351	5,351	5,351	0	0
Available after performance period completed	9,960	9,960	9,960	9,960	0	0

V. A. Staffieri
Accelerated	0	0	0	0	3,820	3,820
Forfeited	7,643	7,643	7,643	7,643	0	0
Available after performance period completed	3,820	3,820	3,820	3,820	0	0

D. G. DeCampli
Accelerated	0	0	0	0	8,020	8,020
Forfeited	12,718	4,698	4,698	12,718	0	0
Available after performance period completed	0	8,020	8,020	0	0	0

(7)

Total outstanding stock options are included in the “Outstanding Equity Awards at Fiscal-Year End 2011” table. The table above includes the value of the options not yet exercisable that would become exercisable as a result of each event as of December 30, 2011. Options already exercisable as of December 30, 2011 are excluded from this table. The table below details the number of options that accelerate and become exercisable as of the termination event, the number of options that become exercisable in the future in the event of death or disability, and the number forfeited. For illustrative purposes, it is assumed that all options not yet exercisable that become exercisable as of the event are exercised as of December 30, 2011, and valued based on the difference between a closing price of PPL common stock of $29.42 and the option exercise price. In the event of death or disability, unexercisable options become exercisable in the future.

Stock Options Not Yet Exercisable

(#)

Named Executive Officer	Retirement or Voluntary Termination	Death	Disability	Involuntary Termination Not for Cause	Change in Control	Termination Following a Change in Control
W. H. Spence
Accelerated	0	284,621	284,621	(9)	284,621	284,621
Forfeited	284,621	0	0	(9)	0	0

J. H. Miller
Accelerated	251,277	659,897	659,897	251,277	659,897	659,897
Forfeited	408,620	0	0	408,620(9)	0	0

P. A. Farr
Accelerated	0	196,217	196,217	(9)	196,217	196,217
Forfeited	196,217	0	0	(9)	0	0

R. J. Grey
Accelerated	42,734	111,944	111,944	42,734	111,944	111,944
Forfeited	69,210	0	0	69,210(9)	0	0

V. A. Staffiieri
Accelerated	0	140,530	140,530	0	140,530	140,530
Forfeited	140,530	0	0	0	0	0

D. G. DeCampli
Accelerated	0	96,184	96,184	0	96,184	96,184
Forfeited	96,184	0	0	0	0	0

(8)

In addition to any amounts provided in this column, in the event of involuntary termination for reasons other than for cause, any severance payable in cash and/or other separation benefits, would be determined as of the date of termination on a case-by-case basis and, if any, would require the approval of the Compensation, Governance and Nominating Committee, or CGNC.

(9)

In the event of involuntary termination for reasons other than for cause, Messrs. Spence, Farr and DeCampli would forfeit all outstanding restricted stock units (except as noted below for Mr. DeCampli), performance units and stock options because they are not eligible to retire. Any exceptions to the automatic forfeitures would require the approval of the CGNC. Messrs. Miller, Grey and Staffieri would forfeit stock options granted within 12 months of termination of employment. Mr. DeCampli, however, would be eligible to receive the 30,000 shares of restricted stock that he holds under his Retention Agreement, in addition to 2,400 deferred restricted stock units. Mr. Farr would be eligible to receive the 40,000 shares of restricted stock that he holds under his Retention Agreement. Mr. Staffieri would be eligible to receive the 80,940 restricted stock units that he holds under his Retention Agreement.

PROPOSAL 2: APPROVAL OF THE PPL CORPORATION 2012 STOCK INCENTIVE PLAN

Our board of directors has adopted, subject to shareowner approval, the PPL Corporation 2012 Stock Incentive Plan, or the “Stock Incentive Plan.” We are asking shareowners to approve the Stock Incentive Plan in order to satisfy NYSE and Internal Revenue Code requirements with respect to the adoption of an equity-based stock plan. The following is a description of the purpose and the material provisions of the Stock Incentive Plan. The following description of the Stock Incentive Plan is not complete and is qualified by reference to the full text of the Stock Incentive Plan set forth in Annex A to this proxy statement.

Purpose

The purpose of the Stock Incentive Plan is to aid us and our affiliates in recruiting and retaining key employees, directors and other service providers of outstanding ability and to motivate those employees, directors and other service providers to exert their best efforts on our behalf and on behalf of our affiliates by providing incentives through the granting of stock options, stock appreciation rights (“SARs”), other stock-based awards, and other performance-based awards.

Shares Subject to the Plan

The Stock Incentive Plan provides that the total number of shares of common stock that may be issued under the Stock Incentive Plan is 10,000,000, and the maximum number of shares for which “incentive stock options” (ISOs) may be granted is 2,000,000. Additionally, the maximum number of shares for which stock options or SARs may be granted to any participant in one fiscal year is 2,000,000. If shares are not issued or are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares will not be added back to the aggregate number of shares with respect to which awards may be granted under the Stock Incentive Plan, but rather will count against the aggregate number of shares with respect to which awards may be granted. When a stock option or SAR is granted under the Stock Incentive Plan, the number of shares subject to the stock option or SAR will be counted against the aggregate number of shares with respect to which awards may be granted under the Stock Incentive Plan as one share for every share subject to such stock option or SAR, regardless of the actual number of shares (if any) used to settle such stock option or SAR upon exercise. Shares of our common stock covered by awards that terminate or lapse without the payment of consideration may be granted again under the Stock Incentive Plan.

Administration

The Stock Incentive Plan will be administered by the Compensation, Governance and Nominating Committee of our board of directors or such other committee of our board of directors to which it has delegated such authority (the “Committee”). The Committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan and may delegate such authority. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the Committee deems necessary or desirable. The Committee will have the full power and authority to establish the terms and conditions of any award consistent with the provisions of the Stock Incentive Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

Eligible Participants

Participants in the Stock Incentive Plan will be selected by the Committee from the employees, directors and other service providers of PPL Corporation. The selection of those persons within a particular class who will receive awards is entirely within the discretion of the Committee. Although the Stock Incentive Plan is structured to allow grants to be made to employees, directors and other service providers of the company, the Committee currently intends to make awards pursuant to the Stock Incentive Plan only to executive officers of the company. Accordingly, as of April 1, 2012, approximately nine employees, consisting of nine executive officers, were eligible to participate in the Stock Incentive Plan.

Notwithstanding the foregoing, the Committee has not yet determined how many persons are likely to participate in the Stock Incentive Plan over time and may make grants to persons other than executive officers in the future, consistent with the Stock Incentive Plan. The Committee intends to grant most of the awards pursuant to the Stock Incentive Plan to those persons who are in a position to have a significant direct impact on the growth, profitability and success of PPL Corporation.

Limitations

No award may be granted under the Stock Incentive Plan after the tenth anniversary of the effective date of the Stock Incentive Plan, but awards theretofore granted may extend beyond that date.

Options

The Committee may grant non-qualified stock options and ISOs, which will be subject to the terms and conditions as set forth in the Stock Incentive Plan, the related award agreement and any other terms, not inconsistent therewith, as determined by the Committee; provided that all stock options granted under the Stock Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards), and all stock options that are intended to qualify as ISOs will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the Stock Incentive Plan will be 10 years from the initial date of grant. The purchase price for the shares as to which a stock option is exercised will be paid to us, to the extent permitted by the Committee, (1) in cash or its equivalent at the time the stock option is exercised, (2) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, so long as the shares will have been held for such period established by the Committee in order to avoid adverse accounting treatment, (3) partly in cash and partly in shares, (4) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being obtained upon the exercise of the stock option and to deliver to us an amount out of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (5) through a “net settlement” feature. The “repricing” of stock options is prohibited without prior approval of our shareowners. Dividend equivalent payments or units will not be awarded with respect to stock options.

Stock Appreciation Rights

The Committee may grant stock appreciation rights, or SARs, independent of or in connection with a stock option. The exercise price per share of a SAR will be an amount determined by the Committee but in no event will such amount be less than 100% of the fair market value of a share on the date the SAR is granted (other than in the case of SARs granted in substitution of previously granted awards). Generally, each SAR will entitle the participant upon exercise to an amount equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the exercise price per share, times (2) the number of shares of common stock covered by the SAR. As discussed above with respect to options, the “repricing” of SARs is prohibited under the Stock Incentive Plan without prior approval of our shareowners.

Other Stock-based Awards (including Performance-based Awards)

In addition to stock options and SARs, the Committee may grant or sell awards of shares, restricted shares, restricted stock units, dividend equivalents and awards that are valued in whole or in part by reference to, or otherwise based on the fair market value of, shares, including performance-based awards, provided that dividend equivalent payments or units will not be awarded with respect to stock options. The Committee, in its sole discretion, may grant awards which are denominated in shares or cash (such awards, “Performance-based Awards”), which awards may, but are not required to, be granted in a manner which is intended to be deductible by us under Section 162(m) of the Internal Revenue Code. Such Performance-based Awards will be in such form, and dependent on such conditions, as the Committee will determine, including, without limitation, the right to receive, or vest with respect to, one or more shares or the cash value of the award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The maximum amount of a Performance-based Award that may be earned during each fiscal year during a performance period by any participant will be: (x) with respect to Performance-based Awards that are denominated in shares, 750,000 shares and (y) with respect to Performance-based Awards that are denominated in cash, $15,000,000. The amount of the Performance-based Award actually paid to a participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. Performance-based Awards will be determined based on attainment of one or more of the following performance goals, as determined by the Committee: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareowners’ equity; (7) expense management; (8) return on investment before or after the cost of capital; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenues or sales; (15) costs; (16) cash flow (or free cash flow); (17) working capital; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return on assets; (20) credit rating; (21) improvement in workforce diversity; (22) employee retention; (23) closing of corporate transactions; (24) strategic plan development and implementation; (25) independent industry ratings or assessments; and (26) total shareowners’ return.

Effect of Certain Events on Stock Incentive Plan and Awards

In the event of any stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, any equity restructuring (as defined under FASB Accounting Standard Codification 718), or any distribution to shareowners of common stock other than regular cash dividends or any similar event, the Committee in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be reasonably necessary to address, on an equitable basis, the effect of such event, as to (i) the number or kind of common stock or other securities that may be issued as set forth in the Stock Incentive Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which options or SARs may be granted during a fiscal year to any participant, (iii) the maximum amount of a Performance-Based Award that may be granted during a fiscal year to any participant, (iv) the exercise price of any award and/or (v) any other affected terms of such awards. In the event of a Change in Control (as defined in the Stock Incentive Plan), with respect to any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions, the Committee may, but will not be obligated to, in a manner intended to comply with the requirements of Section 409A of the Internal Revenue Code, (1) accelerate, vest, or cause the restrictions to lapse with all or any portion of an award, (2) cancel awards for fair value (as determined in the sole discretion of the Committee), which, in the case of stock options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares subject to such stock options or SARs over the aggregate exercise price of such stock options or SARs, (3) provide for the issuance of substitute awards or (4) provide that the stock options or SARs will be exercisable for all shares subject thereto for a period of at least 30 days prior to the Change in Control and that upon the occurrence of the Change in Control, the stock options or SARs will terminate and be of no further force or effect. The Committee may cancel stock options and SARs for no consideration if the fair market value of the shares subject to such options or SARs is less than or equal to the aggregate exercise price of such stock options or SARs.

Forfeiture and Clawback

The Committee may in its sole discretion specify in an award or a policy that is incorporated into an award by reference that the participant’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions contained in such award. Such events may include, but are not limited to, termination of employment for cause, termination of the participant’s provision of services to us, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or adverse restatement of our previously released financial statements as a consequence of errors, omissions, fraud, or misconduct.

Nontransferability of Awards

Unless otherwise determined by the Committee, an award will not be transferable or assignable by a participant otherwise than by a will or by the applicable laws of descent and distribution.

Amendment and Termination

The Board may generally amend, alter or discontinue the Stock Incentive Plan, but no amendment, alteration or discontinuation will be made (1) without the approval of our shareowners (a) to increase the number of shares reserved under the Stock Incentive Plan, (b) to modify the requirements for participation in the Stock Incentive Plan or (c) to the extent such shareowner approval is required by or desirable to satisfy the requirements of any applicable law, including the listing standards of the securities exchange, which is, at the applicable time, the principal market for the shares of our common stock; or (2) without the consent of a participant, if such action would materially adversely impair any of the rights or obligations under any award theretofore granted to the participant under the Stock Incentive Plan; provided, however, that the Committee may amend the Stock Incentive Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Internal Revenue Code or other applicable laws, including, without limitation, to avoid adverse tax or accounting consequences to us or any participant.

Section 409A of the Internal Revenue Code

The Stock Incentive Plan and awards issued under it will be interpreted in accordance with Section 409A of the Internal Revenue Code and Department of Treasury regulations, and no award will be granted, deferred, accelerated, extended, paid out or modified under the Stock Incentive Plan in a manner that would result in the imposition of an additional tax under Code Section 409A upon a participant.

United States Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences of the grant, vesting and exercise of awards under the Stock Incentive Plan and the disposition of shares acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the United States federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Incentive Stock Options

Options granted as “incentive stock options” (ISOs) under Section 422 of the Internal Revenue Code may qualify for special tax treatment. The Internal Revenue Code requires that, for treatment of an option as an ISO, common stock acquired through the exercise of the option cannot be disposed of before the later of (i) two years from the date of grant of the option or (ii) one year from the date of exercise. Holders of ISOs will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the option “spread value” at the time of option exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, we will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an ISO disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified ISO becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the ISO in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Non-Qualified Stock Options

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. We will be able to deduct this same amount for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

SARs

No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of stock or cash payment received in respect of the SAR. We will be able to deduct this same amount for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted Stock

A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant makes an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted stock received by officers and directors who are subject to Section 16(b) of the Exchange Act. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units

A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for United States federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Stock Bonus Awards

A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the award is transferred to the participant over the amount the participant paid for such shares, if any. We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for United States federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

The following table provides information concerning the awards that will be received pursuant to the Stock Incentive Plan, subject to shareowner approval.

NEW PLAN BENEFITS

PPL Corporation 2012 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Stock Options		Number of Performance Units		Number of Shares of Restricted Common Stock
William H. Spence Chairman, President and Chief Executive Officer	$808,500	387,440	(1)	0		0

James H. Miller Former Chairman, President and Chief Executive Officer	0	0		0		0

Paul A. Farr Executive Vice President and Chief Financial Officer	0	0		0		0

Robert J. Grey Senior Vice President, General Counsel and Secretary	0	0		0		0

Victor A. Staffieri Chairman of the Board, Chief Executive Officer and President-LG&E and KU Energy LLC	0	0		0		0

David G. DeCampli Former President-PPL Electric Utilities Corporation	36,110	5,700	(2)	840	(3)	0

Executive Group	1,173,150	4,850	(2)	720	(3)	40,000	(4)
Non-Executive Director Group	0	0		0		0
Non-Executive Officer Employee Group	0	0		0		0

(1)

Stock options granted on January 26, 2012, under the Stock Incentive Plan, subject to the approval of the shareowners of PPL Corporation at the May 16, 2012 Annual Meeting of Shareowners. These options vest and become exercisable in three equal annual installments, beginning on January 26, 2013, which is one year after the grant. The exercise price is $28.20, which was the closing price of PPL common stock on the NYSE on the date the Committee granted the options. These options expire on January 26, 2022, which is 10 years after the grant.

(2)

Stock options granted on March 5, 2012, under the Stock Incentive Plan, subject to the approval of the shareowners of PPL Corporation at the May 16, 2012 Annual Meeting of Shareowners. These options vest and become exercisable in three equal annual installments, beginning on March 5, 2013, which is one year after the grant. The exercise price is $28.56, which was the closing price of PPL common stock on the NYSE on the date the Committee granted the options. These options expire on March 5, 2022, which is 10 years after the grant.

(3)

Performance units granted on March 5, 2012, under the Stock Incentive Plan, subject to the approval of the shareowners of PPL Corporation at the May 16, 2012 Annual Meeting of Shareowners. These performance units are granted for performance period of 2012-2014 and are payable in shares of PPL common stock following the performance period. See “CD&A — 2011 Total Direct Compensation — Long-term Incentive Awards (Equity Awards) — Performance Units” for additional details as to how performance is determined at the end of the three-year performance period.

(4)

Restricted stock granted on March 5, 2012, at a closing price per share of $28.56 of PPL common stock on the NYSE. The restriction period with respect to these shares of restricted stock will lapse on September 25, 2019.

The table below sets forth information, as of December 31, 2011, with respect to compensation plans (including individual compensation arrangements) under which equity securities of PPL are authorized for issuance.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	Weighted-average exercise price of outstanding options, warrants and rights(3)	Number of securities remaining available for future issuance under equity compensation plans(4)

Equity compensation plans approved by security holders(1)	4,559,845 - ICP 2,970,353 - ICPKE 7,530,198 - Total	$30.90 - ICP $30.28 - ICPKE $30.65 - Combined	1,107,321 - ICP 7,608,727 - ICPKE 14,452,166 - DDCP(5) 23,168,214 - Total

Equity compensation plans not approved by security holders(2)

(1)

Includes (a) the Amended and Restated Incentive Compensation Plan (ICP), under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to executive officers of PPL; (b) the Amended and Restated Incentive Compensation Plan for Key Employees (ICPKE), under which stock options, restricted stock, restricted stock units, performance units, dividend equivalents and other stock-based awards may be awarded to non-executive key employees of PPL and its subsidiaries; and (c) the Directors Deferred Compensation Plan (DDCP), under which stock units may be awarded to directors of PPL. See Note 12 to the financial statements included in PPL’s 2011 Annual Report on Form 10-K for additional information.

(2)

As of December 31, 2011, all of PPL’s compensation plans under which equity securities of PPL were authorized for issuance have been approved by PPL’s shareowners. The 2012 Stock Incentive Plan, which is before the shareowners for approval, was not adopted until January 26, 2012.

(3)

Relates to common stock issuable upon the exercise of stock options awarded under the ICP and ICPKE as of December 31, 2011. In addition, as of December 31, 2011, the following other securities had been awarded and are outstanding under the ICP, ICPKE and DDCP: 45,400 shares of restricted stock, 549,805 restricted stock units and 236,714 performance units under the ICP; 24,600 shares of restricted stock, 1,420,230 restricted stock units and 161,894 performance units under the ICPKE; and 425,306 stock units under the DDCP.

(4)

Based upon the following aggregate award limitations under the ICP, ICPKE and DDCP: (a) under the ICP, 15,769,431 awards (i.e., 5% of the total PPL common stock outstanding as of April 23, 1999) granted after April 23, 1999; (b) under the ICPKE, 16,573,608 awards (i.e., 5% of the total PPL common stock outstanding as of January 1, 2003) granted after April 25, 2003, reduced by outstanding awards for which common stock was not yet issued as of such date of 2,373,812 resulting in a limit of 14,199,796; and (c) under the DDCP, 15,052,856 securities. No additional shares can be authorized without shareowner approval under the ICP, ICPKE or DDCP. In addition, each of the ICP and ICPKE includes an annual award limitation of 2% of total PPL common stock outstanding as of January 1 of each year.

(5)

On March 23, 2012, the Board of the company reduced the amount of shares remaining available for future issuance under the DDCP to 2,000,000 shares. As a result of this action, the following tables reflect the aggregate number of securities awarded and outstanding under the ICP, ICPKE and the DDCP, as well as remaining available for future issuance under each of the equity compensation plans as of March 23, 2012.

Number of Securities Outstanding under the ICP, ICPKE and DDCP As of March 23, 2012
Restricted Stock/Stock Units	2,994,435
Performance Units	575,927
Stock Options(a)	8,983,296
Stock Units in DDCP	416,669
TOTAL	12,970,327

Shares Remaining Available for Issuance under the ICP, ICPKE and DDCP As of March 23, 2012
ICP(b)	174,042
ICPKE	5,686,587
DDCP(c)	2,000,000
TOTAL	7,860,629

(a)	Weighted average exercise price per share equals $30.25. Weighted average remaining term equals 6.83 years.
(b)	Remaining shares will be rolled into the 2012 Stock Incentive Plan upon shareowner approval of the plan.
(c)	Reflects reduction in shares available for issuance as of March 23, 2012.

Miscellaneous

If the Stock Incentive Plan is approved by the shareowners, it will become effective as of January 26, 2012. If the Stock Incentive Plan is not approved by the affirmative vote of holders of a majority of the shares of PPL present, or represented by proxy, and entitled to vote, however, the Stock Incentive Plan and all awards thereunder shall terminate.

Vote Required for Approval.

The affirmative vote of a majority of the votes cast, in person or by proxy, by all shareowners voting as a single class is required to approve the Stock Incentive Plan.

The Board of Directors recommends

that you vote FOR Proposal 2.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Auditor for 2011 and 2010

For the fiscal years ended December 31, 2011 and 2010, Ernst & Young LLP, or E&Y, served as our principal independent registered public accounting firm, or “principal independent auditor.” The following table presents fees billed, including expenses, by E&Y for the fiscal years ended December 31, 2011 and 2010, for professional services rendered for the audit of our company’s annual financial statements and for fees billed for other services rendered.

	2011	2010
	(In thousands)
Audit fees(a)	$8,199	$5,398
Audit-related fees(b)	1,273	1,235
Tax fees(c)	1,462	683
All other fees(d)	107	2,601

(a)

Includes estimated fees for audit of annual financial statements and review of financial statements included in our company’s Quarterly Reports on Form 10-Q and services in connection with statutory and regulatory filings or engagements including comfort letters and consents for financings and filings made with the SEC.

(b)	Fees for due diligence work, review of internal controls, performance of specific agreed-upon procedures and for consultation on a transmission and distribution study.

(c)

Includes fees for tax advice in connection with the April 1, 2011 acquisition of Central Networks East plc and Central Networks Limited from subsidiaries of E.ON AG, now known as Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc, respectively, and the November 1, 2010 acquisition of E.ON U.S. LLC, now known as LG&E and KU Energy LLC (“LKE”). Also includes tax advice in connection with a tax basis and earnings and profit study, a private letter ruling related to the sale of the company’s interest in Safe Harbor Water Power Corporation, the funding of the Western Power Utilities Pension Scheme, review and consultation related to PPL’s recognition of tax benefits resulting from U.S. Tax Court decisions, consultation and analysis related to non-income tax process improvements initiated by PPL, consultation and analysis related to investment tax credits, related capital expenditures on certain hydroelectric plant upgrades and consultation on various other tax matters.

(d)	Fees relating to LKE integration activities. Also includes an International Financial Reporting Standards diagnostic readiness assessment and access to an E&Y online accounting research tool.

Approval of Fees. The Audit Committee has procedures for pre-approving audit and non-audit services to be provided by the principal independent auditor. These procedures are designed to ensure the continued independence of the principal independent auditor. In particular, the use of our company’s principal independent auditor to perform either audit or non-audit services is prohibited unless specifically approved in advance by the Audit Committee. As a result of this approval process, the Audit Committee has pre-approved specific categories of services and authorization levels. All services outside of the specified categories and all amounts exceeding the authorized levels are reviewed and pre-approved by the Chair of the Audit Committee, who serves as the Committee designee to review and pre-approve audit and non-audit related services during the year. A listing of the approved audit and non-audit services is reviewed with the full Audit Committee no later than its next meeting.

The Audit Committee pre-approved 100% of the 2011 and 2010 services provided by E&Y.

* * * * * *

Representatives of E&Y are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors has determined that it would be desirable to request an expression of opinion from the shareowners on the appointment of E&Y. If the shareowners do not ratify the selection of E&Y, the selection of the principal independent auditor will be reconsidered by the Audit Committee.

The Board of Directors

recommends that shareowners vote FOR Proposal 3

PROPOSAL 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Board of Directors is asking you to vote, in an advisory manner, to approve the 2011 compensation of our named executive officers as described in this proxy statement on pages 27-68. The company currently intends to hold such votes on an annual basis. Accordingly, the next such vote will be held at the company’s 2013 Annual Meeting of Shareowners.

Our compensation program reflects the company’s ongoing commitment to a pay-for-performance philosophy, under which executive compensation is aligned with shareowners interests and is linked to short- and long-term company performance. Our primary compensation metrics are earnings per share from ongoing operations, or EPS, and total shareholder return, or TSR, results that are important to shareowners. At least 70% of each named executive officer’s compensation is made up of long-term incentive components that focus on stock price appreciation and growth in our dividend.

In considering your vote, shareowners may wish to review with care the information on PPL’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis and Executive Compensation Tables beginning on page 27, as well as the discussion regarding Compensation Processes and Procedures beginning on page 14.

The Board took very seriously the concerns that some of our investors had regarding PPL’s compensation of its named executive officers, and undertook a comprehensive review, resulting in a number of significant changes to both our long-term and short-term compensation polices to further ensure that our programs serve to drive shareowner value by aligning the interests of our executive officers with those of our shareowners. Please see “CD&A—Summary of Compensation Policy and Plan Changes after 2011 Say-on-Pay Vote” beginning on page 29 for a description of the key changes that have been made.

As an advisory vote, the results of this vote will not be binding on the Board or the company. However, the Board values the opinions of our shareowners, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation program.

The Board of Directors recommends approval of the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Your Board of Directors recommends

that you vote FOR Proposal 4.

SHAREOWNER PROPOSAL

There is one shareowner proposal included in this year’s proxy statement for shareowner consideration, if properly presented at the Annual Meeting. It is submitted by the United Association S&P 500 Index Fund, located c/o United Association of Journeyman and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada, Three Park Place, Annapolis, Maryland 21401. The Fund has advised the company that its proxy, ProxyVote Plus, LLC or its designee, plans to introduce the following resolution at the Annual Meeting. We have been notified that the Fund is the beneficial owner of 6,820 shares of PPL’s common stock.

PROPOSAL 5: DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

“Resolved: That the shareholders of PPL Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (articles of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

“Supporting Statement: In order to provide shareholders a meaningful role in director elections, the Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

“In response to strong shareholder support for a majority vote standard, over 78% of companies in the S&P 500 have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, our Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality standard remains in place.

“We believe that a post election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.”

PPL’S STATEMENT IN RESPONSE

Your Board of Directors opposes this proposal for the following reasons:

The shareowner proposal requests that your Board of Directors initiate the appropriate process to amend PPL’s governance documents to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareowners, with a plurality vote standard retained for contested director elections. You should be aware that, at PPL’s 2011 Annual Meeting of Shareowners, the United Association S&P 500 Index Fund presented a similar shareowner proposal, which was rejected by more than a majority of the shares voting on the matter.

Plurality voting is the default standard under the law of the Commonwealth of Pennsylvania, where PPL is incorporated, and has long been an accepted standard among many public companies. Nonetheless, your Board of Directors has again thoroughly reviewed the proposal this year and the arguments for and against it. After careful consideration, your Board of Directors continues to believe that implementation of the majority vote standard proposed by this shareowner would not enhance shareowner value and would not be in the best interests of PPL and its shareowners.

PPL Has Already Addressed the Concerns Expressed in the Proposal. PPL’s current director election policies are provided for under its Bylaws and Guidelines for Corporate Governance. While PPL’s Bylaws provide that directors are elected under a plurality vote standard, in January 2010, the Board adopted an amendment to its Guidelines for Corporate Governance to include a director resignation policy (the “Director Resignation Policy”) specifically in response to certain shareowner concerns about the plurality standard.

Your Board believes that this resignation policy serves the interests of PPL’s shareowners by establishing direct and effective consequences for any director who does not receive a majority vote in a non-contested election. The Director Resignation Policy, the full text of which can be found in our Guidelines for Corporate Governance on the Corporate Governance section of PPL’s website (www.pplweb.com/about/corporate+governance), provides that:

•

In any uncontested election of directors, any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to your Board of Directors following the final tabulation of the shareowner vote.

•

The Compensation, Governance and Nominating Committee, which consists entirely of independent directors, will consider the director’s resignation and will make a recommendation for consideration by your Board of Directors. Within 90 days following the final vote tabulation, your Board of Directors will act on the tendered resignation and the recommendation of the Compensation, Governance and Nominating Committee.

•

Thereafter, your Board of Directors will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation (or the reason(s) for rejecting the resignation, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Your Board of Directors believes that the Director Resignation Policy promotes a good balance between providing shareowners a meaningful and significant role in the process of electing directors and allowing the Board flexibility to exercise its independent judgment on a case-by-case basis.

History of Strong Directors under the Plurality Vote Standard. The Company’s plurality vote standard has resulted in an excellent history of electing strong and independent directors. The average of the highest withhold vote for any director over the past 10 years is only 9.15% of the shares voted with respect to such directors at the annual meeting of shareowners. As a result, changing our current voting requirement to majority voting would have had no effect on the outcome of our election process during the past 10 years. Moreover, your Board of Directors has historically been comprised of highly qualified directors from diverse backgrounds, substantially all of whom have been “independent” within the meaning of standards adopted by the New York Stock Exchange. Accordingly, your Board of Directors believes that PPL’s current standards and policies continue to promote the best interests of PPL’s shareowners.

Your Board of Directors recommends that

you vote AGAINST Proposal 5

ANNEX A

PPL CORPORATION 2012

STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    Act: The Securities Exchange Act of 1934, as amended, or any successor statute thereto.

(b)    Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(c)    Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award granted pursuant to the Plan.

(d)    Board: The Board of Directors of the Company.

(e)    Change in Control: The occurrence of any of the following events:

(i)    any Person or Group, other than a Permitted Holder, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Act) directly or indirectly of more than 30% of the total voting power of the voting stock of the Company (or any entity which controls the Company) within a 12-month period, including by way of merger, consolidation, tender or exchange offer, or otherwise;

(ii)    a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 70% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;

(iii)    the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders; or

(iv)    during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareowners of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

(f)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(g)    Committee: The Compensation, Governance and Nominating Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

(h)    Company: PPL Corporation, a Pennsylvania corporation.

(i)    Company Group: The Company and its Affiliates.

(j)    Disability: Unless otherwise agreed by the Company (or any of its Affiliates) in a written employment agreement or employment letter with such Participant, or as specified in an Award Agreement, “Disability” shall have the meaning of such term as set forth in Section 409A of the Code. The Disability determination shall be in the sole discretion of the Committee.

(k)    Effective Date: The date the Board approves the Plan, or such later date as is designated by the Board.

(l)    Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Affiliates and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided, however, that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee shall constitute a termination of employment hereunder.

(m)    Fair Market Value: On a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange but are quoted on an inter-dealer quotation system, the final ask price of the Shares on such system on such date, or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on an inter-dealer quotation system on such date, then the closing price or final ask price on the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined by the Committee in good faith.

(n)    Group shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Act.

(o)    ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(p)    Option: A stock option granted pursuant to Section 6 of the Plan.

(q)    Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(r)    Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(s)    Participant: An employee, director or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

(t)    Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 9 of the Plan.

(u)    Permitted Holder: Any of the following: (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company.

(v)    Person: “Person” as defined in Section 3(a)(9) of the Act; provided that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) of the Act.

(w)    Plan: The PPL Corporation 2012 Stock Incentive Plan, as it may be amended from time to time.

(x)    Service Recipient: The Company or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” within the meaning of such Treasury Regulation Section 1.409A-1 (or any successor regulation).

(y)    Shares: Shares of common stock of the Company.

(z)    Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(aa)    Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.	Shares Subject to the Plan

Subject to Section 10, the total number of Shares which may be issued under the Plan is 10,000,000 and the maximum number of Shares for which ISOs may be granted is 2,000,000. Additionally, subject to Section 10, the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant shall be 2,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. If Shares are not issued or are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such Shares will not be added back to the aggregate number of Shares with respect to which Awards may be granted under the Plan, but rather will count against the aggregate number of Shares with respect to which Awards may be granted under the Plan. When an Option or Stock Appreciation Right is granted under the Plan, the number of Shares subject to the Option or Stock Appreciation Right will be counted against the aggregate number of Shares with respect to which Awards may be granted under the Plan as one Share for every Share subject to such Option or Stock Appreciation Right, regardless of the actual number of Shares (if any) used to settle such Option or Stock Appreciation Right upon exercise. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan.

4.	Administration

(a)    The Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary for the effective administration of this Plan. The Committee may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “independent directors” within the meaning of the New York Stock Exchanges listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent such qualification requirements apply in connection with the contemplated Award grant. Additionally, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that (i) such delegation and grants are consistent with applicable law and guidelines established by the Board from time to time and (ii) no such delegation shall be permitted with respect to grants of Awards to Participants who are executive officers of the Company or its Affiliates or members of the Company’s Board.

(b)    The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(c)    In each case subject to Section 16, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)    The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Participant for more than six (6) months (or such other period as established by the Committee from time to time in order to avoid adverse accounting treatment applying generally accepted accounting principles) or (ii) with respect to minimum withholding amounts only, having Shares with a Fair Market Value equal to the amount of such withholding taxes withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such minimum tax withholding due).

5.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

6.	Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as an ISO (as defined in Section 6(d)), as determined by the Committee and evidenced by the related Award agreements, and shall be subject to such other terms and conditions not inconsistent therewith. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a)    Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 4(b)).

(b)    Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c)    Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment; (iii) partly in cash and, to the extent permitted by the Committee, partly in such Shares; (iv) if there should be a public market for the Shares at such time, to the extent permitted by, and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased; or (v) to the extent permitted by the Committee, through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate Option Price withheld by the Company from any Shares that would have otherwise been received by the Participant upon exercise of the Option). No Participant shall have any rights to dividends or other rights of a shareowner with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)    ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e)    Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

(f)    Repricing of Options. Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

7.	Terms and Conditions of Stock Appreciation Rights

(a)    Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)    Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 4(b));

provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)    Repricing of Stock Appreciation Rights. Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareowners. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

8.	Other Stock-Based Awards

(a)    The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, Awards of dividend equivalent units and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (such Awards, “Other Stock-Based Awards”), but shall not award any dividend equivalent payment or unit of value with respect to Options. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such

Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.	Performance-Based Awards.

(a)    The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash (such Awards, “Performance-Based Awards”), which Awards may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

(b)    A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee. Such determination shall be made (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (1) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (2) net income; (3) operating income; (4) earnings per share; (5) book value per share; (6) return on shareowners’ equity; (7) expense management; (8) return on investment before or after the cost of capital; (9) improvements in capital structure; (10) profitability of an identifiable business unit or product; (11) maintenance or improvement of profit margins; (12) stock price; (13) market share; (14) revenues or sales; (15) costs; (16) cash flow (or free cash flow); (17) working capital; (18) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (19) return on assets; (20) credit rating; (21) improvement in workforce diversity; (22) employee retention; (23) closing of corporate transactions; (24) strategic plan development and implementation; (25) independent industry ratings or assessments and (26) total shareowners’ return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award granted in respect of any given performance period that may be earned with respect to each fiscal year of the Company covered by the performance period by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 750,000 Shares and (y) with respect to Performance-Based Awards that are denominated in cash, $15,000,000. For the avoidance of doubt, to the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year of the Company, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Award may be earned.

(c)    The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, and such Performance-Based Award is intended to be deductible by the Company under Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

10.	Adjustments upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareowners other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 19), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant, (iii) the maximum amount of a Performance Based Award that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise price of any Award and/or (v) any other affected terms of such Awards.

(b)    Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 19), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the shares subject to such Awards is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights), (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

11.	Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

12.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.	Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with the applicable requirements of applicable securities laws.

14.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.	Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. In no event shall an Award be transferable by a Participant to a Person other than such Participant’s immediate family (or a trust or estate planning vehicle for the benefit of the Participant’s immediate family) for value or consideration. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

16.	Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan or any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareowners of the Company (i) to increase the number of Shares reserved under the Plan, (ii) to modify the requirements for participation in the Plan or (iii) to the extent such shareowner approval is required by or desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, or (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws.

18.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date, subject to the approval of the shareowners of the Company.

19.	Section 409A of the Code

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Board, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 19 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 19.

20.	Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

21.	Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

22.	Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

DIRECTIONS TO PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

10 A.M. WEDNESDAY, MAY 16, 2012

ZOELLNER ARTS CENTER

420 E. Packer Ave., on the campus of Lehigh University, Bethlehem, Pa.

From Interstate 78

•	Take the Hellertown Exit (Exit #67 — Rt. 412).
•	Turn right onto Rt. 412 north toward Bethlehem.
•	Follow Rt. 412 north for 1.8 miles.
•	At stop light, bear left onto 4th St.
•	Follow 4th St. for 1 mile.
•	Turn left onto Filmore St.
•	Turn right onto E. Packer Ave.
•	Free parking in garage immediately on left (follow signs).

PPL Shareowner News and Information Line (800-345-3085)

Shareowner Inquiries:

PPL Shareowner Services

Wells Fargo Bank, N.A.

161 North Concord Exchange

South St. Paul, MN 55075-1139

Toll Free: 1-800-345-3085

Outside U.S.: 651-453-2129

Fax: 651-450-4085

www.wellsfargo.com/shareownerservices

Online Account Access:    Registered shareowners can access account information by visiting www.shareowneronline.com.

For questions about PPL Corporation or its subsidiaries:

Manager — PPL Investor Services

Two North Ninth Street (GENTW13)

Allentown, PA 18101

Fax: 610-774-5106

Via e-mail: invserv@pplweb.com

PPL, PPL Energy Supply, LLC, PPL Electric Utilities Corporation, LG&E and KU Energy LLC, Louisville Gas and Electric Company and Kentucky Utilities Company file a joint Form 10-K Report with the Securities and Exchange Commission. The Form 10-K Report for 2011 is available without charge by writing to the Investor Services Department at the address printed above, by calling 1-800-345-3085, or by accessing it through the Investor Center page of PPL’s Internet website identified below.

Whether you plan to attend the Annual Meeting or not, you may vote over the Internet, by telephone or by returning your proxy. To ensure proper representation of your shares at the Annual Meeting, please follow the instructions at the website address on your proxy or follow the instructions that you will be given after dialing the toll-free number on your proxy. You may also mark, date, sign and mail the accompanying proxy as soon as possible. An envelope, which requires no postage if mailed in the United States, is included for your convenience.

For the latest information on PPL Corporation,

visit our location on the Internet at

http://www.pplweb.com

Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 Frederick M. Bernthal 02 John W. Conway 03 Steven G. Elliott	07 Raja Rajamannar 08 Craig A. Rogerson 09 William H. Spence	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	04 Louise K. Goeser	10 Natica von Althann
	05 Stuart E. Graham	11 Keith W. Williamson
06 Stuart Heydt
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here – Do not separate ò

2.	Approval of the PPL Corporation 2012 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

4.	Advisory vote to approve named executive officer compensation	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Item 5.

5.	Shareowner Proposal — Director Election Majority Vote Standard Proposal	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 16, 2012

10 A.M. EASTERN DAYLIGHT TIME

ZOELLNER ARTS CENTER

420 E. PACKER AVENUE

(on the campus of Lehigh University)

BETHLEHEM, PA

PPL Corporation Two North Ninth Street Allentown, PA 18101	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 16, 2012.

William H. Spence and Robert J. Grey, and each of them, are hereby appointed proxies, with the power of substitution, to vote the shares of the undersigned, as directed on the reverse side of this proxy, at the Annual Meeting of Shareowners of PPL Corporation to be held on May 16, 2012, and any adjournments or postponements thereof, and in their discretion to vote and act upon any other matters as may properly come before said meeting and any adjournments or postponements thereof.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4, and “AGAINST” Item 5.

By signing the proxy, you revoke all prior proxies and appoint William H. Spence and Robert J. Grey, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may properly come before the Annual Meeting and all adjournments or postponements thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you have consented to access the annual report and proxy information electronically, you may view it by going to PPL Corporation’s website at http://www.pplweb.com/PPLCorpProxy.

INTERNET	PHONE	MAIL
www.eproxy.com/ppl	1-800-560-1965
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on May 15, 2012.	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on May 15, 2012.	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS BALLOT CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS BALLOT CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:	01 Frederick M. Bernthal 02 John W. Conway 03 Steven G. Elliott	07 Raja Rajamannar 08 Craig A. Rogerson 09 William H. Spence	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
	04 Louise K. Goeser	10 Natica von Althann
	05 Stuart E. Graham	11 Keith W. Williamson
06 Stuart Heydt
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here – Do not separate ò

2.	Approval of the PPL Corporation 2012 Stock Incentive Plan	☐	For	☐	Against	☐	Abstain

3.	Ratification of the appointment of Independent Registered Public Accounting Firm	☐	For	☐	Against	☐	Abstain

4.	Advisory vote to approve named executive officer compensation	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Item 5.

5.	Shareowner Proposal — Director Election Majority Vote Standard Proposal	☐	For	☐	Against	☐	Abstain

Date	Signature(s) in Box

Please sign exactly as your name(s) appears on ballot. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the ballot.

PPL CORPORATION

ANNUAL MEETING OF SHAREOWNERS

WEDNESDAY, MAY 16, 2012

10 A.M. EASTERN DAYLIGHT TIME

ZOELLNER ARTS CENTER

420 E. PACKER AVENUE

(on the campus of Lehigh University)

BETHLEHEM, PA

PPL Corporation	Confidential Ballot
Employee Stock Ownership Plan (ESOP)

This is a ballot for voting your shares of PPL Corporation Common Stock held in the ESOP. Please complete the ballot card and return in the envelope provided or vote by telephone or the Internet. Fidelity Investments, as Trustee of the ESOP, will vote shares held in your ESOP Account as directed on the ballot at the Annual Meeting of Shareowners of PPL Corporation to be held on May 16, 2012.

If you do not return your ballot card, or return it unsigned, or do not vote by telephone or Internet, the ESOP provides that the Trustee will vote your shares in the same percentage as shares held by participants for which the Trustee has received timely voting instructions.

Please review the information carefully and indicate how you wish your shares to be voted at the Annual Meeting. Mark, sign, date and use the return envelope for mailing your ballot (if you do not vote by telephone or Internet) to Fidelity Investments’ agent for tabulation. Timely receipt of your instructions on a signed ballot card or by telephone or Internet is extremely important.

This ballot, if sent by mail, must be received by the close of business on May 11, 2012 in order for your vote to be counted. If you wish to vote by telephone or on the Internet, please follow the instructions below.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Telephone or Internet vote authorizes the PPL Employee Stock Ownership Plan (“ESOP”) Trustee

to vote your shares in the same manner as if you marked, signed and returned your ballot card.

If you have consented to access the annual report and proxy information electronically, you may view it by going to PPL Corporation’s website at http://www.pplweb.com/PPLCorpProxy.

INTERNET	PHONE	MAIL
www.eproxy.com/ppl	1-800-560-1965
Use the Internet to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on May 11, 2012.	Use any touch-tone telephone to vote your ballot 24 hours a day, 7 days a week, until 11:59 p.m. (CDT) on May 11, 2012.	Mark, sign and date your ballot card and return it in the postage-paid envelope we’ve provided or return it to PPL Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote your ballot by Internet or by Telephone, you do NOT need to mail back your Ballot Card.

ADMISSION TICKET

Please present for admission to meeting.

PPL Corporation Annual Meeting of Shareowners

10 a.m., May 16, 2012

Zoellner Arts Center

420 E. Packer Avenue

(on the campus of Lehigh University)

Bethlehem, Pennsylvania

April 3, 2012

Dear Shareowner,

It is a pleasure to invite you to attend the 2012 Annual Meeting of Shareowners, which will be held at 10 a.m. on Wednesday, May 16, 2012. The Annual Meeting will be held at the Zoellner Arts Center, 420 E. Packer Avenue (on the campus of Lehigh University), Bethlehem. For your convenience, a map showing our meeting location, along with written directions, is enclosed in the Proxy Statement.

Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. We will conclude the formal portion of the meeting with a discussion of the company’s operations, and a question-and-answer period will follow.

We hope you will be able to attend in person. If you plan to attend the meeting, please bring this Admission Ticket with you to the meeting. Please follow the instructions on the enclosed proxy card for voting over the Internet, by telephone or by returning your proxy. If you are unable to attend the meeting but have any questions or comments on the company’s operations, we would like to hear from you.

Your vote is important. Whether you own one share or many, please vote as soon as possible so that you will be represented at the meeting in accordance with your wishes.

Sincerely,

William H. Spence

Chairman, President and Chief Executive Officer